B LOAN SUPPLEMENT July 18, 2025 Banco Latinoamericano de Comercio Exterior S.A. Ave. La Rotonda, Torre V. Business Park, Costa del Este, Panamá, Rep. de Panamá Ladies and Gentlemen: Reference is made to the loan and guaranty agreement between Telemovil El Salvador, S.A. de C.V. (the “Borrower”), Millicom International Cellular, S.A. (the “Guarantor” and together with the Borrower the “Obligors”) and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”) dated as of July 18, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used but not defined herein have the meanings provided in the Loan Agreement. The rules of interpretation set forth in Section 1.2 of the Loan Agreement shall apply to this letter agreement (the “B Loan Supplement”). 1. The Participant has indicated to IDB Invest that it is prepared to acquire a 100% Participation in a B Loan with a principal amount of up to seventy five million Dollars ($75,000,000) if made by IDB Invest to the Borrower on the following terms: (a) The repayment schedule of this B Loan will be as is provided in the attached Schedule 1, including: (i) First Repayment Date: January 15, 2027; and (ii) B Loan Final Maturity Date: July 15, 2030; and (b) The applicable interest rate will be a variable interest rate applicable for each Interest Period to the Disbursement of this B Loan, determined by IDB Invest as the percentage rate per annum equal to the sum of (x) Applicable Term SOFR on the Interest Rate Determination Date for that Interest Period or, when applicable, the Market Disruption Base Rate, plus (y) two point eighty five percent (2.85%) per annum. (c) Each partial prepayment of this B Loan shall be in a minimum amount equal to one million Dollars ($1,000,000), or, if less, the remaining principal balance of any Loan. (d) The Commitment Termination Date of the B Loan shall be the earliest of: (i) three (3) months from the Effective Date; (ii) the date the Loan Commitments are cancelled in full in accordance with the terms of Section 2.10 (Suspension of Disbursements; Cancellation of Loan Commitment) of the Loan Agreement; (iii) the date of any prepayment of any part of the Loans; and (iv) any other date on which the Loan Commitments and the Borrower’s right to request further

2 Disbursements are terminated in accordance with the terms of the Loan Agreement (the “B Loan Commitment Termination Date”). 2. Except as provided herein, and as otherwise indicated in the Loan Agreement, the B Loan shall be subject to all the terms and conditions applicable to the IDB Invest A Loan. For the avoidance of doubt, (i) Section 2.18 (A Loan Final Maturity Date Extension) of the Loan Agreement and the Diversification Target, shall only apply to the IDB Invest A Loan; and (ii) references to the Loan shall be deemed to include, as the context may require, the B Loan. 3. By its signature below, the Borrower (i) acknowledges and accepts the terms set forth above for purposes of a B Loan to be made by IDB Invest to the Borrower pursuant to the Loan Agreement, and (ii) agrees to borrow the B Loan on such terms, subject to the terms of the Loan Agreement. 4. The Borrower and the IDB Invest hereby agree that this B Loan Supplement shall constitute an amendment of the Loan Agreement, modifying the terms thereof as provided herein. Very truly yours,

Very truly yours, INTER-AMERICAN INVESTMENT CORPORATION, By: Name: Carlos Narvaez Title: Managing Director and Division Chiefof Corporates a.i. [Signature Page to B Loan Supplement]

SCHEDULE 1 TO B LOAN SUPPLEMENT REPAYMENT SCHEDULE Principal Payment Date Percentage of Principal Amount Due January 15, 2027 9% July 15, 2027 9% January 15, 2028 9% July 15, 2028 9% January 15, 2029 9% July 15, 2029 9% January 15, 2030 9% July 15, 2030 37%

Executed Version Confidential Loan Number 15420-01 LOAN AND GUARANTY AGREEMENT Dated July 18, 2025 among TELEMÓVIL EL SALVADOR, S.A. DE C.V., as Borrower MILLICOM INTERNATIONAL CELLULAR S.A., as Guarantor and INTER-AMERICAN INVESTMENT CORPORATION Loan and Guaranty Agreement

CONFIDENTIAL Loan Number 15420-01 -i- TABLE OF CONTENTS ARTICLE 1 DEFINITIONS; INTERPRETATION ........................................................................1 Section 1.1. Definitions ...........................................................................................................1 Section 1.2. Interpretation ........................................................................................................1 Section 1.3. Business Day Adjustment ....................................................................................1 Section 1.4. Financial Calculations ..........................................................................................1 Section 1.5. IDB Invest’s Calculation or Determination Final ................................................2 Section 1.6. Luxembourg Terms ..............................................................................................2 ARTICLE 2 THE LOANS...............................................................................................................3 Section 2.1. The Loans ............................................................................................................3 Section 2.2. Disbursement Procedure ......................................................................................4 Section 2.3. Repayment ...........................................................................................................4 Section 2.4. Voluntary and Mandatory Prepayments ..............................................................5 Section 2.5. Application of Prepayments .................................................................................6 Section 2.6. Currency and Place of Payment ...........................................................................6 Section 2.7. Allocation of Partial Payments; Sharing ..............................................................6 Section 2.8. Default Interest ....................................................................................................7 Section 2.9. Taxes ....................................................................................................................7 Section 2.10. Suspension of Disbursements; Cancellation of Loan Commitments ...............7 Section 2.11. Illegality ...........................................................................................................8 Section 2.12. Payment of Fees, Costs and Expenses .............................................................8 Section 2.13. Loan Interest ..................................................................................................10 Section 2.14. B Loan Interest ...............................................................................................10 Section 2.15. Market Disruption ..........................................................................................11 Section 2.16. Benchmark Replacement Setting ...................................................................11 Section 2.17. Notes ..............................................................................................................12 Section 2.18. A Loan Final Maturity Date Extension ..........................................................12 Section 2.19. Financial Calculations for Limited Condition Transactions ..........................14 ARTICLE 3 REPRESENTATIONS AND WARRANTIES .........................................................15 Section 3.1. Representations and Warranties .........................................................................15 Section 3.2. Acknowledgment and Warranty ........................................................................18 ARTICLE 4 CONDITIONS PRECEDENT TO DISBURSEMENT ............................................18

CONFIDENTIAL Loan Number 15420-01 -ii- Section 4.1. Conditions Precedent to Disbursement ..............................................................18 ARTICLE 5 COVENANTS ..........................................................................................................20 Section 5.1. Affirmative Covenants .......................................................................................20 Section 5.2. Negative Covenants ...........................................................................................23 Section 5.3. Information ........................................................................................................25 ARTICLE 6 EVENTS OF DEFAULT ..........................................................................................27 Section 6.1. Events of Default ...............................................................................................27 Section 6.2. Remedies ............................................................................................................29 Section 6.3. Bankruptcy .........................................................................................................29 ARTICLE 7 ....................................................................................................................................29 Section 7.1. Guarantee ...........................................................................................................29 Section 7.2. No Set-Off ..........................................................................................................29 Section 7.3. Continuing Guarantee ........................................................................................29 Section 7.4. Notice of Acceptance, Presentment, Demand, etc. ............................................30 Section 7.5. Reinstatement .....................................................................................................30 Section 7.6. Actions of IDB Invest ........................................................................................30 Section 7.7. Obligations Absolute and Unconditional ...........................................................31 Section 7.8. Waiver ................................................................................................................31 Section 7.9. Immediate Recourse ..........................................................................................32 Section 7.10. Additional Security ........................................................................................32 Section 7.11. Subrogation ....................................................................................................32 Section 7.12. Bankruptcy or Liquidation of the Borrower ..................................................32 Section 7.13. Savings Clause ...............................................................................................33 ARTICLE 8 MISCELLANEOUS .................................................................................................33 Section 8.1. Notices ...............................................................................................................33 Section 8.2. English Language ..............................................................................................34 Section 8.3. Indemnity; Waiver of Consequential Damages .................................................34 Section 8.4. Successors and Assigns .....................................................................................35 Section 8.5. Counterparts .......................................................................................................35 Section 8.6. Disclosure of Information ..................................................................................35 Section 8.7. Amendment ........................................................................................................35 Section 8.8. Savings of Rights; Remedies; No Waiver .........................................................36 Section 8.9. Severability ........................................................................................................36

CONFIDENTIAL Loan Number 15420-01 -iii- Section 8.10. Applicable Law and Jurisdiction ...................................................................36 Section 8.11. Set-Off ............................................................................................................37 Section 8.12. Entire Agreement ...........................................................................................38 Section 8.13. No Third-Party Beneficiary ...........................................................................38 Section 8.14. Survival ..........................................................................................................38 Section 8.15. Term of Agreement ........................................................................................38 ANNEXES ANNEX 1 DEFINITIONS ANNEX 2 ENVIRONMENTAL AND SOCIAL PROVISIONS ANNEX 3 DEVELOPMENT INDICATORS ANNEX 4 FINANCIAL COVENANT ANNEX 5 CYBERSECURITY PLAN SCHEDULES SCHEDULE 1 LIST OF EXCLUDED ACTIVITIES EXHIBITS EXHIBIT 1 FORM OF DISBURSEMENT REQUEST EXHIBIT 2 FORM OF IDB INVEST A LOAN PROMISSORY NOTE EXHIBIT 2A FORM OF B LOAN PROMISSORY NOTE EXHIBIT 3 FORM OF OBLIGORS’ CERTIFICATE OF INCUMBENCY AND AUTHORITY EXHIBIT 4: FORM OF OPINION OF LOCAL COUNSEL EXHIBIT 5: FORM OF OBLIGORS’ SERVICE OF PROCESS LETTER EXHIBIT 6: FORM OF BORROWER’S QUARTERLY CERTIFICATE EXHIBIT 7: FORM OF BORROWER’S ANNUAL CERTIFICATE EXHIBIT 8: FORM OF B LOAN SUPPLEMENT EXHIBIT 9: FORM OF A LOAN FINAL MATURITY DATE EXTENSION REQUEST EXHIBIT 10: FORM OF A LOAN FINAL MATURITY DATE EXTENSION SUPPLEMENTAL AGREEMENT EXHIBIT 11: FORM OF DIVERSIFICATION REPORT

CONFIDENTIAL Loan Number 15420-01 LOAN AND GUARANTY AGREEMENT LOAN AND GUARANTY AGREEMENT (this “Agreement”), dated July 18, 2025 (the “Effective Date”), among: (1) TELEMÓVIL EL SALVADOR, S.A. DE C.V., a sociedad anónima de capital variable organized and existing under the laws of El Salvador (the “Borrower”); (2) MILLICOM INTERNATIONAL CELLULAR S.A., a société anonyme incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 148-150, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B40630 (the “Guarantor” and together with the Borrower, the “Obligors” and each an “Obligor”); and (3) INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries, as lender of the IDB Invest Loan (“IDB Invest”). ARTICLE 1 DEFINITIONS; INTERPRETATION Section 1.1. Definitions. Capitalized terms used herein have the meanings provided in Annex 1 (Definitions). Section 1.2. Interpretation. In this Agreement, unless the context otherwise requires: (i) headings are for convenience only and do not affect its interpretation; (ii) singular terms include the plural and vice versa, and each gender includes all genders; (iii) a reference to a document includes any amendment or supplement to, or replacement, novation or modification of, that document unless made in breach of this Agreement; (iv) the term “including” means “including without limitation”; (v) a reference to “IDB Invest” means IDB Invest acting in its own capacity,; (vi) phrases such as “satisfactory to IDB Invest” and similar phrases of import mean IDB Invest can act and/or make the relevant determination in its sole discretion; (vii) phrases such as “as IDB Invest may reasonably require” or “as IDB Invest may reasonably request” and phrases of similar import authorize and permit IDB Invest to act or decline to act in its reasonable discretion; (viii) in respect of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; (ix) references to “knowledge,” “know” and “known” shall mean knowledge after due inquiry; and (x) a reference to any “Participant” means that Person solely in its capacity as a Participant pursuant to a Participation Agreement and not in any other capacity (whether as a provider of services to the Borrower or otherwise). Section 1.3. Business Day Adjustment. If a payment is due on a date that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. Interest, fees and charges (if any) thereon shall continue to accrue until the date such payment is made. Section 1.4. Financial Calculations.

CONFIDENTIAL Loan Number 15420-01 -2- 1.4.1 All financial calculations under any Financing Document shall be determined in accordance with the Accounting Principles and, except as otherwise required by this Agreement, shall be based on the Borrower’s most recently issued quarterly Financial Statements furnished to IDB Invest under Section 5.3.2 (Unaudited Quarterly Financial Statements) except in respect of the last quarter of a Financial Year, where IDB Invest may opt to use the audited Financial Statements for the relevant Financial Year. 1.4.2 Where it is necessary to convert any amount from one (1) currency to another, IDB Invest shall determine the rate of exchange. 1.4.3 Any material adverse change in the Borrower’s financial condition that occurs following the period covered by the Financial Statements used to make the relevant financial calculations shall be taken into account in making those calculations. Section 1.5. IDB Invest’s Calculation or Determination Final. The calculation or determination by IDB Invest of any amount pursuant to any Financing Document, compliance with the Financial Covenant and IDB Invest’s internal records regarding payments made on account of the Obligations shall be final and conclusive absent manifest error which is demonstrated by the Borrower; provided that the failure of IDB Invest to maintain such accounts or any error therein shall not affect the Borrower’s obligation to repay the Loans in accordance with this Agreement. IDB Invest shall not have any liability of any nature whatsoever as a result of any determination made by IDB Invest being proved to involve any error. Section 1.6. Luxembourg Terms 1.6.1 In this Agreement, where it relates to a company incorporated under the laws of Luxembourg, a reference to: (i) a winding-up, administration, reorganisation, insolvency or dissolution includes, without limitation, bankruptcy (faillite), liquidation, administrative dissolution without liquidation (dissolution administrative sans liquidation), general settlement with creditors including mutual agreement (accord amiable), request for or commencement of a judicial reorganisation (réorganisation judiciaire) pursuant to the Luxembourg law of 7 August 2023 on business preservation and modernisation of bankruptcy law (the “Luxembourg Business Preservation Law”), or similar laws affecting the rights of creditors generally; (ii) a receiver, administrative receiver, administrator, trustee, custodian, compulsory manager, conservator or similar officer includes, without limitation: (a) a juge commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code; (b) liquidator, appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg law of August 10, 1915 on commercial companies, as amended from time to time (the “Luxembourg Companies Law”); (c) juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg Companies Law; and

CONFIDENTIAL Loan Number 15420-01 -3- (d) juge délégué, mandataire de justice, an administrateur provisoire, or a conciliateur d’entreprise appointed by the court pursuant to the Luxembourg Business Preservation Law; (iii) a reorganisation includes, without limitation, judicial reorganisation (réorganisation judiciaire) and any reorganisation pursuant to the Luxembourg Business Preservation Law; (iv) a lien, a security or security interest includes any hypothèque, nantissement, gage, transfert de propriété à titre de garantie, mise en pension, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (v) creditors process means an executory attachment (saisie exécutoire) or a conservatory attachment (saisie conservatoire); (vi) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or which has lost its creditworthiness (ébranlement de crédit); (vii) by-laws or constitutional documents includes up-to-date (consolidated) articles of association (statuts coordonnés) or the deed of incorporation, as appropriate; (viii) a guarantee includes any garantie which is independent from the debt to which it related and excludes any suretyship (cautionnement) within the meaning of articles 2011 et seq. of the Luxembourg Civil Code; (ix) gross negligence means faute lourde and willful misconduct means dol or faute dolosive; (x) a set-off includes, without limitation, for purposes of Luxembourg law, legal set- off; (xi) a director or a manager includes, without limitation, an administrateur and a gérant; and (xii) matured obligation includes, without limitation, any exigible, certaine and liquide obligation. ARTICLE 2 THE LOANS Section 2.1. The Loans. 2.1.1 Subject to the terms and conditions of this Agreement, IDB Invest agrees to lend to the Borrower, and the Borrower agrees to borrow from IDB Invest, the Loans in an aggregate principal

CONFIDENTIAL Loan Number 15420-01 -4- amount of up to seventy-five million Dollars ($75,000,000) (the “IDB Invest A Loan Commitment”). 2.1.2 The IDB Invest A Loan may, upon consultation with the Borrower, be supplemented with one or more B Loans. The proposed terms of such B Loans shall be provided in one or more B Loan Supplements. The Borrower acknowledges and agrees that, upon its execution of a B Loan Supplement, IDB Invest shall be authorized to make B Loans, and to issue one or more Participations in such B Loans, on the terms provided in such B Loan Supplement and the related Participation Agreement(s). 2.1.3 No Disbursement shall be made pursuant to any Disbursement Request if, after giving effect to such Disbursement Request, the outstanding principal balance of the IDB Invest A Loan is not at least ten percent (10%) of the aggregate outstanding principal balance of the total amount of the IDB Invest A Loan and the IDB Invest B Loan. 2.1.4 Each Loan shall rank pari passu with each other Loan. Section 2.2. Disbursement Procedure. 2.2.1 The Borrower may request a single Disbursement by delivering to IDB Invest at least eight (8) Business Days prior to the proposed Disbursement Date, (i) an irrevocable Disbursement Request, executed by an Authorized Representative of the Borrower, and (ii) all documents required to be delivered as a condition precedent to such Disbursement pursuant to Article 4 (Conditions Precedent to Disbursement) (other than any document that is required to be delivered only as of the proposed Disbursement Date). 2.2.2 The Disbursement shall be made pro rata as between IDB Invest A Loan and IDB Invest B Loan to the Disbursement Account (in a location acceptable to IDB Invest). 2.2.3 IDB Invest is not obligated to make any Disbursement unless and until the applicable Participants in the B Loan shall have made available, in immediately available funds, their proportionate share of such Disbursement. 2.2.4 Notwithstanding any other provision of this Agreement, no Disbursement shall be made where a related transfer of funds would violate any Applicable Law or the AML/CFT policies, procedures or controls of IDB Invest, any Participant or any financial institution that is involved in the transfer of funds. Section 2.3. Repayment. 2.3.1 The Borrower shall repay the IDB Invest A Loan in Dollars on the following Principal Payment Dates and in amounts resulting from the application of the following percentages (to be applied pro rata to each such Loan): Principal Payment Date Percentage of Principal Amount Due January 15, 2027 9%

CONFIDENTIAL Loan Number 15420-01 -5- Principal Payment Date Percentage of Principal Amount Due July 15, 2027 9% January 15, 2028 9% July 15, 2028 9% January 15, 2029 9% July 15, 2029 9% January 15, 2030 9% A Loan Final Maturity Date 37% The entire outstanding principal amount of the IDB Invest A Loan shall be due and payable on the A Loan Final Maturity Date. 2.3.2 The Borrower shall repay each B Loan in Dollars on the Principal Payment Dates and in the amounts provided in the related B Loan Supplement (to be applied pro rata across the B Loans); provided that the entire outstanding principal amount of each B Loan shall be due and payable on its respective B Loan Final Maturity Date. 2.3.3 Principal amounts repaid or prepaid may not be re-borrowed. 2.3.4 The B Loan Final Maturity Date shall not exceed the A Loan Final Maturity Date. Section 2.4. Voluntary and Mandatory Prepayments. 2.4.1 Voluntary Prepayments. (i) The Borrower may prepay all or any portion of the Loans on any Interest Payment Date, by giving at least ten (10) days’ prior irrevocable written notice to IDB Invest provided that any necessary Authorizations for such prepayment have been obtained. Each partial prepayment of the IDB Invest A Loan shall be in a minimum amount equal to one million Dollars ($1,000,000), or, if less, the remaining principal balance of any Loan. (ii) Each partial prepayment of the B Loans shall be in the minimum amount set forth for each B Loan in the relevant B Loan Supplement. 2.4.2 Mandatory Prepayments. (i) Upon the occurrence of (a) with respect to the Obligors, a Change of Control without IDB Invest’s prior written consent or (b) with respect to the Borrower only, an Unauthorized Share Transaction (each a “Mandatory Prepayment Event”), (I) the Borrower shall prepay in full all Obligations, (II) the Loan Commitments and the Borrower’s right to request any

CONFIDENTIAL Loan Number 15420-01 -6- Disbursements shall be terminated, and (III) IDB Invest may exercise any remedies that may be available under any Financing Document or Applicable Law. Any such prepayment shall be due and payable no later than five (5) Business Days following the occurrence of the relevant Mandatory Prepayment Event. (ii) The Borrower shall mandatorily prepay the Loans in such amount as IDB Invest requires to be prepaid upon the occurrence of the circumstances described in Section 2.11 (Illegality). 2.4.3 Prepayment Fees and Costs. On the date of each prepayment of the Loans pursuant to Section 2.4.1 (Voluntary Prepayments) or Section 2.4.2 (Mandatory Prepayments) or otherwise hereunder, the Borrower shall concurrently pay to IDB Invest (a) all accrued and unpaid interest on, and any Increased Costs incurred in connection with, the Loans; (b) any Costs then due pursuant to Section 2.12.4 (Other Costs); and (c) any other Obligations then due and payable. Section 2.5. Application of Prepayments. Amounts of principal prepaid under Section 2.4 (Voluntary and Mandatory Prepayments) shall: (i) first, be allocated pro rata among the Loans in proportion to their respective principal amounts outstanding, and (ii) then, be applied by IDB Invest, at the Borrower’s option, to reduce either (x) any of the remaining scheduled installments of principal, or (y) the final payment due on the applicable Loan Final Maturity Date, such option to apply consistently across all Loans. Section 2.6. Currency and Place of Payment. 2.6.1 Payments of all Obligations shall be made in Dollars, in immediately available funds, to the Inter-American Investment Corporation at JPMORGAN CHASE BANK in New York, New York, United States of America, Account No: 323 373844, ABA: 021000021, SWIFT: CHASUS33, Ref. PRJ# 15420-01 (the “Receipt Account”) by no later than 11:00 a.m. New York City time. IDB Invest may deem any payment received after that time to have been made on the next Business Day. 2.6.2 The payment obligations of the Borrower under this Agreement shall be discharged only to the extent that (and as of the date when) Dollars are received in the Receipt Account notwithstanding any other tender or payment (including by way of recovery under a judgment). Notwithstanding the foregoing and Section 2.6.1, IDB Invest may require the Borrower to pay (or to reimburse IDB Invest) in any other currency for any amounts payable under Section 2.9 (Taxes) and Section 2.12 (Payment of Fees, Costs and Expenses), to the extent such amounts are payable in such other currency. Accordingly, the Borrower shall pay such additional amount as is necessary to enable IDB Invest to receive, after conversion into Dollars, and transfer to the Receipt Account, the full amount due to IDB Invest under this Agreement. Section 2.7. Allocation of Partial Payments; Sharing. 2.7.1 If IDB Invest at any time receives under, or in connection with, any Financing Document (including through realization on any security) less than the full amount then due in respect of the Obligations, such amount shall be allocated in the following order: (i) first, for the payment of any fees; and (ii) second, pro rata among each Loan in proportion to their respective principal

CONFIDENTIAL Loan Number 15420-01 -7- amounts outstanding in the following order: (a) Costs; (b) default interest; (c) ordinary interest on each Loan; and (d) principal of each Loan. Section 2.8. Default Interest. 2.8.1 Without prejudice to any other remedy available under the Financing Documents, if the Borrower fails to pay any Obligation when due (including upon acceleration), then the Borrower shall pay default interest on the unpaid amount, as follows: Overdue principal 2% per annum Overdue interest accrued under Section 2.13 (Loan Interest) A rate equal to the sum of (i) 2%, plus (ii) a percentage equal to the applicable Loan Interest Rate at such time, per annum. All other overdue Obligations 10% per annum For the avoidance of doubt, default interest in respect of overdue principal shall be in addition to the scheduled interest payable thereon pursuant to Section 2.13 (Loan Interest). 2.8.2 The applicable default interest rate shall accrue from the date an Obligation is due until the date it is paid and shall be due and payable on the earlier of the date of demand by IDB Invest and the next Interest Payment Date. Should such default interest exceed the maximum allowed by Applicable Law, the maximum interest rate allowed by Applicable Law shall apply. Section 2.9. Taxes. 2.9.1 The Borrower shall timely pay or cause to be paid (i) all Taxes and other liabilities arising in connection with the payment of any amounts under any Financing Documents (other than any Taxes on net income), including payments made by IDB Invest to a Participant under a Participation Agreement and (ii) all Other Taxes. 2.9.2 All payments by the Borrower under any Financing Document shall be made free and clear of, and without deduction or withholding for, any Taxes. If the Borrower is required by Applicable Law or otherwise to deduct or withhold any Taxes from any such payment, then the amount payable shall be increased as necessary so that IDB Invest receives the full amount it would have received had no such deduction or withholding been required. The Borrower shall pay the full amount of any deduction or withholding when due to the relevant Authority and provide evidence to IDB Invest of such payment. Section 2.10. Suspension of Disbursements; Cancellation of Loan Commitments. 2.10.1 If (i) any Mandatory Prepayment Event has occurred or any Event of Default has occurred and is continuing, (ii) the Borrower’s Country ceases to be an IDB Invest Member, or (iii) if a circumstance described in Section 2.11 (Illegality) arises, then, by notice to the Borrower, IDB Invest may cancel all or any portion of the undisbursed amount of the Loan Commitments.

CONFIDENTIAL Loan Number 15420-01 -8- 2.10.2 If any amount of the Loan Commitment is not disbursed as of the Commitment Termination Date, such amount shall be automatically cancelled. 2.10.3 The Borrower may, by notice to IDB Invest, irrevocably request IDB Invest to cancel all or any portion of the undisbursed amount of the Loan Commitment (on a pro rata basis amongst the Loans) in the amount and on the date specified in such notice (provided that such date is at least five (5) Business Days (i) after the date of the notice and (ii) prior to the next succeeding Interest Payment Date). IDB Invest will cancel the requested amount on such date subject to the Borrower having paid the amounts then payable pursuant to Section 2.12.2 (Expenses) and any other amounts then due and payable to IDB Invest hereunder. 2.10.4 Upon cancellation of the Loan Commitments pursuant to Section 2.10.1 or Section 2.10.2, the Borrower shall pay to IDB Invest, (i) no later than five (5) Business Days after the occurrence of such cancellation if the cancellation is in full or (ii) the next Interest Payment Date if such cancellation is a partial cancellation, all fees, Costs and other Obligations (other than outstanding principal of and interest not then due on the Loans) accrued through the date of full payment of amounts due, whether or not otherwise then due and payable. 2.10.5 The Commitment Fee shall continue to accrue and be payable during any suspension of the Borrower’s right to request Disbursements pursuant to this Section 2.10 (unless such suspension is a result of the circumstance described in clause (ii) of Section 2.10.1) but, as of the effective date of any cancellation of the Loan Commitments, shall cease to accrue with respect to the amount cancelled. 2.10.6 Any cancelled portion of the Loan Commitments shall not be reinstated or disbursed. Section 2.11. Illegality. If any Change in Law makes it unlawful for IDB Invest or any Participant to fund or maintain the Loan or Participation, or any portion thereof (i) the undisbursed portion of the Loan Commitments affected by the Change in Law shall terminate, and (ii) the Borrower shall, within five (5) Business Days of receipt of notice thereof from IDB Invest, prepay in full the Loan and simultaneously pay any default interest, losses or any other additional costs incurred by IDB Invest or such Participant then due and payable, including all amounts provided in Section 2.4.3(ii) (Prepayment Fees and Costs). Section 2.12. Payment of Fees, Costs and Expenses. 2.12.1 Fees. The Borrower shall pay to IDB Invest: (i) a commitment fee (the “Commitment Fee”) equal to one percent (1%) of the Applicable Spread per annum calculated over the undisbursed and uncancelled portion of the Loan Commitment, which shall: (a) begin to accrue daily ten (10) Business Days after the Effective Date and, in respect of each B Loan, ten (10) Business Days after the effective date of the Participation Agreement for such B Loan; (b) be calculated on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed; and

CONFIDENTIAL Loan Number 15420-01 -9- (c) be payable in arrears on the Interest Payment Dates in each year, the first such payment to be due on the first Interest Payment Date occurring after the date on which the Commitment Fee begins to accrue, provided that, if the Disbursement is made fewer than ten (10) Business Days before an Interest Payment Date, then such Disbursement shall be disregarded for the purposes of calculating the Commitment Fee due on such Interest Payment Date and any excess Commitment Fee paid by the Borrower on such Interest Payment Date shall be credited to the Borrower on the next Interest Payment Date; and (ii) all fees in accordance with the Fee Letters. 2.12.2 Expenses. The Borrower shall pay to IDB Invest, or as IDB Invest may direct: (i) the reasonable and documented out-of-pocket expenses (including travel and subsistence expenses) incurred by IDB Invest and the reasonable and documented fees and expenses of one outside legal counsel in each applicable jurisdiction for IDB Invest and one cybersecurity consultant incurred in connection with: (a) the preparation, negotiation, execution and registration of the Financing Documents, and (b) the use of “Debt Domain” or any similar electronic transmission system; provided that, IDB Invest acknowledges and agrees that (x) any such out-of-pocket expenses incurred by IDB Invest and any costs related to “Debt Domain” (or any other similar electronic transmission system) exceeding $5,000 (individually or in the aggregate) incurred by IDB Invest prior to the Effective Date shall be approved by the Obligors (such approval not to be unreasonably withheld, conditioned or delayed), and (y) the obligation to reimburse IDB Invest for the fees and expenses of counsel and consultants incurred in connection with the preparation, negotiation, execution and registration of the Financing Documents shall be subject to the retainer agreements with respect thereto among the Borrower, IDB Invest and such counsel or consultant (as applicable); (ii) all reasonable and documented out-of-pocket expenses incurred by IDB Invest (including the reasonable and documented fees and expenses of one outside legal counsel in each applicable jurisdiction for IDB Invest) in connection with the Loans or any amendment or waiver related thereto; and (iii) any costs and expenses incurred by IDB Invest (including documented outside counsel fees and out-of-pocket expenses) in connection with any action to preserve or enforce IDB Invest’s rights and remedies in relation to any Event of Default or a Mandatory Prepayment Event. 2.12.3 Increased Costs. On each Interest Payment Date the Borrower shall pay, in addition to any other amounts then due, the amount that IDB Invest from time to time notifies to the Borrower as being the Increased Costs accrued and unpaid prior to such Interest Payment Date. 2.12.4 Other Costs. (i) The Borrower shall pay to IDB Invest the amount of any Costs notified by IDB Invest to the Borrower as incurred by IDB Invest or any Participant pursuant to any Financing Document in connection with (a) any cancellation of any portion of the Loan Commitments; (b) the Borrower’s failure to: (1) pay any Obligation on the due date thereof, (2) borrow in accordance with any Disbursement Request, or (3) make any prepayment in accordance with a notice of prepayment or when due pursuant to Section 2.4.2 (Mandatory Prepayments); and (c) in the case of any Loan which bears interest at the Variable Rate, prepaying or repaying any amount thereof

CONFIDENTIAL Loan Number 15420-01 -10- on a date other than an Interest Payment Date (including as a result of an Event of Default). Payment of amounts due under this Section 2.12.4 shall be made by the Borrower within five (5) Business Days of receipt of notice thereof (together with any default interest, losses or any other additional costs incurred by IDB Investor any Participant during such five (5) Business Day period). (ii) If the Borrower prepays any amount of the Loans on a date other than an Interest Payment Date, then the Borrower shall pay to IDB Invest and the relevant Participants in addition to the amounts payable by the Borrower under clause (i) of this Section 2.12.4, the amount determined by IDB Invest or such Participants as the difference, if any, between (a) the amount of interest that would have accrued on the principal amount of the Loans had such repayment not occurred, at the Loan Interest Rate then applicable to such Loans for the remainder of the Interest Period during which the relevant repayment is made, and (b) the amount of interest that IDB Invest and the relevant Participants would earn on such repaid principal amount for the remainder of such Interest Period if such principal amount were invested for such remaining period at the interest rate that would be bid to IDB Invest and the relevant Participants from prime banks in the New York interbank market at the time such repayment occurs. Section 2.13. Loan Interest. 2.13.1 General Provisions. (i) The Borrower shall pay interest on the outstanding principal amount of the IDB Invest A Loan in accordance with this Section 2.13. (ii) Interest on the IDB Invest A Loan shall accrue daily for each Interest Period from the first day of such Interest Period to the last day of such Interest Period, computed on the basis of the actual number of days elapsed in such Interest Period in a year of three hundred and sixty (360) days and shall be payable in arrears on the Interest Payment Date falling on such last day; provided that if any Disbursement is made fewer than ten (10) Business Days before an Interest Payment Date, interest on such Disbursement shall be paid on the second Interest Payment Date following the date of that Disbursement. 2.13.2 IDB Invest A Loan Variable Rate. During each Interest Period, the IDB Invest A Loan shall bear interest at a variable rate per annum equal to the sum of (x) Applicable Term SOFR on the Interest Rate Determination Date for that Interest Period, plus (y) the A Loan Applicable Spread (such variable interest rate, the “Variable Rate”). On each Interest Rate Determination Date, IDB Invest shall determine the Variable Rate applicable to the corresponding Interest Period and shall promptly notify the Borrower of such rate; provided that the failure of IDB Invest to notify the Borrower of such rate shall not affect the Borrower’s obligation to make any payment of the IDB Invest A Loan. Section 2.14. B Loan Interest. 2.14.1 The Borrower shall pay interest on the outstanding principal amount of the B Loans, from time to time in accordance with this Section 2.14.

CONFIDENTIAL Loan Number 15420-01 -11- 2.14.2 Interest on each B Loan shall accrue daily for each Interest Period from the first day of such Interest Period to the last day of such Interest Period computed on the basis of the actual number of days elapsed in such Interest Period and a year of three hundred and sixty (360) days and be payable in arrears on the Interest Payment Date falling on such last day; provided that, interest on any Disbursement made fewer than ten (10) Business Days before an Interest Payment Date shall be paid on the second Interest Payment Date following the date of that Disbursement. 2.14.3 During each Interest Period, each B Loan shall bear interest at the B Loan Interest Rate provided in the applicable B Loan Supplement. Section 2.15. Market Disruption. 2.15.1 If IDB Invest determines (on its own or at the request of the Required Participants with respect to any Loan) that at any time, for any Interest Period, Applicable Term SOFR (i) will not adequately reflect the cost of making, funding or maintaining any Loan or (ii) subject to Section 2.16 (Benchmark Replacement Setting), cannot be determined by IDB Invest pursuant to the definition thereof (each of the foregoing, a “Market Disruption Event”), then the Market Disruption Base Rate, as notified by IDB Invest to the Borrower, shall apply to the affected Loan(s) for each Interest Period in place of Applicable Term SOFR. Any Market Disruption Base Rate applied pursuant to this Section 2.15.1 shall cease to be used in place of Applicable Term SOFR (A) for any Interest Period that begins after IDB Invest notifies the Borrower that the Market Disruption Event no longer exists or (B) if an agreement is reached between IDB Invest and the Borrower during the Rate Setting Period, as described in Section 2.15.2(i). 2.15.2 Upon the occurrence of a Market Disruption Event under Section 2.15.1(i), IDB Invest and any Participant, in respect of its Participation, may elect to apply Applicable Term SOFR to determine the weighted average cost of funds of such Person when calculating the interest rate for the Loans. Notwithstanding the foregoing, upon the occurrence of a Market Disruption Event, at the Borrower’s written request (received by IDB Invest within five (5) Business Days of the Borrower having been notified by IDB Invest of such Market Disruption Event), (i) IDB Invest and the Borrower shall enter into good-faith negotiations for a period of not more than thirty (30) days (the “Rate Setting Period”) to determine a substitute base rate of interest applicable to the Loans; (ii) any alternative rate agreed to by IDB Invest and the Borrower during the Rate Setting Period shall apply retroactively from the first day of the affected Interest Period; and (iii) if no agreement is reached between IDB Invest and the Borrower during the Rate Setting Period, the Borrower may prepay the Loans in accordance with Section 2.4.1 (Voluntary Prepayments) no later than five (5) Business Days following the expiration of the Rate Setting Period. Section 2.16. Benchmark Replacement Setting. 2.16.1 Benchmark Replacement. Notwithstanding anything to the contrary in any Financing Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark. Such Benchmark Replacement will become effective on the fifth Business Day in New York after IDB Invest has sent a notice of such proposed amendment to the Borrower or such later date as IDB Invest may specify in such notice, so long as IDB Invest

CONFIDENTIAL Loan Number 15420-01 -12- has not received, by such time, written notice of objection to such amendment from the Borrower. If the Borrower objects to the Benchmark Replacement and agreement on such Benchmark Replacement cannot be reached by the end of such five (5) Business Day period, the rate of interest shall continue to be determined in accordance with Section 2.15 (Market Disruption), and the Borrower may prepay the relevant portion of the Loans in accordance with Section 2.4.1 (Voluntary Prepayments) and Section 2.4.3 (Prepayment Fees and Costs). 2.16.2 Benchmark Administration Changes. In connection with the use, administration, adoption or implementation of a Benchmark, IDB Invest will have the right to make Benchmark Administration Changes from time to time and, notwithstanding anything to the contrary in any Financing Document, any amendments implementing such Benchmark Administration Changes will become effective upon notice to, but without any further action or consent of the Borrower. 2.16.3 Notices; Standards for Decisions and Determinations. IDB Invest will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Administration Changes. Any determination, decision or election that may be made by IDB Invest pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in IDB Invest’s sole discretion. In connection with the implementation of any Benchmark Replacement and at the request of IDB Invest, the Borrower shall promptly provide an amendment to or replacement of any affected Note. Section 2.17. Notes. 2.17.1 Initial Notes. To further evidence its obligation to repay the Loans, and to pay accrued interest, the Borrower shall issue and deliver to IDB Invest, on each Disbursement Date, a separate promissory note and completion agreement for such Disbursement of the Loans, in the principal amount plus interests of such Disbursement and substantially in the form of Exhibit 2 (Form of IDB Invest A Loan Promissory Note) and Exhibit 2A (Form of B Loan Promissory Note) as applicable (collectively, the “Notes”). At IDB Invest’s request from time to time, the Borrower shall promptly execute and deliver one (1) or more new Notes satisfactory to IDB Invest to substitute for one (1) or more Notes previously delivered hereunder. The issuance, execution and delivery of any Note pursuant to this Agreement shall not be construed as a novation hereunder or under any other agreement between IDB Invest and the Borrower and shall not affect the obligations or rights of the Borrower hereunder, and the rights and claims of IDB Invest under any Note shall not replace or supersede its rights and claims hereunder. 2.17.2 Replacement Notes. Upon IDB Invest’s request at the time of the last Disbursement of each Loan, or upon IDB Invest’s request thereafter, the Borrower shall deliver to IDB Invest a Note in the total amount of all Disbursements of such Loan (including the amount of such last Disbursement) to be due and payable on the A Loan Final Maturity Date; provided that if the Borrower has made any payments of principal pursuant to Section 2.3 (Repayment), then the Note shall be for the total amount due under the Loans after such payment(s) of principal are made, as calculated by IDB Invest and notified to the Borrower. Section 2.18. A Loan Final Maturity Date Extension.

CONFIDENTIAL Loan Number 15420-01 -13- 2.18.1 THE BORROWER HEREBY AGREES AND ACKNOWLEDGES THAT NEITHER THIS SECTION 2.18 NOR ANY OTHER SECTION OF THIS AGREEMENT CONSTITUTES A COMMITMENT OR OBLIGATION OF IDB INVEST TO EXTEND THE A LOAN FINAL MATURITY DATE. THE EXTENSION OF THE A LOAN FINAL MATURITY DATE SHALL REQUIRE THE EXECUTION OF ADDITIONAL AGREEMENTS IN FORM AND SUBSTANCE SATISFACTORY TO IDB INVEST IN ITS SOLE DISCRETION. 2.18.2 A Loan Final Maturity Date Extension. The Borrower may, with respect to the IDB Invest A Loan Commitment, no later than sixty (60) days prior to the A Loan Final Maturity Date, and so long as no Default exists, deliver to IDB Invest a request to extend the IDB Invest A Loan Commitment for a commitment period starting on or after the A Loan Final Maturity Date, subject to IDB Invest’s approval (each such approved extension of the A Loan Final Maturity Date being the “A Loan Extended Final Maturity Date”) substantially in the form of Exhibit 9 (Form of A Loan Final Maturity Date Extension Request); provided that (i) the Borrower may extend the A Loan Final Maturity Date one (1) single time, (ii) no extension may extend the A Loan Final Maturity Date for more than two (2) years from the IDB Invest A Loan Final Maturity Date, (iii) the A Loan Applicable Spread will be increased by an additional (x) zero point one two five percent (0.125%) per annum for any extension of up to one year from the IDB Invest A Loan Final Maturity Date, and (y) zero point two five zero percent (0.250%) per annum for any extension beyond one year from the IDB Invest A Loan Final Maturity Date, in each case effective as of the A Loan Final Maturity Date Extension. Upon receiving such request IDB Invest may, in its sole discretion, approve the extension of the A Loan Final Maturity Date by delivering to the Borrower a proposed A Loan Final Maturity Date Extension Supplemental Agreement substantially in the form of Exhibit 10 (Form A Loan Final Maturity Date Extension Supplemental Agreement). The Borrower may accept such terms and conditions by executing the A Loan Final Maturity Date Extension Supplemental Agreement on or before the A Loan Final Maturity Date (the “A Loan Final Maturity Date Extension”). 2.18.3 Conditions for Extension. Notwithstanding anything to the contrary in this Agreement, the A Loan Final Maturity Date Extension and the terms and conditions applicable to such A Loan Final Maturity Date Extension shall be determined by IDB Invest in its sole discretion and shall in any case be subject to the satisfaction of the following conditions (“Conditions for Extension”): (i) A Loan Final Maturity Date Extension Supplemental Agreement. The execution by the Parties, on or prior to the A Loan Final Maturity Date, of a mutually satisfactory A Loan Final Maturity Date Extension Supplemental Agreement; (ii) No Default. No Default or Event of Default has occurred and is continuing; and (iii) Representations and Warranties. The representations and warranties made by the Obligors in this Agreement and each other Financing Document are true and correct in all material respects as of the date of the A Loan Final Maturity Date Extension. For the avoidance of any doubt, (i) the A Loan Final Maturity Date Extension is at IDB Invest’s sole and full discretion and IDB Invest may reject such A Loan Final Maturity Date Extension

CONFIDENTIAL Loan Number 15420-01 -14- even if the conditions above are satisfied and (ii) this Section 2.18 is only applicable to the IDB Invest A Loan. Section 2.19. Financial Calculations for Limited Condition Transactions. 2.19.1 In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is executed. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this Section 2.19.1, and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is executed and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder. 2.19.2 In connection with any action being taken in connection with a Limited Condition Transaction for purposes of: (1) determining compliance with any provision of this Agreement which requires the calculation of the Total Net Leverage Ratio; or (2) testing baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets); in each case, at the option of the Obligors (the Obligors’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”); provided, however, that the Obligors shall be entitled to subsequently elect, in their sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of “Consolidated EBITDA” and “Total Net Leverage Ratio”, the Obligors, any Restricted Subsidiary or any El Salvador Restricted Subsidiary, as applicable, could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. 2.19.3 If any Obligor has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If any Obligor has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under this Agreement (including with respect to the incurrence of Debt or Liens, or the making of Permitted Disposals, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Obligors, any Restricted Subsidiary or any El Salvador Restricted Subsidiary, as applicable, or the

CONFIDENTIAL Loan Number 15420-01 -15- designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated. ARTICLE 3 REPRESENTATIONS AND WARRANTIES Section 3.1. Representations and Warranties. Each Obligor (as applicable) represents and warrants: 3.1.1 Organization; Power and Authority. Each Obligor is duly organized and validly existing under Applicable Law in the Obligor’s Country and has all requisite corporate or other organizational power and authority to own its Property, conduct its business as currently conducted, and to enter into, and to comply with its obligations under, each Financing Document. 3.1.2 Enforceability. Each Financing Document to which each Obligor is a party has been duly authorized and executed by it and constitutes such Obligor’s valid and legally binding obligation, enforceable in accordance with its terms, is in proper legal form for enforcement in such Obligor’s Country and all formalities required therein for its enforcement have been accomplished, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each Note when delivered constitutes an enforceable obligation (comparable to that of a titulo ejecutivo) under the Applicable Laws of the Borrower’s Country. 3.1.3 No Violation. The execution, delivery and performance by each Obligor of any Financing Document, do not and will not (a) contravene any Applicable Law, any Relevant Authorization, any judgment, award or its constitutive documents, (b) result in the imposition of any Lien other than a Permitted Lien, or (c) contravene any agreement to which it is a party, except, in the case of this clause (c), where such contravention, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. 3.1.4 Relevant Authorizations. Each Obligor has obtained and is in compliance with (a) all Relevant Authorizations and all Relevant Authorizations are in full force and effect, and such Obligor has no reason to believe that any Relevant Authorization that requires renewal will not be renewed on the same terms and (b) all consents, approvals, resolutions, licenses, exemptions, filings, notarizations or registrations required to make the Financing Documents to which each Obligor is a party admissible in evidence in its jurisdiction of organization, have been obtained or effected and are in full force and effect, other than, in the case of the Borrower’s Country, notarization and apostille of any Financing Document signed outside of the Borrower’s Country and translation into Spanish in accordance with the Applicable Law of the Borrower’s Country of any Financing Document executed in English.

CONFIDENTIAL Loan Number 15420-01 -16- 3.1.5 Compliance with Applicable Laws. Each Obligor and each El Salvador Significant Subsidiary is in compliance with all Applicable Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. 3.1.6 No Default. No Default has occurred and is continuing. 3.1.7 Litigation. Except as disclosed in the Financial Statements referred to in Section 3.1.8 (Financial Statements), no Action is pending (or, to each Obligor’s knowledge, threatened) and no judgment, order or award has been issued against any Obligor or any of its Significant Subsidiaries, in each case, which, if adversely determined, would reasonably be expected, by itself or cumulatively, to have a Material Adverse Effect. 3.1.8 Financial Statements. The Obligors’ audited Financial Statements for the annual period ending on December 31, 2024 delivered to IDB Invest were prepared from and are in accordance with each Obligor’s books and records and give a true and fair view of each Obligor’s financial position, including disclosure of all of its liabilities (contingent or otherwise) as of the date thereof and the results of its operations and cash flow for the period covered thereby, all in conformity with the Accounting Principles. 3.1.9 No Material Adverse Effect. Since December 31, 2024, nothing has occurred which has had or would reasonably be expected to have a Material Adverse Effect. 3.1.10 Ownership of Property. Each Obligor has good, legal and valid title to (or a valid leasehold interest in) all its Property material to its business, except for such defects in title that, either individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. 3.1.11 Environmental and Social Compliance. Each representation made in Section 2 (E&S Representations and Warranties) of Annex 2 (Environmental and Social Provisions) is true and correct. 3.1.12 Absence of Prohibited Practices; Sanctions Lists. Neither the Obligors nor any of their Affiliates nor any other Person acting on its or their behalf (i) has committed or engaged in any Prohibited Practice in connection with any Financing Document or any transaction contemplated by the Financing Documents or (ii) is included on any Internationally Recognized Sanctions Lists or on the IDB Group List of Sanctioned Firms and Individuals. 3.1.13 Compliance with Laws against Money Laundering; Combating the Financing of Terrorism. Each Obligor (i) has adopted internal policies, procedures and controls for anti-money laundering and combating the financing of terrorism (“AML/CFT”) that comply with Applicable Law and (ii) is in compliance with such policies, procedures and controls. 3.1.14 Ranking of Obligations. The payment obligations of each Obligor under the Financing Documents will at all times rank at least pari passu in priority of payment and in all other respects (except for such exceptions as are provided by Applicable Law) with all other unsecured and unsubordinated obligations of the Borrower outstanding at any time.

CONFIDENTIAL Loan Number 15420-01 -17- 3.1.15 Availability and Transfer of Foreign Currency. No foreign exchange control approvals or other Authorizations are required to ensure the availability of Dollars to enable the Borrower to perform all of its payment obligations under the Financing Documents. No other restriction or requirement limits the availability to, or transfer of foreign exchange by, the Borrower to make any payments required under any Financing Document outstanding at any time. 3.1.16 Absence of Insolvency Event. No Insolvency Event has occurred and is continuing or, to any Obligor’s knowledge, has been threatened against such Obligor, and no Obligor has taken any action that will result in an Insolvency Event. 3.1.17 No Immunity. Neither any Obligor nor any of its Property has any immunity from execution or set-off with respect to its assets, or suit with respect to its obligations under any Financing Document. 3.1.18 Provision of Information, Etc. All written information provided by each Obligor to IDB Invest was, on the date provided, and continues to be, taken as a whole, true and accurate in all material respects and not misleading in any material respect, nor was any information omitted from such information that makes the information provided, taken as a whole, misleading in any material respect, except to the extent that it was updated to IDB Invest in writing. 3.1.19 Taxes. All such Obligor’s and its Subsidiaries’ material tax returns and reports required by Applicable Law to be filed have been duly and timely filed, and all Taxes imposed upon such Obligor and its Subsidiaries, its properties and/or its income which are due and payable have been paid, other than Taxes which are being diligently contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with the Accounting Principles or where the failure to pay such taxes would not result in a Material Adverse Effect. 3.1.20 No Omissions. No representation or warranty in this Article 3 omits any matter the omission of which makes such representation or warranty misleading. 3.1.21 No Restriction of Dividends. None of the Borrower or any of its Subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution on such subsidiary’s capital stock, from repaying any intercompany loans or advances or from transferring any of such subsidiary’s properties or assets to the Borrower or any other subsidiary of the Borrower, other than customary covenants in the financing documents under which the such Subsidiary has borrowed money, none of which, individually or in the aggregate, could reasonably be expected to impair, delay or disrupt the Borrower’s ability to pay amounts due hereunder. 3.1.22 [Reserved]. 3.1.23 Federal Reserve Board Regulations. None of the Obligors is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which

CONFIDENTIAL Loan Number 15420-01 -18- would be inconsistent with, the provisions of, any Applicable Laws or regulations of any Governmental Body (including, without limitation, the Regulations of the Board). 3.1.24 Centre of Main Interest and Establishment. For the purposes of Regulation (EU) 2015/848 of the European Parliament and the Council of 20 May 2015 on insolvency proceedings (recast) (the “Recast Regulation”) and for purposes of the Cross Border Insolvency Regulations 2006 (the “CBIR”), the Guarantor’s centre of main interest (as that term is used in Article 3(1) of the Recast Regulation or Article 2 (Definitions) of the CBIR) is situated in either Luxembourg, Sweden, England and Wales or the United States of America, and the Guarantor has no “establishment” (as that term is defined in Article 2(10) of the Recast Regulation or Article 2 of the CBIR) in any other jurisdiction. 3.1.25 Governing Law and Enforcement. Subject to the qualifications contained in any legal opinion delivered pursuant to Section 4.1.4, (a) the choice of New York law as the governing law of the Financing Documents (in each case, except as expressly set forth in any Financing Document) will be recognized and enforced in the jurisdiction of organization of each Obligor and (b) any judgment obtained in New York in relation to a Financing Document will be recognized and enforced in the jurisdiction of organization of each Obligor. 3.1.26 Investment Company Status. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Section 3.2. Acknowledgment and Warranty. Each Obligor acknowledges that it makes the representations and warranties contained in Section 3.1 (Representations and Warranties) with the intention of inducing IDB Invest to enter into this Agreement and the other Financing Documents (and each Participant to enter into a Participation Agreement) and that IDB Invest has entered into this Agreement and the other Financing Documents (and each Participant has entered or will enter, as the case may be, into a Participation Agreement) on the basis of, and in full reliance upon, each such representation and warranty. ARTICLE 4 CONDITIONS PRECEDENT TO DISBURSEMENT Section 4.1. Conditions Precedent to Disbursement. The Disbursement is subject to the fulfillment in form and substance, and in a manner, satisfactory to IDB Invest, not later than three (3) Business Days, or five (5) Business Days if there is a Disbursement of any B Loan, prior to the Disbursement Date of the following conditions (provided that any condition that is specified to be required to be met on the Disbursement Date shall be instead satisfied on or before the Disbursement Date): 4.1.1 Organizational Documents; Resolutions. IDB Invest has received: (i) copies of the organizational documents of the Borrower and each other Obligor; (ii) copies of the resolutions of the board of directors and Shareholders, if required, of the Borrower and each other Obligor authorizing the execution and performance of the Financing Documents to which such Obligor is a party; (iii) evidence of the duly registered appointment of the current members of the board of

CONFIDENTIAL Loan Number 15420-01 -19- directors of each Obligor and its officers, in each case certified by each applicable Obligor as true and correct in the Disbursement Request; 4.1.2 Certificate of Incumbency and Authority. A certificate of incumbency and authority of the Obligors in the form of Exhibit 3 (Form of Obligors’ Certificate of Incumbency and Authority). 4.1.3 Environmental and Social. The conditions in Section 3 (E&S Conditions Precedent to Disbursement) of Annex 2 (Environmental and Social Provisions) have been satisfied. 4.1.4 Legal Opinions. On or before the Disbursement Date, IDB Invest has received a legal opinion addressed to IDB Invest from each of: (i) counsel to the Borrower and counsel to IDB Invest in the Borrower’s Country substantially in the form of opinion set forth in Exhibit 4 (Form of Opinion of Local Counsel) or in another form reasonably acceptable to IDB Invest; (ii) Hogan Lovells (Luxembourg) LLP, Luxembourg counsel to the Guarantor in a form reasonably satisfactory to IDB Invest, and (iii) King & Spalding LLP, New York counsel to the Obligors in a form reasonably satisfactory to IDB Invest. 4.1.5 Financial Statements. IDB Invest has received the Financial Statements referred to in Section 3.1.8 (Financial Statements). 4.1.6 Process Agent. IDB Invest has received a letter substantially in the form of Exhibit 5 (Form of Obligors’ Service of Process Letter) or in another form reasonably acceptable to IDB Invest relating to the appointment by the Obligors of an agent for service of process acceptable to IDB Invest, together with evidence of such Process Agent’s unconditional acceptance of such appointment to act as such until the date that is six (6) months after the A Loan Final Maturity Date. 4.1.7 [Reserved]. 4.1.8 Participant Commitment. IDB Invest has received formal commitments from one or more Participants to acquire one (1) or more Participations in an aggregate amount equal to the full amount of the B Loan Commitment as of the related Disbursement Date, evidenced by the execution and delivery by each such Participant, together with IDB Invest, of a Participation Agreement. 4.1.9 B Loan Supplement and Fee Letter. In connection with each Participation, the Borrower has executed and delivered, together with IDB Invest, a B Loan Supplement substantially in the form attached hereto as Exhibit 8 (Form of B Loan Supplement) together with a Fee Letter executed between the Borrower and IDB Invest in respect of such Participation (if any). 4.1.10 Disbursement Request. IDB Invest has received a Disbursement Request with respect to such Disbursement in accordance with Section 2.2 (Disbursement Procedure) certifying as to the intended use of proceeds, which shall comply with Section 5.1.1 (Use of Proceeds), and the satisfaction of all applicable conditions to Disbursement. 4.1.11 No Default. No Default exists or will occur as a result of the making of such Disbursement.

CONFIDENTIAL Loan Number 15420-01 -20- 4.1.12 Representations and Warranties. All representations and warranties made by each Obligor in Article 3 (Representations and Warranties) are true and correct in all material respects with reference to the facts and circumstances existing on the date of the Disbursement Request and on the Disbursement Date after giving effect to the proposed Disbursement; provided that (a) any representation or warranty that is qualified by materiality or by reference to a Material Adverse Effect shall be true and correct in all respects, (b) the representations and warranties set forth in Sections 3.1.4 (Relevant Authorizations), 3.1.5 (Compliance with Applicable Laws), 3.1.11 (Environmental and Social Compliance), 3.1.12 (Absence of Prohibited Practices; Sanctions Lists) and 3.1.13 (Compliance with Laws against Money Laundering) shall be true and correct in all respects, and (c) references to Financial Statements shall refer to the most recent Financial Statements delivered to IDB Invest. 4.1.13 Fees and Expenses. The Borrower has paid, or has made arrangements to pay, all fees and Costs (including legal fees and expenses) then due under this Agreement or any mandate letter, or otherwise due prior to or as of the Disbursement Date pursuant to any Financing Document, or reimbursed IDB Invest for such amounts. 4.1.14 [Reserved]. 4.1.15 Financing Documents. Each Financing Document has been duly authorized and executed and delivered by all parties thereto and is in full force and effect in accordance with its terms. 4.1.16 Notes. On or before the applicable Disbursement Date, the Borrower shall have duly executed and delivered to IDB Invest a Note in the amount of the requested Disbursement of each Loan being disbursed, each dated as of such Disbursement Date. ARTICLE 5 COVENANTS Section 5.1. Affirmative Covenants. Each Obligor (except to the extent otherwise expressly set forth below) shall: 5.1.1 Use of Proceeds. The Borrower shall cause the proceeds of the Loan(s) to be applied exclusively for the following purposes: (i) with respect to the IDB Invest A Loan, (x) to finance or reimburse capital expenditures of Goods; and (y) for the repayment or prepayment, as applicable, by the Borrower of certain amounts outstanding (including principal, interest and other amounts due by the Borrower) under the Intercompany Facility; (ii) for repayment or prepayment, as applicable, by the Borrower of all amounts outstanding (including principal, interest and other amounts due by the Borrower) under the Existing Facility, and the termination of the Existing Facility; and (iii) to pay costs and expenses associated with the transactions contemplated herein, in each case in accordance with Applicable Law and the terms of this Agreement; provided, however, that: (a) with respect to the IDB Invest A Loan, the use of proceeds described in clause (i)(x) above shall be limited exclusively to finance or reimburse capital expenditures of Goods in IDB Invest Member Countries; and (b) no proceeds of any Loan shall be used for any activity set forth in the List of Excluded Activities.

CONFIDENTIAL Loan Number 15420-01 -21- 5.1.2 Existence/compliance with Applicable Laws. Each Obligor shall (and the Borrower shall ensure that each El Salvador Significant Subsidiary shall) (i) maintain its corporate existence, (ii) obtain and maintain in full force and effect all Relevant Authorizations, and (iii) conduct its business in accordance with prudent industry practice, the Relevant Authorizations and all Applicable Law in all material respects. 5.1.3 Systems; Books and Records. Each Obligor shall (and the Borrower shall ensure that each El Salvador Significant Subsidiary shall) maintain systems of internal accounting controls and books of account and other records adequate to reflect accurately and fairly the Obligors’ financial condition and the results of its operations in conformity with the Accounting Principles and Applicable Law. 5.1.4 Access to Premises and Records. Upon IDB Invest’s reasonable prior notice and at its sole cost and expense, permit representatives and staff of the IDB Group (including the OII and the MICI) and any of their consultants to: (i) visit and inspect any premises where the Borrower’s business is conducted; (ii) examine and make copies of the Borrower’s books of account and records, including records pertaining to compliance with Environmental and Social Requirements (as defined in Annex 2 (Environmental and Social Provisions)) and Prohibited Practices, provided that the Borrower shall not be required to disclose any information or materials protected by legal privilege, confidentiality obligations protecting third-party information, or applicable law; and (iii) have access to the Borrower’s employees, officers, agents, and to the extent within the Borrower’s control, contractors and subcontractors. In each case above, with respect to MICI, such access shall be for the purpose of carrying out the MICI’s role. 5.1.5 Auditor. Maintain an Acceptable Auditor as its auditor and notify IDB Invest in writing following the Obligors’ appointment of a new Acceptable Auditor no later than thirty (30) Business Days thereafter. 5.1.6 Ranking of Obligations. Ensure that all payment obligations of the Borrower under the Financing Documents rank at least pari passu in all other respects with all other unsecured and unsubordinated obligations of the Borrower (except as otherwise provided by Applicable Laws). 5.1.7 E&S Compliance. Comply with Section 4 (E&S Affirmative Covenants) of Annex 2 (Environmental and Social Provisions). 5.1.8 Cooperation. If IDB Invest notifies the Obligors that a misrepresentation may have been made with respect to Section 3.1.12 (Absence of Prohibited Practices; Sanctions Lists), or a breach under Section 5.2.6 (Prohibited Practices), Section 5.2.7 (List of Excluded Activities), or Section 5.3.3(ii)(d) (Notices) has occurred then: (i) cooperate in good faith with IDB Invest and its representatives in determining whether such misrepresentation or breach has occurred, (ii) respond promptly (and, in any event, within five (5) days) with reasonable detail to any notice from IDB Invest relating thereto, and (iii) upon IDB Invest’s request, furnish documentary support for such response. 5.1.9 Financial Covenant.

CONFIDENTIAL Loan Number 15420-01 -22- (i) Subject to Section 5.1.9(ii), comply with the ratio set forth in Annex 4 (Financial Covenant) as of the last day of each Financial Quarter commencing with the first full Financial Quarter ending after the Effective Date (the “Financial Covenant”). (ii) Upon the consummation of a Qualified Acquisition and until the completion of the fourth (4th) consecutive full Financial Quarter ending after the closing of such Qualified Acquisition (the “Increase Period”), at the Borrower’s option (with prior written notice to IDB Invest), the maximum Total Net Leverage Ratio permitted under Section 5.1.9(i) shall be temporarily increased to 3.50:1.00 to accommodate permitted Debt associated with such Qualified Acquisition (the “Step-Up Option”); provided that, (i) Increase Periods may not be successive unless the Financial Covenant would have been complied with (calculated without regard to the utilization “trigger” contemplated by Section 5.1.9(i)) for at least two (2) consecutive Financial Quarters without giving effect to a Step-Up Option and (ii) there shall be a maximum of two (2) Increase Periods in the aggregate during the term of the Loans. 5.1.10 Taxes. (i) Pay when due all Taxes payable by it under Applicable Law, other than those which are being diligently contested in good faith and by appropriate proceedings and as to which adequate reserves have been set aside in accordance with the Accounting Principles, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (ii) file all material tax returns required to be filed by it under any Applicable Law. 5.1.11 Maintenance of Properties. Insurance. Except for the discontinuance of the operation or maintenance of the properties of any Obligor or any El Salvador Significant Subsidiary if such discontinuance is, in such Person’s judgment, desirable in the conduct of its business and is not disadvantageous in any material respect to IDB Invest, each Obligor shall (and the Borrower shall ensure that each El Salvador Significant Subsidiary shall) (i) maintain in good repair, working order and condition (ordinary wear and tear excepted) all of its material properties necessary or desirable in the conduct of its business, all in accordance with the judgment of each such Person (acting reasonably); (ii) (1) preserve and maintain the subsistence and validity of the Intellectual Property reasonably necessary for the business of such Person (“Material Intellectual Property”); (2) use reasonable endeavors to prevent any infringement in any material respect of the Material Intellectual Property; (3) make registrations, pay all registration fees and taxes, and take all other actions reasonably necessary to preserve and maintain the Material Intellectual Property in full force and effect and record its interest in that Material Intellectual Property; (4) not use or permit the Material Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Material Intellectual Property which may materially and adversely affect the existence or value of the Material Intellectual Property or imperil the right of any such Person to use such property; and (5) not discontinue the use of the Material Intellectual Property, where failure to do so, in the case of paragraphs (1), (2) and (3) above, or, in the case of paragraphs (4) and (5) above, such use, permission to use, omission or discontinuation, would reasonably be expected to result in a Material Adverse Effect and (iii) insure and keep insured, with financially sound and reputable insurers its Property and business against insurable losses in such amounts, with such deductibles and covering such risks as are customarily maintained by Persons operating in the same industry and in accordance with accepted industry standards. 5.1.12 Cybersecurity Plan. Comply with the Cybersecurity Plan set forth in Annex 5 (Cybersecurity Plan).

CONFIDENTIAL Loan Number 15420-01 -23- 5.1.13 Information for the Diversification KPI: The Borrower shall provide to IDB Invest: (i) as soon as reasonably practicable upon request and in any case at least once in every twelve (12) month period from the date of this Agreement, a Diversification Report in the form of Exhibit 11 (Form of Diversification Report) including the Diversification Target calculation; and (ii) all information that IDB Invest may reasonably request for supporting the Diversification Target calculation. 5.1.14 [Reserved]. Section 5.2. Negative Covenants. The Obligors (as applicable) shall not: 5.2.1 Limitation on Restricted Payments. Neither the Borrower nor any El Salvador Restricted Subsidiary shall make any Restricted Payment unless, on a pro forma basis after giving effect to any such Restricted Payment, the Borrower is in compliance with the Financial Covenant (tested at such time). 5.2.2 Fundamental Changes to any of the Obligors. No Obligor shall undertake or permit any merger, consolidation, spin-off or reorganization other than Permitted Reorganizations. 5.2.3 Affiliate Transactions. No Obligor shall (and the Borrower shall not permit any El Salvador Subsidiary to) enter into or maintain any transaction, including the purchase, sale, lease or exchange of Property, or the rendering of any service, with any Affiliate, unless those transactions are entered into on arm’s-length terms and at Fair Market Value other than (i) loans among members of the Restricted Group; (ii) any Permitted Reorganization to the extent that it only involves members of the Restricted Group; (iii) the payment of Value Creation Fees among members of the Restricted Group; or (iv) fees, costs and expenses payable under the Financing Documents; provided that, any transaction described in clauses (i) through (iv) above shall comply with the OECD Transfer Pricing Guidelines for Multinational Enterprises. In respect of any transactions with Affiliates described in clauses (i) through (iv) entered into during any Financial Year, upon request by IDB Invest, the Obligors shall deliver the annual transfer pricing study prepared by its external consultant for such Financial Year within a reasonable time after receipt thereof. 5.2.4 Scope of Business. Engage in any business, other than in a Related Business. 5.2.5 Accounting Changes. Change its Financial Year or make or permit any change in accounting policies or reporting practices, except as required to comply with the Accounting Principles, consistently applied or Applicable Law. 5.2.6 Prohibited Practices. No Obligor shall commit, engage in, or be involved with (or authorize or permit any Affiliate or any other Person acting on its behalf to commit, engage in, or be involved with) any Prohibited Practice with respect to any transaction contemplated by any Financing Document. 5.2.7 List of Excluded Activities. No Obligor shall engage in, or be involved with, any activity included in the List of Excluded Activities.

CONFIDENTIAL Loan Number 15420-01 -24- 5.2.8 Sanctions Lists. No Obligor shall be included on any Internationally Recognized Sanctions Lists or the IDB Group List of Sanctioned Firms and Individuals. 5.2.9 E&S Compliance. No Obligor shall fail to comply with any covenant contained in Section 5 (E&S Negative Covenants) of Annex 2 (Environmental and Social Provisions). 5.2.10 Transfer of Assets. No Obligor shall, nor shall the Borrower permit any El Salvador Restricted Subsidiary to, engage in any Asset Disposition, other than a Permitted Disposal. 5.2.11 No Liens. No Obligor shall, nor shall the Borrower shall permit any El Salvador Restricted Subsidiary to, create, or permit to exist, any Liens on any of its Property other than Permitted Liens. 5.2.12 [Reserved]. 5.2.13 [Reserved]. 5.2.14 Incurrence of Debt. (i) The Guarantor shall not incur any Debt; provided that, the Guarantor may incur Debt if at the time of such incurrence after giving effect thereto and to the application of the proceeds thereof, the Total Net Leverage Ratio is less than 3.00:1.00 (the “Debt Incurrence Test”). (ii) Notwithstanding the limitation in this Section 5.2.14(i), Permitted Debt may be incurred. 5.2.15 Unrestricted Subsidiaries. (i) The Guarantor may, by delivery of a certificate executed by an Authorized Representative of the Guarantor to IDB Invest, designate, after the Effective Date, any Subsidiary of the Guarantor (including any newly created or acquired Subsidiary, but excluding in all cases the Borrower) as an “Unrestricted Subsidiary” if, at the time of or after giving effect to such designation: (1) no Default or Event of Default shall exist; (2) the Guarantor could incur $1.00 of Debt pursuant to the Debt Incurrence Test and (3) the aggregate amount of Investments (other than Permitted Investments) by the Guarantor and the Restricted Subsidiaries in all Unrestricted Subsidiaries shall not exceed the greater of (x) $950,000,000 (or the equivalent in other currencies) or (y) 10% of Total Assets at any time outstanding. (ii) The Guarantor shall not (nor shall the Guarantor permit any Restricted Subsidiary to) at any time: (1) provide credit support for, subject any of its property or assets (other than Liens over the Capital Stock, Debt and other securities of any Unrestricted Subsidiary securing Debt of that Unrestricted Subsidiary and its Subsidiaries) to the satisfaction of, or guarantee, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); (2) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary; (3) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt of any Unrestricted Subsidiary; or (4) make any Investment (other than a Permitted

CONFIDENTIAL Loan Number 15420-01 -25- Investment) in any Unrestricted Subsidiary to the extent such Investment, together with the aggregate Investments in all Unrestricted Subsidiaries then outstanding, exceeds the amount set out in Section 5.2.15(i). (iii) The Guarantor may re-designate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Re-designation”) only if all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Re-designation if incurred at such time would have been permitted to be incurred for all purposes of this Agreement. Section 5.3. Information. The Obligors (as applicable) shall deliver to IDB Invest: 5.3.1 Audited Annual Financial Statements. Within one hundred and eighty (180) days after the end of each Financial Year of each Obligor, (i) one copy (1) of the audited Financial Statements of such Obligor for such Financial Year, (ii) a certificate substantially in the form of Exhibit 7 (Form of Borrower’s Annual Certificate), which shall include calculations in reasonable detail demonstrating whether or not the Borrower complies with Section 5.1.9 (Financial Covenant), and (iii) an audit opinion from the Auditor that is not subject to any qualification as to going concern (other than solely with respect to, or resulting solely from, an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered) or scope of such audit. Any Financial Statements required to be delivered pursuant to this Section 5.3.1 shall be deemed to have been furnished to IDB Invest on the date that such Financial Statements are posted on the website of the Group, provided that, in the event the Group’s website is not operational or such Financial Statements are not accessible thereon, the Obligors shall deliver such quarterly or annual reports to IDB Invest by email. 5.3.2 Unaudited Quarterly Financial Statements. Within ninety (90) days after the end of each of the first three (3) Financial Quarters of each Financial Year of each Obligor: (i) one (1) copy of the unaudited Financial Statements of each Obligor for the Financial Quarter most recently ended as of such date and (ii) a completed certificate substantially in the form of Exhibit 6 (Form of Borrower’s Quarterly Certificate), which shall include its calculations in reasonable detail demonstrating whether or not the Borrower complies with Section 5.1.9 (Financial Covenant). Any Financial Statements required to be delivered pursuant to this Section 5.3.2 shall be deemed to have been furnished to IDB Invest on the date that such Financial Statements are posted on the website of the Group, provided that, in the event the Group’s website is not operational or such Financial Statements are not accessible thereon, the Obligors shall deliver such quarterly or annual reports to IDB Invest by email. 5.3.3 Notices. (i) Within five (5) Business Days after receipt (or delivery) by the Obligors, copies of all material notices from (or to) any Authority related to the Obligors, the Loans, the use of Loan proceeds or the Obligors’ ability to perform its obligations hereunder or under any Financing Document, or the status of any Relevant Authorization. (ii) Promptly (and in any event within five (5) Business Days) upon becoming aware of the occurrence thereof, notice of:

CONFIDENTIAL Loan Number 15420-01 -26- (a) any Default, specifying the nature thereof and any steps the Obligors are taking to remedy it; (b) any Mandatory Prepayment Event; (c) any Action, event or condition which has had or would reasonably be expected to have a Material Adverse Effect, including the steps the Obligors are taking or proposes to take with respect thereto; (d) any Prohibited Practice by the Obligors, its Affiliates, or any Person acting on its behalf with respect to the Loans or any transaction contemplated by any Financing Document, or the imposition by any international financial institution of any sanction on the Obligors for any Prohibited Practice, including any information in its possession concerning such situation; and (e) any other event or condition that has had or would reasonably be expected to have a Material Adverse Effect and the steps the Obligors are taking to remedy it. 5.3.4 Development Indicators. Deliver (i) a report in the form of, and with the information topics listed in, Section 1 of Annex 3 (Development Indicators); and (ii) no later than the date of the full prepayment or repayment of the Loan, an updated report in the form of, and with the information listed in, Section 2 of Annex 3 (Development Indicators), provided that such forms and the means of delivery may be revised by IDB Invest from time to time. 5.3.5 Environmental and Social. The Obligors shall deliver to IDB Invest the information required in Section 4.1.3 (Non-Compliance or Serious Incident) and Section 4.1.4 (Annual Reporting) of Annex 2 (Environmental and Social Provisions). 5.3.6 Beneficial Ownership Information. At IDB Invest’s request, provide such information regarding (i) the composition of the management and board of directors of the Obligors, and (ii) the direct and indirect ownership of the Obligors necessary to comply with Applicable Law, and support IDB Invest’s efforts to obtain such information from the Shareholders. Notwithstanding the foregoing, with respect to clause (i), the Obligors shall not be required to provide information concerning the composition of the management and board of directors of the Guarantor, provided that the Guarantor remains a public company and such information is publicly available. 5.3.7 Additional Information. The Obligors shall provide such information (which is not publicly available) as IDB Invest may reasonably request with respect to the Obligors, its Property, the Loans and the Obligors to determine compliance with the obligations under the Financing Documents; provided that, the Obligors shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Obligors or their Subsidiaries and their respective businesses.

CONFIDENTIAL Loan Number 15420-01 -27- ARTICLE 6 EVENTS OF DEFAULT Section 6.1. Events of Default. It shall be an Event of Default if: 6.1.1 Failure to Pay or Perform under Financing Documents. (i) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise. (ii) Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (i) above) payable under any Financing Document, when and as the same shall become due and payable, and, if such failure is due to an administrative error, such failure shall continue unremedied for a period of three (3) Business Days. (iii) Any of the Obligors fails to perform or observe any term, covenant or agreement contained in Section 2.17 (Notes), Section 5.1.1 (Use of Proceeds), Section 5.1.2(i) (Existence/compliance with Applicable Laws), Section 5.1.6 (Ranking of Obligations), Section 5.1.7 (E&S Compliance), Section 5.1.10 (Financial Covenants), Section 5.2 (Negative Covenants) and Section 5.3.3(ii) (Notices). (iv) Any of the Obligors fails to comply with any other of its obligations contained in any Financing Document (other than an obligation referred to elsewhere in this Section 6.1), provided that, if capable of being cured, such failure has continued for thirty (30) days after the earlier of (a) notice of such failure to comply being provided by IDB Invest or (b) the date on which a member of the executive committee or a senior member of the treasury, accounting, legal or compliance departments of the Obligors having knowledge thereof. (v) Any Financing Document or any material term thereof (a) is revoked, becomes void or ceases to be in full force and effect and enforceable (except as a result of the express terms hereof or thereof), (b) becomes unlawful, (c) is repudiated by any Obligor or (d) has its legality, validity or enforceability challenged by any Obligor. 6.1.2 Failure to Pay or Perform with respect to other Debt. (i) Any of the Obligors fails to pay any amount outstanding with respect to any of its Debt in excess of one hundred million Dollars ($100,000,000.00) for the Guarantor and fifty million Dollars ($50,000,000.00) for the Borrower (other than any Debt described in Section 6.1.1 (Failure to Pay or Perform under Financing Documents)), or (ii) any other Debt of any of the Obligors is accelerated, becomes subject to mandatory prepayment or redemption or, prior to its stated maturity, otherwise becomes due or is placed on demand. 6.1.3 Misrepresentation. Any representation or warranty made by the Obligors in any Financing Document is found to have been incorrect or misleading in any material respect when made or deemed made (provided that such materiality qualifier shall not apply in respect of representations and warranties that were already conditioned as to materiality), unless the circumstance giving rise to such incorrect or misleading representation or warranty is capable of being remedied, and has

CONFIDENTIAL Loan Number 15420-01 -28- been cured within thirty (30) days after the earlier of (i) IDB Invest’s notice to the relevant Obligor of the circumstances giving rise to such misrepresentation or (ii) a member of the executive committee or a senior member of the treasury, accounting, legal or compliance departments of the Guarantor otherwise becoming aware thereof. 6.1.4 Expropriation. Any Authority (i) condemns, nationalizes, confiscates, assumes control or otherwise expropriates, all or any substantial part of the Property of any Obligor or its Capital Stock or (ii) takes any action that would dissolve any Obligor or prevent any of them from carrying on all or a substantial part of its business or fulfilling its obligations hereunder or (iii) or commences a proceeding in relation to any of the foregoing, where such actions have resulted in, or would reasonably be expected to result in, a Material Adverse Effect. 6.1.5 Insolvency Events. Any Insolvency Event occurs, provided that if any of subclause (ii) or (iii) of the definition of Insolvency Event occurs, it shall be an Event of Default if, in any such case, (i) such proceeding, petition, declaration or event is not dismissed within sixty (60) days or (ii) an order or decree approving, ordering or confirming any of the foregoing is entered. 6.1.6 Attachment; Judgments. (i) An attachment or analogous process is levied or enforced against any Property of any of the Obligors, or (ii) any Obligor shall fail within sixty (60) days to pay, bond or otherwise discharge a final judgment, order or arbitral award (not covered by insurance as to which the insurer has been notified of such judgment or order and does not dispute payment), and such attachment, process, judgment, order or arbitral award is for an amount in excess of the equivalent of one hundred million Dollars ($100,000,000.00) for the Guarantor and fifty million Dollars ($50,000,000.00) for the Borrower, and, in the case of an attachment or analogous process, is not discharged within sixty (60) days or, where the relevant Obligor reasonably believes such action is frivolous, vexatious or without merit, is challenging such action in good faith, and such action is not discharged within one hundred and eighty (180) days. 6.1.7 Failure to Maintain Relevant Authorizations. Any Relevant Authorization ceases to be in full force and effect and is not restored within twenty (20) days thereafter. 6.1.8 [Reserved]. 6.1.9 Moratorium. Any Authority of any Obligor’s Country declares a moratorium or delay on payments or any other action that negatively affects the performance of the private sector or the capacity of the Obligors to perform its material obligations under the Financing Documents unless the circumstance giving rise to such moratorium or delay is capable of being remedied, has not had, nor could reasonably be expected to have, a Material Adverse Effect, and has been cured within ninety (90) days after the earlier of (i) IDB Invest’s notice to the relevant Obligor of the circumstance giving rise to such moratorium or delay or (ii) a member of the executive committee or a senior member of the treasury, accounting, legal or compliance departments of any Obligor otherwise becoming aware thereof. 6.1.10 Revocation or Modification of Licenses or Spectrum Allocations. Any Authorization from, by or with any Authority (including any allocation of spectrum or other rights of use necessary to operate the business) that is required for the Borrower or any El Salvador Restricted Subsidiary to

CONFIDENTIAL Loan Number 15420-01 -29- lawfully conduct its business as currently conducted is revoked, terminated, modified or not renewed, and such event has or could reasonably be expected to have a Material Adverse Effect. Section 6.2. Remedies. If an Event of Default occurs and is continuing, IDB Invest may take any or all of the following actions: (a) by written notice to the Borrower, (i) suspend or terminate the Loan Commitments and, if applicable, any request of the Borrower for extension of the A Loan Final Maturity Date pursuant to Section 2.18 (A Loan Final Maturity Date Extension), and (ii) declare the Loans, or such part of the Loans as is specified in the notice (with accrued interest thereon), and all other Obligations to be immediately due and payable; and (b) exercise any other remedies that may be available to IDB Invest under any Financing Document or Applicable Law. Section 6.3. Bankruptcy. If any Insolvency Event occurs with respect to the Borrower, then (i) the Loan Commitments and, if applicable, any request of the Borrower for extension of the A Loan Final Maturity Date pursuant to Section 2.18 (A Loan Final Maturity Date Extension), shall be automatically terminated, and (ii) all Obligations arising under this Agreement shall be automatically and immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. ARTICLE 7 Section 7.1. Guarantee. 7.1.1 The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and of all other payment obligations and liabilities of the Borrower now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Financing Document and the due performance and compliance with the payment terms of the Financing Documents by the Borrower, including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding (all such principal, interest, obligations and liabilities, collectively, the “Guaranteed Obligations”). The Guarantor irrevocably and unconditionally agrees to pay such Guaranteed Obligations to IDB Invest in Dollars (a) with respect to any principal payments due under the Financing Documents, immediately as if the Guarantor were the principal obligor, and (b) with respect to any other payment, within five (5) Business Days of demand therefor. 7.1.2 The Guarantee constitutes a guarantee of payment and not of collection and constitutes an additional, separate and independent obligation of the Guarantor. Section 7.2. No Set-Off. All payments made by the Guarantor shall be made without any set off, counterclaim or other defense. Section 7.3. Continuing Guarantee. The Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of IDB Invest in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor or IDB Invest or the beneficiary of any Note shall operate as a waiver thereof; nor shall any single or

CONFIDENTIAL Loan Number 15420-01 -30- partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which IDB Invest or any beneficiary of any Note would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of IDB Invest or the beneficiary of any Note to any other or further action in any circumstances without notice or demand. Section 7.4. Notice of Acceptance, Presentment, Demand, etc. The Guarantor hereby waives notice of acceptance of the Guarantee and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or any requirement that IDB Invest exhaust any right, power or remedy or proceed against, and any other notice whatsoever to, the Borrower under the Financing Documents or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Section 7.5. Reinstatement. If any discharge, release or arrangement is made by IDB Invest in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Article 7 will continue to be reinstated as if the discharge, release or arrangement had not occurred. Section 7.6. Actions of IDB Invest. 7.6.1 IDB Invest may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part: (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (in each case, pursuant to the terms of this Agreement), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered; (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order (in each case, pursuant to the terms of this Agreement) any property by whomsoever at any time may be pledged or mortgaged, following the date of this Agreement, to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against; (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting; (d) settle or compromise any of the Guaranteed Obligations, any security therefor (that may be pledged or granted after the date of this Agreement) or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Guarantor other than IDB Invest; (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to IDB Invest regardless of what liabilities or liabilities of the Borrower remain unpaid; (f) consent to or waive any breach of, or any act, omission or default under, any of the Financing Documents, or otherwise amend, modify or supplement any of the Financing Documents or any of such other instruments or agreements with the prior consent of the Obligors;

CONFIDENTIAL Loan Number 15420-01 -31- and/or (g) act or fail to act in any manner referred to in the Guarantee which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to the Guarantee. Section 7.7. Obligations Absolute and Unconditional. 7.7.1 The obligations of the Guarantor under the Guarantee are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by IDB Invest as contemplated in Section 7.3 (Continuing Guarantee); (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor; (c) any amendment, modification, waiver or consent to departure from the terms of any Guaranteed Obligation, including, without limitation, any renewal or extension of the time of payment or change in the manner or place of payment; (d) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Guaranteed Obligation or IDB Invest’s rights with respect thereto; or (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by IDB Invest that might otherwise constitute a defense available to, or a legal equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety. The Guarantee is a primary obligation of the Guarantor. The obligations of the Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions. If at any time any payment made under this Agreement or any other Financing Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, or similar event of the Borrower, then the obligations of the Guarantor hereunder with respect to such payment shall be automatically reinstated at such time as though such payment had been due but not made at such time. Section 7.8. Waiver. 7.8.1 The Guarantor waives, with respect to itself and its obligations hereunder, any right (except as shall be required by Applicable Law and cannot be waived) to require IDB Invest to (i) proceed against the Borrower or any other party, (ii) proceed against or exhaust any security held from the Borrower or any other party, or (iii) pursue any other remedy in IDB Invest’s power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower or any other party, other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the incapacity of the Borrower or any other party, or the enforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than in respect of payment in full of the Guaranteed Obligations. IDB Invest may exercise any right or remedy IDB Invest may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by IDB Invest, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other party or any security.

CONFIDENTIAL Loan Number 15420-01 -32- 7.8.2 The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that IDB Invest shall not have any duty to advise the Guarantor of information known to it regarding such circumstances of risks. Section 7.9. Immediate Recourse. 7.9.1 The Guarantor waives any right it may have of first requiring IDB Invest(or any trustee or agent on their behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming payment of the Guaranteed Obligations from the Guarantor under this Article 7. This waiver applies irrespective of any law or any provision of a Financing Document to the contrary. Section 7.10. Additional Security 7.10.1 This Guarantee is in addition to and will not be in any way prejudiced by any collateral or other security now or in the future held by IDB Invest, nor is nor will any such collateral or other security held by IDB Invest or the liability of any Person for all or any part of the Guaranteed Obligations be in any manner prejudiced or affected by this Agreement. Section 7.11. Subrogation. 7.11.1 Until all amounts which may be or become payable by the Borrower hereunder have been irrevocably paid in full, the Guarantor waives (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that IDB Invest now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by IDB Invest. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Borrower or against any collateral or security, shall be junior and subordinate to any rights IDB Invest may have against the Borrower and, to all right, title and interest IDB Invest may have in any such collateral or security. If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust (or, if the trust is not recognized in the relevant jurisdiction, as agent) for IDB Invest and shall forthwith be paid over to IDB Invest to be credited and applied against the Guaranteed Obligations. Section 7.12. Bankruptcy or Liquidation of the Borrower. 7.12.1 If the Borrower becomes bankrupt, enters into a composition or makes any arrangement with its creditors, or is dissolved, liquidated or wound up, the Guarantor shall not claim, rank, prove or vote as a creditor of the Borrower or its estate in competition with IDB Invest in respect of any amounts owing to the Guarantor by the Borrower on any account whatsoever unless it gives

CONFIDENTIAL Loan Number 15420-01 -33- IDB Invest the benefit of any such proof and of all amounts to be received in respect of that proof until all obligations of the Guarantor hereunder have been fully paid. Section 7.13. Savings Clause. Anything herein to the contrary notwithstanding, the Guarantor shall only be liable under the Guarantee for the maximum amount that can be hereby incurred without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or laws of similar application, and not for any greater amount. ARTICLE 8 MISCELLANEOUS Section 8.1. Notices. Any notice or other communication to be issued under any Financing Document (i) shall be in writing, (ii) subject to Section 8.10 (Applicable Law and Jurisdiction), may be delivered by hand, certified or registered mail, courier service, or email to the party’s address specified below or at such other address as such party shall have designated by notice to the other party hereto, and (iii) shall be deemed to have been given when received; provided that email delivery shall be effective only upon receipt of an acknowledgment from the intended recipient such as by the “return receipt requested” function, as available, reply email or other written acknowledgment; provided further that IDB Invest may at any time require that any notice delivered by email be confirmed by any other means described in this Section 8.1. For the Borrower: Campus Tigo, Km 16.5 CA-4 Via del Corso Tuscania Zaragoza, La Libertad, El Salvador Attention: Irvin Padilla and Héctor Ayala Email: ipadilla@sv.tigo.com; legaltigo@sv.tigo.com For the Guarantor: Millicom International Cellular S.A. 148-150, boulevard de la Pétrusse L-2230 Luxembourg Attention: Office of the General Counsel Email: Salvador.Escalon@Millicom.com; CorpFin@millicom.onmicrosoft.com For IDB Invest: Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington D.C. 20577 United States of America Attention: Portfolio Management Division, Investment Operations Department

CONFIDENTIAL Loan Number 15420-01 -34- Alternative address for communications by electronic mail: Electronic mail: monitor@iadb.org Section 8.2. English Language. All documents to be furnished or communications to be made under any Financing Document shall be in English and, where any original version is not in English, shall, if requested by IDB Invest, be accompanied by a certified English translation prepared at the Borrower’s expense. Section 8.3. Indemnity; Waiver of Consequential Damages. 8.3.1 The Obligors shall, jointly and severally, indemnify and hold harmless IDB Invest, together with its officers, directors, agents, employees, representatives, attorneys, Affiliates, successors and assigns (collectively, the “Indemnified Persons”), from and against any and all claims, actions, investigations, proceedings, suits, judgments, demands, damages (including foreseeable and unforeseeable compensatory damages and punitive claims), losses, liabilities (including liabilities for penalties), costs and expenses of any nature or kind whatsoever, whether actual or prospective, and regardless of whether any Indemnified Person is a party thereto, including all court costs and reasonable fees and disbursements of counsel on a full indemnity basis, arising out of or in connection with: (i) the execution, delivery or enforcement of, or the performance of any transaction contemplated under, any Financing Document; (ii) the Loans or the use of Loan proceeds; (iii) any Taxes or Other Taxes arising in connection with payments made under any Financing Document and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto; (iv) any misrepresentation or omission with respect to the information provided to IDB Invest in connection with the Loans; or (v) any actual or prospective Action relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that, the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnified Person as determined by a non- appealable final judgment of a court of competent jurisdiction. The rights granted under this Section 8.3 are in addition to the rights granted under any other provision of any Financing Document, Applicable Law or otherwise. All amounts due by the Obligors to any Indemnified Person hereunder shall be due and payable within five (5) Business Days of demand by such Indemnified Person. This Section 8.3 shall survive repayment of the Obligations. 8.3.2 To the fullest extent permitted by Applicable Law, the Obligors shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person referred to in Section 8.3.1 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Person through telecommunications, electronic or other information transmission systems in connection with any Financing Document or the transactions contemplated hereby or thereby.

CONFIDENTIAL Loan Number 15420-01 -35- Section 8.4. Successors and Assigns. 8.4.1 This Agreement binds and benefits the respective successors and assignees of the parties. The Obligors shall not assign or delegate any of its rights or obligations under any Financing Document without IDB Invest’s prior written consent. Any assignment or delegation by the Borrower in violation of this subsection shall be void ab initio. IDB Invest may, without the need of any notice to or consent from any party or any other action, and at any time assign, participate or otherwise allot to one or more Persons all or any portion of its rights and obligations under any Financing Document, provided that notice of any assignment shall be delivered to the Borrower promptly following such assignment. Section 8.5. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, and all of which together shall constitute one (1) and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. Section 8.6. Disclosure of Information. 8.6.1 IDB Invest may disclose any documents or records of, or information relating to, the Obligors, its Property, business or affairs without notice to the Obligors to: (i) any Person for the purpose of exercising any right, remedy, or discretion under any Financing Document; (ii) any Person pursuant to Applicable Law or as required by IDB Invest’s Access to Information Policy, which may be accessed at https://www.idbinvest.org/en/access-information-policy; (iii) any banking or other regulatory or examining authorities (whether governmental or otherwise) pursuant to and in accordance with whose instructions it and other banks must customarily comply; (iv) the directors, officers, employees, arrangers, co-lenders, attorneys, consultants, rating agencies, independent auditors and advisors (including any technical, financial and other advisors) of each of IDB Invest, IDB, the Multilateral Investment Fund, and their respective affiliates or related Persons; (v) any Person in connection with any proposed sale, transfer, assignment, insurance, coverage, credit protection, credit risk transfer arrangements or other disposition of IDB Invest’s rights under any Financing Document; and (vi) (a) any existing or future co-lender of IDB Invest or any Participant, (b) any Person who is considering the purchase of a Participation, and (c) any Affiliate of any Participant that is directly involved in the administration of the Loans, so long as such Participant obtains the prior written agreement of such Affiliate to maintain such information in accordance with this Section 8.6 and any applicable provisions of the applicable Participation Agreement and informs IDB Invest in writing thereof. 8.6.2 The Obligors expressly authorizes IDB Invest and each Participant to request from any Person information relating to the Obligors, and the Obligors agrees to hold IDB Invest and each Participant harmless and exempt from any and all liability under Applicable Law in connection with the request for, and disclosure of, such information by such Person. Section 8.7. Amendment. Any amendment or waiver of, or any consent given under, this Agreement shall be effective only if in writing and, in the case of any amendment, signed by the Borrower and IDB Invest or their permitted successors and assigns.

CONFIDENTIAL Loan Number 15420-01 -36- Section 8.8. Savings of Rights; Remedies; No Waiver. 8.8.1 The rights and remedies of IDB Invest in relation to any misrepresentation or breach of warranty by the Obligors shall not be prejudiced by any investigation by or on behalf of IDB Invest or any of the Participants into the Obligors’ affairs, or by the execution or the performance of this Agreement or by any action taken by or on behalf of IDB Invest in connection with this Agreement. 8.8.2 No course of dealing and no failure or delay by IDB Invest in connection with any condition of Disbursement or in exercising, in whole or in part, any power, remedy, discretion, authority or other right under any Financing Document shall be construed to be a waiver of or an acquiescence in relation thereto or in any manner affect or impair any right, power or remedy of IDB Invest with respect to any other default. The rights and remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by Applicable Law or any other Financing Document. Section 8.9. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall not invalidate any of the remaining provisions hereof. Where terms of any Applicable Law resulting in such prohibition or unenforceability may be waived contractually, they are hereby waived by the parties hereto to the full extent permitted by Applicable Law so that this Agreement may be deemed valid, binding and enforceable in its entirety in accordance with its terms. Section 8.10. Applicable Law and Jurisdiction. 8.10.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York of the United States of America without regard to any conflict of laws principles thereof. 8.10.2 Each Obligor hereby irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States of America District Court for the Southern District of New York, and any appellate court from any thereof, and to the Courts in the Borrower’s Country, in any Action arising out of or relating to any Financing Document (other than the Notes) to which the Borrower is a party. Final judgment against the Borrower in any such Action shall be conclusive and may be enforced in any other jurisdiction including the Borrower’s Country by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by Applicable Law. 8.10.3 Nothing in this Agreement shall affect IDB Invest’s right to commence legal proceedings or otherwise sue the Obligors in the Obligors’ Country or elsewhere. 8.10.4 Each Obligor agrees irrevocably (i) to designate, appoint, empower and maintain for so long as this Agreement is in effect CT Corporation System, with offices at 28 Liberty Street, New York, NY 10005, or such other Person that IDB Invest approves is acceptable to it, as the Borrower’s authorized agent (the “Process Agent”) to receive on its behalf service of legal process in any Action that IDB Invest may bring in respect of this Agreement or any other Financing Document (other than the Notes) to which such Obligor is a party in any court specified in Section 8.10.2 above and (ii) if for any reason such Obligor has no such authorized agent, then such service of process may be made by mailing copies thereof by to such Obligor at its address specified in

CONFIDENTIAL Loan Number 15420-01 -37- Section 8.1 (Notices) or in any manner authorized by the laws of any such jurisdiction. Service of process in the manner provided in this Section 8.10.4 in any Action shall be deemed personal service and shall be valid and binding upon each Obligor for all purposes. 8.10.5 Each Obligor irrevocably waives, to the fullest extent permitted by Applicable Law: (i) any objection that it may now or hereafter have to the laying of venue of any Action brought in any court referred to in this Section 8.10 (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum; and (iii) its right of removal of any matter commenced by IDB Invest in the courts of the State of New York to any court of the United States of America. 8.10.6 To the extent that any Obligor may in any Action be entitled to require IDB Invest to post security or a bond for the costs of each Obligor, each Obligor hereby irrevocably waives such benefit to the fullest extent now or hereafter permitted under the Applicable Law of the applicable jurisdiction. 8.10.7 To the extent that any Obligor may be entitled in any jurisdiction to claim immunity for itself or its Property from any suit, execution, attachment or other legal process or to the extent that in any jurisdiction that immunity may be attributed to it or its Property, each Obligor irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction. 8.10.8 Each Obligor hereby acknowledges that IDB Invest shall be entitled under Applicable Law, including the International Organizations Immunities Act of 1945 (22 U.S.C. § 288), to immunity from a trial by jury in any proceeding arising out of or relating to this Agreement or any other Financing Document to which such Obligor is a party or the transactions contemplated hereby or thereby, brought against IDB Invest in any court of the United States of America. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY FINANCING DOCUMENT TO WHICH SUCH OBLIGOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND FOR ANY COUNTERCLAIM THEREON, BROUGHT BY OR AGAINST IDB INVEST IN ANY FORUM IN WHICH IDB INVEST IS NOT ENTITLED TO IMMUNITY FROM TRIAL BY JURY. Each Obligor agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America (28 U.S.C. §§ 1602-1611) and are intended to be irrevocable for purposes of such Act. 8.10.9 The parties acknowledge that (i) they have participated jointly in the negotiation and drafting of this Agreement and the other Financing Documents; and (ii) the Borrower had the opportunity to retain and consult with New York counsel of its choice. An ambiguity or question of interpretation under any Financing Documents shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise by virtue of the authorship thereof, the relative bargaining power of the parties or the Borrower’s failure to retain New York counsel. Section 8.11. Set-Off. In addition to any rights and remedies of IDB Invest provided by Applicable Law, IDB Invest shall have the right upon any Obligation becoming due and payable by the Obligors (whether at stated maturity, by acceleration or otherwise) to set-off,

CONFIDENTIAL Loan Number 15420-01 -38- appropriate and apply against any Obligation any deposits in any currency, and any other credits, indebtedness or claims in any currency, at any time held or owing by IDB Invest to or for the credit of any Obligor. Section 8.12. Entire Agreement. The Financing Documents represent the final and complete agreement of the parties hereto with respect to the Loans, and supersede all prior negotiations, representations or understandings, or writings of any nature with respect thereto. Section 8.13. No Third-Party Beneficiary. Except as otherwise expressly provided in this Agreement, nothing contained in this Agreement shall be construed to create any right in, duty to, standard of care with respect to, or any liability to any Person who is not a party to this Agreement; provided that the foregoing shall be without prejudice to IDB Invest’s right to make a claim on behalf of the Participant for amounts and claims expressly provided for hereunder. Section 8.14. Survival. All representations and warranties made in this Agreement, in any other Financing Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith and Section 2.6 (Currency and Place of Payment), Section 2.9 (Taxes), Section 2.12 (Payment of Fees, Costs and Expenses), Section 8.3 (Indemnity; Waiver of Consequential Damages) and Section 8.10 (Applicable Law and Jurisdiction), together with any related provisions in Article 1 (Definitions; Interpretation) and definitions in Annex 1 (Definitions), shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment in full of the Loans or expiration or termination of this Agreement. Section 8.15. Term of Agreement. This Agreement shall continue in force until the date on which IDB Invest is satisfied that (i) all amounts outstanding under the Financing Documents have been indefeasibly paid and discharged in full and (ii) IDB Invest is under no obligation to make any further Disbursement under this Agreement or any other Financing Document. [Signature pages follow]

IN WITNESS WHEREOF, the parties, acting through their duly Authorized Representatives, have caused this Agreement to be signed in their respective names, on the date first above written. MILLICOM INTERNATIONAL CELLULAR S.A., as Guarantor By: By: Name: Title: [Signature Page to Loan and Guaranty Agreement]

IN WITNESS WHEREOF the parties acting through their duly Authorized Repr entati e have caused this Agreement to be signed in their respective names, on the date first above written. MILLICOM INTERNATIONAL CELLULAR S.A., as Guarantor By: Name: Title: By: Name: Title: CA!LoUNA �4,J� �Vn-to/4"bcD 12E"�\2-ES€NTAD\/r [Signature Page to Loan and Guaranty Agreement]

IN WITNESS WHEREOF, the parties, acting through their duly Authorized Representatives, have caused this Agreement to be signed in their respective names, on the date first above written. INTER-AMERICAN INVESTMENT CORPORATION, as lender of the IDB Invest A Loan By: Name: Carlos Narvaez Title: Managing Director and Division Chief of Corporates a.i. [Signature Page - Telemovil El Salvador S.A. de C.V. Loan and Guaranty Agreement]

CONFIDENTIAL Loan Number 15420-01 Annex 1 -1 ANNEX 1 DEFINITIONS General Definitions. “A Loan Applicable Spread” means two point sixty percent (2.60%) per annum provided that the A Loan Applicable Spread shall be increased by an additional (x) zero point one two five percent (0.125%) per annum for any extension of up to one year from the IDB Invest A Loan Final Maturity Date, and (y) zero point two five zero percent (0.250%) per annum for any extension beyond one year from the IDB Invest A Loan Final Maturity Date, in each case effective as of the A Loan Final Maturity Date Extension as provided for in Section 2.18 (A Loan Final Maturity Date Extension) and as specified in the applicable A Loan Final Maturity Date Extension Supplemental Agreement. The A Loan Applicable Spread shall be adjusted in accordance with the Borrower’s compliance with the Diversification Target, as set forth in the definition thereof. “A Loan Extended Final Maturity Date” has the meaning provided in Section 2.18 (A Loan Final Maturity Date Extension). “A Loan Interest Rate” means the rate of interest payable on the outstanding principal amount of the IDB Invest A Loan from time to time, determined in accordance with Section 2.13 (Loan Interest). “A Loan Final Maturity Date” means the date that occurs on the fifth (5th) anniversary of the Effective Date or, if such date is not an Interest Payment Date, then the immediately preceding Interest Payment Date. provided that the A Loan Final Maturity Date may be extended as provided for in Section 2.18 (A Loan Final Maturity Date Extension) and as specified in the applicable A Loan Final Maturity Date Extension Supplemental Agreement. “A Loan Final Maturity Date Extension” has the meaning provided in Section 2.18 (A Loan Final Maturity Date Extension). “A Loan Final Maturity Date Extension Effective Date” means the effective date of the A Loan Final Maturity Date Extension Supplemental Agreement. “A Loan Final Maturity Date Extension Supplemental Agreement” means the supplemental agreement to this Loan and Guaranty Agreement that may be entered into by the parties hereto, providing for the terms and conditions applicable to the IDB Invest A Loan Extended Final Maturity Date in the form of Exhibit 10 (Form of A Loan Final Maturity Date Extension Supplemental Agreement). “Acceptable Auditor” means Deloitte Touche Tohmatsu Limited (Deloitte), PricewaterhouseCoopers (PwC), Ernst & Young (EY), Klynveld Peat Marwick Goerdeler (KPMG), Grant Thornton, BDO, or any of their subsidiaries or affiliates. “Accounting Principles” means the International Financial Reporting Standards (formerly International Accounting Standards) (“IFRS”) promulgated by the International Accounting Standards Board (IASB); provided that, the Obligors may, at any time, irrevocably elect by written

CONFIDENTIAL Loan Number 15420-01 Annex 1 -2 notice to IDB Invest to use generally accepted accounting principles in the United States (“GAAP”) as in effect from time to time in lieu of IFRS and, upon such notice, references herein to the Accounting Principles shall thereafter be construed to mean GAAP as in effect from time to time; provided further that (a) it shall provide, at the time of such notice, in respect of any change in the basis upon which the financial information required to be delivered under this Agreement, either: (i) a statement (providing reasonable detail) confirming the changes would have no material effect on the operation of the calculation of the Financial Covenant; or (ii) a description of the changes and the adjustments that would be required to be made to that financial information in order to cause them to reflect the accounting policies, practices or procedures prior to such change and sufficient information, in such detail and format as may be reasonably required by the IDB Invest, to enable IDB Invest to make a comparison between the financial positions indicated by that financial information and by the financial information required to be delivered under this Agreement. Following the delivery of any such notice, IDB Invest shall have the right to request, and following any such request the Borrower shall use commercially reasonable efforts to provide, the statement contemplated by sub-clause (i) of the immediately preceding sentence or the description contemplated by sub-clause (ii) of the immediately preceding sentence, as applicable, relating to the financial information required to be delivered under this Agreement, as applicable, for the most recently completed quarter; and (b) in the event of any changes to the Borrower’s accounting policies, practices or procedures other than resulting from the Borrower’s decision at any time to adopt GAAP, if the Borrower notifies IDB Invest that it is no longer practicable to test compliance with the Total Net Leverage Ratio against the financial information required to be delivered pursuant to Section 5.1.9 (Financial Covenant) to this Loan Agreement: (i) IDB Invest and the Borrower shall enter into negotiations with a view to agreeing upon alternative definitions of “Total Net Leverage Ratio” and “Consolidated Net Debt” in order to maintain a consistent basis for such financial covenants; (ii) if, after three (3) months following the date of the notice given to IDB Invest, IDB Invest and the Borrower cannot agree upon alternative financial covenants, IDB Invest shall refer the matter to any of the auditors as may be agreed between the Borrower and IDB Invest for determination of the adjustments required to be made to such financial information or the calculation of the Financial Covenant to take account of such change, such determination to be binding on the parties hereto; provided that pending such determination (but not thereafter) the Borrower shall continue to prepare financial information and calculate the Financial Covenant as in effect prior to such change in accounting standards. “Action” means any action, claim, suit, inquiry, investigation or other proceeding by or before any Governmental Body. “Acquired Debt” means Debt of any Person: (a) incurred and outstanding on the date on which such Person (i) was acquired by any member of the Restricted Group or (ii) is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) any member of the Restricted Group; or (b) incurred to provide all or part of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary of any member of the Restricted Group or was otherwise acquired by any member of the Restricted Group; provided that, after giving pro forma effect to the transaction or

CONFIDENTIAL Loan Number 15420-01 Annex 1 -3 transactions by which such Person became a Subsidiary of any member of the Restricted Group or is merged, consolidated, amalgamated or otherwise combined with any member of the Restricted Group, in the case of any such Person that became a Subsidiary of, or was merged, consolidated, amalgamated or otherwise combined with any member of the Restricted Group, (x) in the case where such Person is a member of the Restricted Group (other than the El Salvador Group), either (A) the Guarantor is able to incur $1.00 of additional Debt under the Debt Incurrence Test or (B) the Total Net Leverage Ratio of the Guarantor is not higher than such ratio before giving effect to such transaction or transactions, or (y) in the case where such Person is a member of the El Salvador Group, either (A) the Borrower is in pro forma compliance with the Financial Covenant (tested at such time) or (B) the Total Net Leverage Ratio of the Borrower is not higher than such ratio before giving effect to such transaction or transactions. Acquired Debt shall be deemed to have been incurred, with respect to clause (a), on the date such Person becomes a Subsidiary of any member of the Restricted Group and, with respect to clause (b), on the date of consummation of such acquisition of assets. “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. “Affiliated Participant” means any Participant that directly or indirectly Controls, or is under common direct or indirect Control with, or directly or indirectly is Controlled by, the Obligors, any Shareholder or any other Person holding any direct or indirect interest in the capital, assets or financial results of the Obligors (or any option or other right to acquire the same). “Agreement” has the meaning provided in the preamble hereto. “AML/CFT” has the meaning provided in Section 3.1.13 (Compliance with Laws against Money Laundering; Combating the Financing of Terrorism). “Annual Report” means the Millicom Annual Report for 2024. “Applicable Law” means any applicable statute, law, code, rule, regulation, treaty having the force of law, judgment, common or customary law or similar governmental restriction or directive by any Authority applicable to the relevant Obligor, in each case, as amended, re-enacted or replaced from time to time. “Applicable Spread” means the A Loan Applicable Spread or the applicable B Loan Applicable Spread, as the context requires. “Applicable Term SOFR” means Term SOFR published by the Term SOFR Administrator on the relevant Interest Rate Determination Date and corresponding to the prevailing: (i) one (1)-month Term SOFR, if the period from the relevant Interest Payment Date to the next Interest Payment Date is between one (1) and sixty (60) days; (ii) three (3)-month Term SOFR, if the period from the relevant Interest Payment Date to the next Interest Payment Date is between sixty-one (61) and one hundred thirty-five (135) days; or

CONFIDENTIAL Loan Number 15420-01 Annex 1 -4 (iii) six (6)-month Term SOFR, if the period from the relevant Interest Payment Date to the next Interest Payment Date is more than one hundred thirty-five (135) days; provided that: (a) when determining Applicable Term SOFR for (i) the first Interest Period of each Disbursement, the reference period for Applicable Term SOFR shall correspond to the duration of such Interest Period and (ii) the last Interest Period of the Loan, the reference period for Applicable Term SOFR shall be the same as the reference period for the preceding Interest Period; (b) if as of 5:00 p.m. (New York City time) on any Interest Rate Determination Date, Term SOFR for the relevant tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Applicable Term SOFR has not occurred, then Applicable Term SOFR will be the Term SOFR for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR was so published, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Rate Determination Date; and (c) if Applicable Term SOFR determined as provided above is in any event ever less than the Floor, then Applicable Term SOFR shall be deemed to be the Floor. “Asset Disposition” means any transfer, conveyance, sale, lease or other disposition by any member of the Restricted Group (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary to any Obligor or to any Restricted Subsidiary which is an eighty percent (80%) or more owned Restricted Subsidiary) of (i) shares of Capital Stock (other than directors’ qualifying shares and shares to be held by third parties to satisfy applicable legal requirements) or other ownership interests of any Restricted Subsidiary, (ii) substantially all of the assets of any member of the Restricted Group representing a division or line of business or (iii) other assets or rights of any member of the Restricted Group outside of the ordinary course of business; provided that the term “Asset Disposition” shall not include Permitted Disposals. “Auditor” means KPMG LLP or any replacement Acceptable Auditor appointed by the Obligors as its auditor from time to time in accordance with this Agreement. “Authority” means any supranational, national, regional or local government or political subdivision thereof, or any governmental, administrative, executive, legislative, arbitral, regulatory, fiscal or judicial body, or any monetary authority or central bank, including the supervisory authority for banking and other financial institutions, any governmental or other regulatory authority with jurisdiction over entities operating in the telecommunications activities, and any Person, whether or not government-owned, and that exercises the functions of any such entity.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -5 “Authorization” means any consent, license or approval (howsoever evidenced), registration, filing, notarization, certificate or exemption from, by or with any Authority, and all corporate, Shareholders’, creditors’ and any other third-party approvals or consents. “Authorized Representative” means, as to any Person, any natural person who is duly authorized by such Person to act for such Person, or, with respect to financial matters, the chief financial officer or treasurer of such Person, and in the case of the Obligors, which Person’s name and specimen signature appear on the certificate of incumbency and authority most recently delivered by the Obligors to IDB Invest. “B Loan Applicable Spread” means, for each B Loan, the applicable spread provided as such in the applicable B Loan Supplement. “B Loan Commitments” means the sum of all B Loan funding commitments set forth in the B Loan Supplements. “B Loan Final Maturity Date” means, for each B Loan, the date provided as such in the applicable B Loan Supplement. “B Loan Interest Rate” means for each B Loan the rate of interest payable from time to time on the outstanding principal amount of such B Loan, determined in accordance with Section 2.14 (B Loan Interest) and the applicable B Loan Supplement. “B Loan Supplement” means an agreement entered into from time to time between IDB Invest and the Borrower substantially in the form of Exhibit 8 (Form of B Loan Supplement) providing certain terms for such B Loans in which IDB Invest has issued, or may issue, Participations. “B Loans” means the IDB Invest B Loan, as set forth in the B Loan Supplements. “Base Year” means the Financial Year of 2024. “Benchmark” means, initially, Applicable Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Applicable Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16 (Benchmark Replacement Setting). “Benchmark Administration Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Interest Period, the timing and frequency of determining rates and making payments of interest and other administrative matters) that IDB Invest decides may be appropriate to reflect the use, administration, adoption or implementation of such Benchmark Replacement and to permit the administration thereof by IDB Invest in a manner substantially consistent with market practice (or, if IDB Invest decides that adoption of any portion of such market practice is not administratively feasible or if IDB Invest determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as IDB Invest decides is reasonably necessary in connection with the administration of the Loan and this Agreement).

CONFIDENTIAL Loan Number 15420-01 Annex 1 -6 “Benchmark Replacement” means the sum of: (i) the alternate benchmark rate that has been selected by IDB Invest giving due consideration to (a) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (b) any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated or bilateral credit facilities; and (ii) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and any other Financing Document. “Benchmark Replacement Adjustment” means, for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by IDB Invest giving due consideration to: (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated or bilateral credit facilities. “Benchmark Replacement Date” means the date on which a Benchmark Replacement becomes effective pursuant to Section 2.16 (Benchmark Replacement Setting). “Benchmark Transition Event” means the occurrence of one (1) or more of the following events: (i) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; (ii) the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; provided that, at the time of such cessation, there is no successor administrator that will continue to provide the Benchmark; or (iii) the determination by IDB Invest that, in anticipation of the withdrawal of regulator support for the Benchmark, the use of one (1) or more alternative benchmarks has become conventional in the market for Dollar-denominated floating rate syndicated or bilateral credit facilities. “Borrower” has the meaning provided in the preamble hereto. “Borrower’s Country” means the Republic of El Salvador. “Business Day” means (i) any day on which banking institutions in the State of New York and each Obligor’s Country are authorized or required by Applicable Law to open, and (ii) for purposes of making any payment of interest, principal, fees or other amounts, such day that is also a U.S. Government Securities Business Day. “Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease on the balance sheet of such Person in accordance with the Accounting Principles. The stated maturity of such obligation shall be the date of the last payment

CONFIDENTIAL Loan Number 15420-01 Annex 1 -7 of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the balance sheet of such Person in accordance with the Accounting Principles. “Capital Stock” of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person. “Cash Equivalents” means, with respect to any Person: (a) any direct obligations of, or obligations guaranteed by, the United States of America (or by any agency thereof), the United Kingdom or any member of the European Union to the extent such obligations or guarantees are backed by the full faith and credit of the United States, the United Kingdom or such member of the European Union and which have a remaining Weighted Average Life-to-Maturity of not more than one (1) year from the date of investment therein; (b) (i) term deposit accounts (excluding current and demand deposits), certificates of deposit, time deposits, money market deposits and bankers’ acceptances, in each case, issued by or held with (A) IDB Invest or any Participant, (B) any of the lenders under the MICSA Revolving Facility Agreement, or (C) any bank or trust company which is organized under the laws of the United States of America, any state thereof, the United Kingdom, Switzerland, Canada, Australia, the Borrower’s Country, or any member state of the European Union, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the equivalent in other currencies) and has outstanding debt which is rated no less than Investment Grade or higher by at least one Rating Agency; and (ii) money market funds rated at least AAA by at least one Rating Agency or managed by IDB Invest, any Participant or any lender under the MICSA Revolving Facility Agreement; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in paragraph (a) entered into with any financial institution meeting the qualifications specified in paragraphs (b)(i) or (ii) above; (d) commercial paper having one of the two highest ratings obtainable from any of the Rating Agencies and in each case maturing within 365 days after the date of acquisition; (e) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the types described in paragraphs (a) through (d) of this definition; (f) with respect to any Person organized under the laws of, or having its principal business operations in, a jurisdiction outside the United States, the United Kingdom or the European Union, those investments that are of the same type as investments in clauses (a), (c) and (d) of this definition except that the obligor thereon is

CONFIDENTIAL Loan Number 15420-01 Annex 1 -8 organized under the laws of the country (or any political subdivision thereof) in which such Person is organized or conducting business; and (g) up to $100,000,000 (or the equivalent in other currencies) in the aggregate of term deposit accounts and overnight deposits of cash or deposits of any other legal tender held by such Person in countries where any member of the Restricted Group operates its business in accordance with this Agreement. “CBIR” has the meaning provided in Section 3.1.25 (Centre of Main Interest and Establishment). “Change in Law” means the occurrence, after the Effective Date (including any circumstance that is retroactive to a date prior to the Effective Date), of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty or issuance of any request, rule, guideline or directive (whether or not having the force of law), and/or (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Authority or making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Authority; provided that any requests, rules, guidelines or directives issued by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Change of Control” means the occurrence of any of the following events: (i) any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of the Borrower (other than the Guarantor or any of its Controlled Subsidiaries) or the Guarantor (other than any of the Permitted Holders), measured by voting power rather than number of shares; (ii) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower or the Guarantor and their respective Subsidiaries taken as a whole to any Person or (iii) a plan relating to the liquidation or dissolution of the Borrower or the Guarantor is adopted. For purposes of this definition, “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. “Code” means, at any date, the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Commitment Fee” has the meaning provided in Section 2.12.1(i) (Fees). “Commitment Termination Date” means the earliest of: (i) three (3) months from the Effective Date; (ii) the date the Loan Commitments are cancelled in full in accordance with the terms of Section 2.10 (Suspension of Disbursements; Cancellation of Loan Commitment); (iii) the date of any prepayment of any part of the Loans; and (iv) any other date on which the Loan Commitments

CONFIDENTIAL Loan Number 15420-01 Annex 1 -9 and the Borrower’s right to request further Disbursements are terminated in accordance with the terms of this Agreement; provided that, in the case of the B Loan Commitment and subject to Section 2.3.4(Repayment), the Commitment Termination Date shall be the relevant dates set forth in the B Loan Supplements. “Conditions for Extension” has the meaning provided in Section 2.18.3 (Conditions for Extension). “Consolidated EBITDA” means, for any period, (i) in the case of the Borrower, operating profit of the El Salvador Group or (ii) in the case of the Guarantor, operating profit of the Restricted Group, as the case may be, as such amount is determined on a consolidated basis in accordance with the Accounting Principles, plus the sum of the following amounts, in each case, without duplication (losses shall be added (as a positive number) and gains shall be deducted, in each case, to the extent such amounts were included in calculating operating profit of the El Salvador Group or the Restricted Group, as applicable): (a) depreciation and amortization expenses; (b) the net loss or gain on the disposal and impairment of assets; (c) share-based compensation expenses; (d) at the Borrower’s or the Guarantor’s option, as the case may be, other non-cash charges reducing operating profit (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating profit to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period); (e) any material extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other postemployment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events); (f) at the Borrower’s or the Guarantor’s option, as the case may be, the effects of adjustments in its consolidated (if applicable) financial statements pursuant to the Accounting Principles (including inventory, property, equipment, software,

CONFIDENTIAL Loan Number 15420-01 Annex 1 -10 goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write- down of amounts thereof, net of taxes; (g) any reasonable expenses, charges or other costs related to any sale of Capital Stock (other than Redeemable Stock), investment, acquisition, disposition, recapitalization or the incurrence of any Debt, in each case, as determined in good faith by a responsible financial or accounting officer of the Borrower or the Guarantor, as applicable; (h) any gains or losses on associates; (i) any unrealized gains or losses due to changes in the fair value of equity investments; (j) any unrealized gains or losses due to changes in the fair value of Interest Rate, Currency or Commodity Price Agreements; (k) any unrealized gains or losses due to changes in the carrying value of put options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, Joint Venture or associate; (l) any unrealized gains or losses due to changes in the carrying value of call options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, Joint Venture or associate; (m) any net foreign exchange gains or losses; (n) at the Borrower’s or the Guarantor’s option, as the case may be, any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies; (o) accruals and reserves that are established or adjusted within twelve (12) months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition in accordance with the Accounting Principles; (p) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the relevant member of the El Salvador Group or the Restricted Group, as the case may be, has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within three hundred sixty-five (365) days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable three hundred sixty-five (365)-day period);

CONFIDENTIAL Loan Number 15420-01 Annex 1 -11 (q) the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets; (r) any net gain (or loss) realized upon any Sale/Leaseback Transaction that is not sold or otherwise disposed of in the ordinary course of business, determined in good faith by a responsible financial or accounting officer of the Borrower or the Guarantor, as applicable; (s) the amount of loss on the sale or transfer of any assets in connection with an asset securitization program, receivables factoring transaction or other receivables transaction (including, without limitation, a Qualified Receivables Transaction); and (t) Specified Legal Expenses. For the purposes of calculating Consolidated EBITDA for any period, as of such date of determination: (i) if, since the beginning of such period any member of the El Salvador Group or the Restricted Group, as the case may be, has made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) including any Sale occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; (ii) if, since the beginning of such period any member of the El Salvador Group or the Restricted Group, as the case may be (by merger or otherwise), will have made an investment in any Person that thereby becomes a member of the El Salvador Group or the Restricted Group, as the case may be, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such investment or acquisition, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; (iii) if, since the beginning of such period, any Person (that became a member of the El Salvador Group or the Restricted Group, as the case may be, was merged with or into any member of the El Salvador Group or the Restricted Group, as the case may be, since the beginning of such period) will have

CONFIDENTIAL Loan Number 15420-01 Annex 1 -12 made any Sale or any Purchase that would have required an adjustment pursuant to clauses (i) or (ii) above if made by any member of the El Salvador Group or the Restricted Group, as the case may be, since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period, including anticipated synergies and cost savings as if such Sale or Purchase occurred on the first day of such period; (iv) whenever pro forma effect is applied, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Borrower or the Guarantor, as applicable (including in respect of anticipated synergies and cost savings) as though the full effect of such synergies and cost savings were realized on the first day of the relevant period and shall also include the reasonably anticipated full run rate cost savings effect (as calculated in good faith by a responsible financial or chief accounting officer of the Borrower or the Guarantor, as applicable) of cost savings programs that have been initiated by any member of the El Salvador Group or the Restricted Group, as the case may be, as though such cost savings programs had been fully implemented on the first day of such relevant period; (v) for the purposes of determining the amount of Consolidated EBITDA under this definition denominated in a foreign currency, the Borrower or the Guarantor, as applicable, may, at its option, calculate the equivalent in Dollars of such amount of Consolidated EBITDA based on either (i) the weighted average exchange rates for the relevant period used in the consolidated (if applicable) financial statements of the Borrower or the Guarantor, as applicable, for such relevant period or (ii) the relevant currency exchange rate in effect on the date of execution of this Agreement; and (vi) the amount of fees (the “Restricted Fees”) payable by any Subsidiary of the Borrower or the Guarantor, as applicable, to the Borrower or the Guarantor, as applicable, or by any member of the Restricted Group to any other member of the Restricted Group in connection with the guaranties provided in connection herewith and any services rendered (including, without limitation, any management fees, Value Creation Fees and similar fees) shall be excluded. For the purpose of calculating Consolidated EBITDA, any Joint Venture Consolidated EBITDA shall be added to the amount determined in accordance with the foregoing. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. (“Controlling” and “Controlled” have corresponding meanings).

CONFIDENTIAL Loan Number 15420-01 Annex 1 -13 “Costs” means any costs, expenses or losses incurred by IDB Invest or any Participant in connection with the Loans (as determined by IDB Invest or such Participant), including: (i) any breakage of funds, termination, redeployment or other unwinding cost, if positive, or losses incurred by IDB Invest or such Participant, (ii) interest paid and/or payable to cover any unpaid amount; (iii) any foreign exchange loss and/or hedge liquidation costs; and (iv) in the case of a late payment, any late payment interest due to IDB Invest under Section 2.8 (Default Interest). “Credit Facilities” means, debt facilities, arrangements, instruments, trust deeds, note purchase agreements, indentures, purchase money financings, commercial paper facilities or overdraft facilities with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Debt, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended, in whole or in part from time to time, and in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including, but not limited to, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreements or instruments (i) changing the maturity of any Debt incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of any Obligor as additional borrowers or guarantors thereunder, (iii) increasing the amount of Debt incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. “Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) the principal of and premium, if any, in respect of every obligation of such Person for money borrowed; (ii) the principal of and premium, if any, in respect of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (but only to the extent such obligations are not reimbursed within thirty (30) days following receipt by such Person of a demand for reimbursement); and (iv) the principal component of every obligation of the type referred to in clauses (i) through (iii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise to the extent not otherwise included in the Debt of such Person. The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (1) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with the Accounting Principles, (2) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (3) any amount of Debt that has been cash- collateralized, to the extent so cash-collateralized, shall be excluded from any calculation of Debt. Notwithstanding anything else to the contrary, for all purposes under this Agreement, the amount of Debt incurred, repaid, redeemed, repurchased or otherwise acquired by any Person shall equal the liability in respect thereof determined in accordance with the Accounting Principles and reflected on such Person’s consolidated (if applicable) statement of

CONFIDENTIAL Loan Number 15420-01 Annex 1 -14 financial position (but only to the extent considered “Debt” hereunder taking into account the exclusions below). The term “Debt” shall not include: (a) obligations described in paragraphs (i), (ii) and (iv) of the first paragraph of this definition of Debt that are incurred by any Restricted Subsidiary (the “Proceeds Recipient”) and owed to a bank or other lending institution (the “On-Lend Bank”) to facilitate the substantially concurrent on-lending of proceeds (the “Proceeds On-Loan”) from Debt incurred by any member of the El Salvador Group or the Restricted Group (other than the Proceeds Recipient) in compliance (on a pro forma basis, after giving effect to the incurrence of such Debt) with (i) in the case of the El Salvador Group, the Financial Covenant (tested at such time) or (ii) in the case of the Restricted Group (other than the El Salvador Group), the Debt Incurrence Test, to the extent (1) the principal obligations in respect of the Proceeds On-Loan are secured by security over cash granted in favor of the On-Lend Bank or any of its Affiliates in an amount not less than the principal amount of the Proceeds On-Loan, (2) the Proceeds On-Loan is put in place substantially concurrently with a loan by any member of the Restricted Group (other than the Proceeds Recipient) to the On-Lend Bank (the “On-Lend Bank Borrowing”) pursuant to which the Proceeds Recipient is entitled to reduce the principal amount of the Proceeds On-Loan by an amount equal to the principal amount of the On-Lend Bank Borrowing if a default or acceleration occurs with respect to such On-Lend Bank Borrowing, or (3) the substantial risks and rewards of the Proceeds On-Loan are transferred, using a synthetic instrument or any other arrangement or agreement, from the On-Lend Bank to any member of the El Salvador Group or Restricted Group, as applicable (other than the Proceeds Recipient) in exchange for an amount not less than (x) the amount of cash granted in favor of the On-Lend Bank or any of its Affiliates, or (y) the outstanding amount of the On-Lend Bank Borrowing, as applicable, in each case as at the effective date of such transfer; (b) any liability of any member of the Restricted Group (other than the Proceeds Recipient) attributable to a synthetic instrument or any other arrangement or agreement described in clause (a)(3) above to the extent such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with the Accounting Principles and recorded as a current liability on such Person’s consolidated (if applicable) statement of financial position; (c) any Restricted MFS Cash; (d) any liability of any member of the Restricted Group attributable to a put option or similar instrument, arrangement or agreement entered into after the Effective Date granted by such Person relating to an interest in any other entity, in each case to the extent such option has not been exercised or such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with the Accounting Principles, and recorded as a current liability on such Person’s consolidated (if applicable) statement of financial position; (e) any standby letter of credit, performance bond or surety bond or other similar third-party guaranty instrument provided by any member of the Restricted Group that is customary in a

CONFIDENTIAL Loan Number 15420-01 Annex 1 -15 Related Business to the extent such letters of credit or bonds or instruments are not drawn upon or, if and to the extent drawn upon, are honored in accordance with their terms; (f) solely for purposes of calculating the Financial Covenant, any intercompany debt or other liability owing from any member of the El Salvador Group to any other member of the Group; (g) any deposits or prepayments received by any member of the Restricted Group from a customer or subscriber for its service and any other deferred or prepaid revenue; (h) any obligations to make payments in relation to earn outs; (i) Debt which is in the nature of equity (other than Redeemable Stock) or equity derivatives; (j) Capital Lease Obligations or operating leases; (k) Receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any debt in respect of Qualified Receivables Transactions, including without limitation guarantees by a Receivables Entity of the obligations of another Receivables Entity; (l) pension obligations or any obligation under employee plans or employment agreements; (m) any “parallel debt” obligations to the extent that such obligations mirror other Debt; (n) any payments or liability for assets acquired or services supplied deferred (including trade payables) in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied; (o) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (including, in each case, any accrued dividends); and (p) the net obligations of such Person under any Interest Rate, Currency or Commodity Price Agreement. Where Debt is denominated in a currency other than Dollars, any Obligor, may, at its option, calculate the equivalent in Dollars of such amount of Debt based on either (i) the weighted average exchange rates for the relevant period used in the consolidated (if applicable) financial statements of such Obligor, for such relevant period or (ii) the relevant currency exchange rate in effect on the date of execution of this Agreement; provided, that if such Obligor exercises the foregoing option at any time, it shall do so with respect to all (and not less than all) Debt outstanding at such time that is denominated in a currency other than Dollars. “Debt Incurrence Test” has the meaning provided in Section 5.2.14 (Incurrence of Debt). “Default” means any event or condition that constitutes an Event of Default or any event or condition that, but for notice, lapse of time or the making of a determination, or any combination thereof, would, unless cured or waived, constitute an Event of Default.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -16 “Disbursement” means any disbursement of any Loan. “Disbursement Account” means the following bank account in the United States of America: Bank Routing Number: 021000021 SWIFT Code: CHASUS33 Bank Name: JPMorgan Chase Bank, N.A. General Bank Reference Address: JPMorgan Chase New York, NY 10017 Account Number: 878375109 Account Name: Telemovil El Salvador S.A. de C.V. or any other bank account notified by the Borrower to IDB Invest on or prior to the delivery of any Disbursement Request. “Disbursement Date” means the date on which the proceeds of a Disbursement are released by IDB Invest to the Borrower, which shall be a Business Day prior to the Commitment Termination Date on which IDB Invest is open for business. “Disbursement Request” means a request for a Disbursement delivered by the Borrower to IDB Invest substantially in the form of Exhibit 1 (Form of Disbursement Request). “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable for Debt or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Obligors (as applicable) or a Restricted Subsidiary); or (c) is redeemable at the option of the holder of the Capital Stock in whole or in part, (d) in each case on or prior to the earlier of (a) the Loan Final Maturity Date or (b) on which there are no Obligations outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require an Obligor to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the relevant Obligor may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the relevant Obligor with Section 5.2.11 (No Liens). “Diversification Report” has the meaning provided in Section 5.1.13 (Information for the Diversification KPI).

CONFIDENTIAL Loan Number 15420-01 Annex 1 -17 “Diversification Target” means that the Borrower has incurred capital expenditures payable to Eligible Suppliers in an aggregate amount of at least ten million Dollars (US$ 10,000,000) (or its equivalent in other currencies) in excess of the capital expenditures payable to Eligible Suppliers incurred during the immediately preceding Financial Year, in connection with the diversification of its supplier base, as determined by reference to the geographical location of such suppliers and the capital expenditures incurred in establishing, expanding, or entering into contracts with such suppliers. The Diversification Target shall be used solely for purposes of determining whether the A Loan Applicable Spread will be adjusted as set forth below. The Diversification Target shall not apply to any B Loans. If, during any Financial Year following the Base Year, the Borrower incurs capital expenditures payable to Eligible Suppliers in an aggregate amount that exceeds the aggregate amount of such capital expenditures payable to Eligible Suppliers incurred during the immediately preceding Financial Year, the A Loan Applicable Spread shall be decreased by ten basis points (0.10%) for each full increment of ten million Dollars (US$ 10,000,000) by which such capital expenditures exceed those of the prior Financial Year, up to a maximum annual reduction of fifty basis points (0.50%) (the “Vendor Diversification Rate Step-Down”). Notwithstanding any other provision in this Agreement, the A Loan Applicable Spread shall not be reduced below two point thirty five percent (2.35%) as a result of any Vendor Diversification Rate Step-Down. Conversely, if, during any Financial Year following the Base Year, the Borrower incurs capital expenditures payable to Eligible Suppliers in an aggregate amount that is less than the aggregate amount of such capital expenditures incurred during the immediately preceding Financial Year, the A Loan Applicable Spread shall be increased by ten basis points (0.10%) for each full increment of ten million Dollars (US$ 10,000,000) by which such capital payable to Eligible Suppliers expenditures fall below those of the prior Financial Year, up to a maximum aggregate increase of twenty five basis points (0.25%) (the “Vendor Diversification Rate Step-Up”). Notwithstanding any other provision in this Agreement, the A Loan Applicable Spread shall not exceed two point eighty five percent (2.85%) as a result of any Vendor Diversification Rate Step- Up. The Vendor Diversification Rate Step-Down or Vendor Diversification Rate Step-Up, as applicable, shall automatically apply to each Interest Period commencing after the date of delivery of the Diversification Report for the relevant Financial Year in accordance with Section 5.1.13. For each Financial Year: (a) if the Borrower meets or exceeds the Diversification Target, the Vendor Diversification Rate Step-Down shall apply in accordance with the above provisions, replacing any previously applicable Vendor Diversification Rate Step-Up; or (b) if the Borrower fails to meet the Diversification Target, the Vendor Diversification Rate Step-Down shall immediately cease to apply and shall be replaced by the Vendor Diversification Rate Step-Up in accordance with the above provisions. Additionally, if the Borrower fails to deliver the Diversification Report in accordance with Section 5.1.13 (Information for the Diversification KPI), any Vendor Diversification Rate Step-Down shall immediately cease to apply and a Vendor Diversification Rate Step-Up of fifteen basis points (0.15%) shall apply until such time as such Diversification Report is delivered. “Dollars” and the sign “$” mean the lawful currency of the United States of America.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -18 “Effective Date” has the meaning provided in the preamble hereto. “El Salvador Group” means the Borrower and the El Salvador Restricted Subsidiaries (if any). “El Salvador Restricted Subsidiary” means any Restricted Subsidiary that is a Subsidiary of the Borrower. “El Salvador Significant Subsidiary” means any Significant Subsidiary of the Borrower. “Eligible Supplier” means any Person engaged in business of selling Goods, that is acceptable to IDB Invest, provided each such Person meets the following eligibility requirements to the satisfaction of IDB Invest: (i) is a Person with business activity domiciled within IDB Invest Member Countries; (ii) its activities are not included in the List of Excluded Activities; (iii) is not included, nor is an Affiliate, of an entity included in the Internationally Recognized Sanctions List or the IDB Group List of Sanctioned Firms and Individuals; (iv) is not an Affiliate of the Borrower; and (v) is not a High-Risk Vendor, at IDB Invest’s discretion. “Event of Default” means any event specified in Section 6.1 (Events of Default). “Existing Facility” means that certain Credit and Guaranty Agreement, dated as of September 12, 2022, among the Borrower, Telefonía Celular de Nicaragua, S.A., the Guarantor, the lenders party thereto and The Bank of Nova Scotia, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time. “Fair Market Value” means, with respect to any Property, the sale value that would be obtained in an arm’s length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the chief executive officer or a financial officer of the relevant Obligor. “Fee Letter” means each fee letter agreed between the Borrower and IDB Invest setting forth the fees payable in respect of the transactions contemplated herein. “Financial Covenant” has the meaning provided in Section 5.1.9 (Financial Covenant). “Financial Quarter” means each period commencing on the day after a Financial Quarter Date and ending on the immediately succeeding Financial Quarter Date. “Financial Quarter Date” means each March 31, June 30 and September 30.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -19 “Financial Year” means the accounting year of each Obligor commencing on each January 1 and ending on the following December 31 or such other period as each Obligor, with IDB Invest’s consent, designates as its accounting year. “Financial Statements” means, with respect to any Person, as of any relevant date and period, such Person’s balance sheet, income statement, cash flow statement, statement of sources and uses of funds, statement showing changes in equity and any exhibits and notes thereto, which shall be prepared in Dollars, all prepared on a consistent basis in accordance with the Accounting Principles and, where applicable, the Banking Regulations. “Financing Documents” means, collectively: (i) this Agreement; (ii) each Note and each corresponding instruction letter; (iii) each B Loan Supplement; (iv) the Fee Letters; (v) all documents relating to the Loans that are entered into after the Effective Date and designated as a Financing Document by IDB Invest and the Obligors; and all other documents and certificates required to be delivered from time to time hereunder and thereunder. “Fitch” means Fitch Ratings Inc. and any successor to its rating agency business. “Floor” means zero percent (0.00%) per annum. “Goods” means equipment, materials, and related services required for the implementation of the Borrower’s Fiber to the Home and mobile network projects, and other goods or services, in each case, sold or rendered to the Borrower by an Eligible Supplier. “Group” means the Guarantor and its Subsidiaries “Guarantee” means the guarantee given pursuant to Article 7 of this Agreement. “Guaranteed Obligations” has the meaning set forth in Section 7.1.1 (Guarantee and Indemnity). “Guarantor” has the meaning provided in the preamble hereto. “High-risk Vendor” means (i) any third-party supplier or service provider that, due to the nature of the supplies or services provided or their access to sensitive systems or information, poses a significant potential risk to the Obligors’ operations, cybersecurity, data security, compliance, or reputation, as reasonably determined by IDB Invest; and (ii) any vendor that has been designated or identified by any Authority of any jurisdiction in which the Guarantor or its Subsidiaries operate as posing a risk or threat to national security, through any binding law, regulation, executive order, or official sanctions list.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -20 “IDB” means the Inter-American Development Bank, an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries. “IDB Group” means jointly the IDB, IDB Invest and the Multilateral Investment Fund. “IDB Group List of Sanctioned Firms and Individuals” means the list of firms and individuals listed in, and accessible at: https://www.iadb.org/en/who-we-are/transparency/sanctions- system/sanctioned-firms-and-individuals or any successor website or location. “IDB Invest” has the meaning provided in the preamble hereto. “IDB Invest A Loan” means a loan in an aggregate amount of up to the IDB Invest A Loan Commitment to be funded by IDB Invest or, as the context may require, the outstanding principal amount thereof. “IDB Invest A Loan Commitment” has the meaning provided in Section 2.1.1 (The Loans). “IDB Invest B Loan” means, individually and, as the context requires, collectively, one or more loans made in connection with an IDB Invest A Loan if and when funded by one or more Participants pursuant to a Participation Agreement and a B Loan Supplement. “IDB Invest Loan” means together the loans in an aggregate amount of up to the IDB Invest Loan Commitment to be funded by IDB Invest or, as the context may require, the outstanding principal amount thereof. “IDB Invest Loan Commitment” the sum of (i) the IDB Invest A Loan Commitment plus (ii) the B Loan Commitment. “IDB Invest Members” means the member countries of IDB Invest listed in https://www.idbinvest.org/en/countries. “Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter- in-law (including adoptive relationships) and any trust, partnership or other bona fide estate- planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individuals are the only donors. “Increase Period” has the meaning provided in Section 5.1.9(ii) (Financial Covenant). “Increased Costs” means the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction in return to, IDB Invest or, as the case may be, any Participant in connection with making or maintaining the Loan or its Participation, as applicable, that results from: (i) any Change in Law; or

CONFIDENTIAL Loan Number 15420-01 Annex 1 -21 (ii) any compliance with any request from, or requirement of, any central bank or other monetary or other Authority; or (iii) any Loan Interest Rate being calculated in accordance with Section 2.15 (Market Disruption), where Increased Costs shall also include any difference between the Market Disruption Base Rate and the actual cost to IDB Invest and/or Participant of making, funding or maintaining the Loan and/or its Participation for the relevant Interest Period, including Increased Costs incurred if IDB Invest and/or Participant incurs Costs in switching from the then-current Benchmark-based funding to the Market Disruption Base Rate; that in any such case, subsequent to the Effective Date: imposes or modifies any reserve, special deposit, condition, Tax, charge or similar requirements or otherwise imposes a cost on IDB Invest or such Participant in relation to the making or maintaining of the Loans; or reduces the rate of return on the overall capital of, IDB Invest or such Participant that it would have been able to achieve had it not made or committed to make the Loan, or Participation. “Increased Costs Certificate” means a certificate furnished by IDB Invest to the Obligors certifying: (i) the circumstances giving rise to the Increased Costs; (ii) the amount of Increased Costs; and (iii) that IDB Invest or, as the case may be, such Participant has exercised reasonable efforts to minimize or eliminate the relevant increase or reduction; provided that IDB Invest shall not be obliged to disclose any information that it or the relevant Participant considers to be confidential in providing such certificate. “Indemnified Liabilities” has the meaning provided in Section 8.3 (Indemnity; Waiver of Consequential Damages). “Indemnified Persons” has the meaning provided in Section 8.3 (Indemnity; Waiver of Consequential Damages). “Insolvency Event” means any of the following: (i) a court or Authority declares any of the Obligors bankrupt or insolvent; (ii) a petition seeking reorganization, intervention, surveillance, moratorium, liquidation, arrangement, adjustment, concurso or composition of or in respect of any of the Obligors under any Applicable Law is properly filed; (iii) any court or Authority appoints a receiver, liquidator, trustee, sequestrator, administrator assignee, síndico, interventor (or similar official) of any of the Obligors or of any substantial part of its Property or Debt or orders the winding-up, dissolution, reorganization or liquidation of its affairs; (iv) any of the Obligors takes any action to commence, consents to or fails to contest the commencement of any of the foregoing proceedings; (v) any of the Obligors makes a general assignment for the benefit of creditors; (vi) any of the Obligors admits in writing its inability or otherwise becomes unable to pay its debts generally as they become due; or (vii) any other event occurs that under any Applicable Law would have an effect similar to any of those events listed above. “Intercompany Facility” means that certain intercompany loan agreement dated June 18, 2020, by and between Millicom International One S.L., as lender, and the Borrower, as borrower, in an aggregate principal amount of up to $150,000,000, together with all related documents, as amended, restated, supplemented or otherwise modified from time to time.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -22 “Interest Payment Date” means January 15th, April 15th, July 15th and October 15th. “Interest Period” means (i) each three (3)-month period beginning on an Interest Payment Date and ending on the day immediately before the next Interest Payment Date, except for the first period following the Disbursement for which it shall mean the period beginning on such Disbursement Date and ending on the day immediately before the next Interest Payment Date, or (ii) the last interest period of the Loan that begins on the Interest Payment Date immediately preceding the Loan Final Maturity Date and ends on the Loan Final Maturity Date. “Interest Rate, Currency or Commodity Price Agreement” means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business). “Interest Rate Determination Date” means the second U.S. Government Securities Business Day prior to the commencement of each Interest Period; provided that the Interest Rate Determination Date for the first Interest Period following the Disbursement shall be the second U.S. Government Securities Business Day prior to the relevant Disbursement Date. “Internationally Recognized Sanctions Lists” means sanctions lists maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, the United Kingdom of Great Britain and Northern Ireland, and the United Nations and the European Union. “Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a guarantee of any obligation of such other Person, together with all items that are or would be classified as Investments on a statement of financial position (excluding the footnotes thereto) prepared in accordance with the Accounting Principles, but shall not include (a) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person, or (b) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing and other employee benefit plan contributions made in the ordinary course of business. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to a subsequent change in value and, to the extent applicable, shall be determined based on the equity value of such Investment. “Investment Grade” means (i) BBB- or above in the case of Fitch (or its equivalent under any successor Rating Categories of Fitch), (ii) Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), and (iii) the equivalent in respect of the Rating Categories of any other Rating Agencies. “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -23 “Joint Venture Consolidated EBITDA” means an amount equal to the product of (i) the Consolidated EBITDA of any Joint Venture (determined in good faith by a responsible financial or accounting officer of the relevant Obligor on the same basis as provided for in the definition of “Consolidated EBITDA” (with the exception of clause (i) and the last sentence thereof regarding the addition of any Joint Venture Consolidated EBITDA to the calculation) as if each reference to such Obligor in such definition was to such Joint Venture) whose financial results are not consolidated with those of such Person in accordance with the Accounting Principles, and (ii) a percentage equal to the direct or indirect equity ownership percentage of the relevant Obligor and/or any of its Subsidiaries in the Capital Stock of such Joint Venture and its Subsidiaries. “LCT Election” has the meaning provided in Section 2.19.2 (Financial Calculations for Limited Condition Transactions). “LCT Test Date” has the meaning provided in Section 2.19.2 (Financial Calculations for Limited Condition Transactions). “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Limited Condition Transaction” means (i) any Investment or acquisition, including by way of merger, amalgamation or consolidation, in each case, by one or more members of the Restricted Group of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “List of Excluded Activities” means the list of activities not financed by IDB Invest set forth in Schedule 1 (List of Excluded Activities). “Loans” means the IDB Invest Loan and the IDB Invest B Loan. “Loan Commitments” means the IDB Invest A Loan Commitments, and the B Loan Commitments. “Loan Final Maturity Date” means the A Loan Final Maturity Date or the applicable B Loan Final Maturity Date, as the context requires. “Loan Interest Rate” means the A Loan Interest Rate or the applicable B Loan Interest Rate, as the context requires. “Luxembourg Business Preservation Law” has the meaning specified in Section 1.6(a) (Luxembourg Terms).

CONFIDENTIAL Loan Number 15420-01 Annex 1 -24 “Luxembourg Companies Law” has the meaning specified in Section 1.6(b)(ii) (Luxembourg Terms). “Mandatory Prepayment Event” has the meaning specified in Section 2.4.2 (Mandatory Prepayments). “Market Disruption Base Rate” means, in respect of any Loan, an interest rate per annum equal to (i) the cost of funds of IDB Invest and the Participants as provided to IDB Invest, determined in accordance with Section 2.15 (Market Disruption), or (ii) any other rate applicable pursuant to either Section 2.15.1 or Section 2.15.2 (Market Disruption). “Market Disruption Event” has the meaning provided in Section 2.15.1 (Market Disruption). “Material Adverse Effect” means any event or circumstance that has a material adverse effect on (a) the business, Property, liabilities, operations or condition, financial or otherwise, of the Obligors (taken as a whole); (b) the ability of the Obligors (taken as a whole) to perform their payment obligations under the Financing Documents or (c) the validity or enforceability of this Agreement or the rights or remedies of IDB Invest hereunder. “Material Intellectual Property” has the meaning provided in Section 5.1.11 (Maintenance of Properties. Insurance). “MICI” means the Independent Consultation and Investigation Mechanism of the IDB Group that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes ( https://mici.iadb.org/en). “MICSA Revolving Facility Agreement” means that certain Revolving Credit Agreement dated as of October 15, 2020, by and among the Guarantor, the Lenders named therein and The Bank of Nova Scotia as Administrative Agent, as amended, supplemented or otherwise modified. “Minority Shareholder Loans” means Debt of any Restricted Subsidiary or any El Salvador Restricted Subsidiary that is issued to and held by an equity owner of such Subsidiary, other than a member of the Restricted Group. “Moody’s” means Moody’s Investors Services, Inc. and any successor to its rating agency business. “Note” or “Notes” has the meaning provided in Section 2.17.1 (Initial Notes). “Obligations” means, collectively, all obligations and liabilities of the Borrower under any Financing Document to IDB Invest. “Obligors” means the Borrower and the Guarantor. “Obligor’s Country” means with respect to (i) the Borrower, El Salvador and (ii) with respect to the Guarantor, the Grand Duchy of Luxembourg.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -25 “OII” means the Office of Institutional Integrity of the IDB Group (https://www.iadb.org/en/who- we-are/transparency/sanctions-system/office-institutional-integrity). “Other Taxes” means any stamp, recording, documentary or similar taxes and all other charges or levies payable on or in connection with any Financing Document. “Participant” means any Person that acquires a Participation. “Participation” means a participation interest acquired in any Loan pursuant to a Participation Agreement. “Participation Agreement” means each participation agreement entered into between IDB Invest, and a Participant, in IDB Invest’s customary form, pursuant to which a Participant acquires a Participation. “Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets or a combination of related business assets, cash and Cash Equivalents between any member of the Restricted Group and another Person. “Permitted Debt” means: (a) any Debt under this Agreement; (b) Debt (other than Debt described in another clause of this definition) that is (x) outstanding on the date of this Agreement or (y) committed or mandated on the date of this Agreement and disclosed in writing to IDB Invest prior to such date; (c) Pari passu Debt of any member of the Restricted Group under Credit Facilities and any Permitted Refinancing Debt in respect thereof in an aggregate principal amount at any one time outstanding that does not exceed an amount equal to (x) in the case of the Restricted Group (other than the El Salvador Group), the greater of nine hundred million Dollars ($900,000,000) (or the equivalent in other currencies) and eight percent (8%) of Total Assets of the Guarantor and (y) in the case of each of the El Salvador Group, the greater of twenty million Dollars ($20,000,000) (or the equivalent in other currencies) and eight percent (8%) of Total Assets of the Borrower, plus, in each case, (1) any accrual or accretion of interest that increases the principal amount of Debt under Credit Facilities and (2) in the case of any refinancing of Debt permitted under this clause (c) or any portion thereof, the aggregate amount of fees, underwriting discounts and commissions, premiums and other costs and expenses incurred in connection with such refinancing; (d) Debt owed by any member of the Restricted Group to any other member of the Restricted Group; provided, that (A) if any Obligor is the obligor on such Debt and such Debt is owed to a member of the Group other than another Obligor, such Debt must be unsecured and expressly subordinated (it being understood that any such subordination terms must be effective at the time such Debt is incurred; provided that, such subordination shall only apply during the existence of an Event of Default pursuant to Section 6.1.1(i) or (ii) or Section 6.1.5 or following an acceleration of the Loans pursuant to Section 6.1 (Events of Default) to the prior payment in full in cash of all of the Borrower’s obligations under this

CONFIDENTIAL Loan Number 15420-01 Annex 1 -26 Agreement, and (B) either (x) the transfer or other disposition by such member of the Restricted Group of any Debt so permitted to a Person (other than to any other member of the Restricted Group) or (y) such member of the Restricted Group ceasing to be a Restricted Subsidiary of the Restricted Group, will at the time of such transfer or other disposition, in each case, be deemed to be an incurrence of such Debt not permitted by this clause (d); (e) Acquired Debt; (f) Minority Shareholder Loans; (g) Permitted Refinancing Debt of any member of the Restricted Group incurred in exchange for, or the proceeds of which are used to refinance or refund or replace, or any extension or renewal of (including, in each case, successive refinancings, extensions and renewals), Debt of any such Person incurred in pro forma compliance with (i) in the case of any member of the Restricted Group (other than any member of the El Salvador Group), the Debt Incurrence Test and (ii) in the case of any member of the El Salvador Group, the Financial Covenant (tested at such time), as applicable, or clauses (a), (b), (e) or this clause (g) of this definition, as the case may be; (h) Debt of any member of the Restricted Group represented by letters of credit in order to provide security for workers’ compensation claims, health, disability or other employee benefits, payment obligations in connection with self-insurance or similar requirements of any member of the Restricted Group in the ordinary course of business; (i) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any assets of any member of the Restricted Group, and earn-out provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements other than guarantees of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of each such incurrence of such Debt will at no time exceed the gross proceeds actually received by such member of the Restricted Group, as applicable, in connection with the related disposition; (j) obligations in respect of (i) customs, VAT or other tax guarantees, (ii) bid, performance, completion, guarantee, surety and similar bonds, including guarantees or obligations of any member of the Restricted Group with respect to letters of credit supporting such obligations and (iii) the financing of insurance premiums, in each case, in the ordinary course of business and not related to Debt for borrowed money; (k) Debt of any member of the Restricted Group arising from the honoring by a bank or other financial institution of a check, draft or similar instrument including, but not limited to, electronic transfers, wire transfers, netting services and commercial card payments, drawn against insufficient funds; provided that such Debt is extinguished within thirty (30) days of incurrence; (l) guarantees by any member of the Restricted Group of Debt or any other obligation or liability of any other member of the Restricted Group (other than of any Debt incurred in

CONFIDENTIAL Loan Number 15420-01 Annex 1 -27 violation of (i) in the case of any member of the Restricted Group (other than any member of the El Salvador Group), the Debt Incurrence Test, or (ii) in the case of any member of each of the El Salvador Group, the Financial Covenant (tested at such time)); provided, however, that if the Debt being guaranteed is subordinated in right of payment to the Loans or any guarantee of the Loans, then such guarantee shall be subordinated substantially to the same extent as the relevant Debt guaranteed; (m) Debt arising under borrowing facilities provided by a special purpose vehicle notes issuer to any member of the Restricted Group in connection with the issuance of notes or other similar debt securities intended to be supported primarily by the payment obligations of any member of the Restricted Group in connection with any vendor financing platform; (n) Debt of any member of the Restricted Group in an aggregate outstanding principal amount which, when taken together with any Permitted Refinancing Debt in respect thereof and the principal amount of all other Debt incurred pursuant to this clause (n) and then outstanding, will not exceed one-hundred percent (100%) of the cash proceeds (net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements)) received by, such member of the Restricted Group, as applicable, from the issuance or sale (other than to any other member of the Restricted Group) of its Minority Shareholder Loans or Capital Stock or otherwise contributed to the equity of any Obligor, subsequent to the date of execution of this Agreement (and in each case, other than through the issuance of Disqualified Stock or Preferred Stock); (o) Debt consisting of (i) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of any member of the Restricted Group or (ii) Debt otherwise incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of any member of the Restricted Group whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Permitted Refinancing Debt in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Debt incurred pursuant to this clause (o), will not exceed (i) in the case of each of the El Salvador Group, the greater of (1) $8,000,000 (or the equivalent in other currencies) and (2) three percent (3%) of Total Assets of the Borrower and (ii) in the case of the Restricted Group (other than the El Salvador Group), the greater of (1) $250,000,000 (or the equivalent in other currencies) and (2) three percent (3%) of Total Assets of the Guarantor, in each case, at any time outstanding; or

CONFIDENTIAL Loan Number 15420-01 Annex 1 -28 (p) Debt not otherwise permitted to be incurred pursuant to clauses (a) through (o) above, which, together with any other outstanding Debt incurred pursuant to this clause (p), including any Permitted Refinancing Debt in respect thereof, has an aggregate principal amount at any time outstanding not in excess of (i) in the case of each of the El Salvador Group, the greater of (A) $5,000,000 (or the equivalent in other currencies) and (B) four percent (4%) of Total Assets of the Borrower and (ii) in the case of the Restricted Group (other than the El Salvador Group), the greater of (A) $300,000,000 (or the equivalent in other currencies) and (B) four percent (4%) of Total Assets of the Guarantor, plus, in the case of any refinancing of Debt permitted under this clause (p) or any portion thereof, the aggregate amount of fees, underwriting discounts and commissions, premiums and other costs and expenses incurred in connection with such refinancing. In the event that an item of Debt meets the criteria of more than one of the types of Permitted Debt or is entitled to be incurred by the relevant member of the Restricted Group in accordance with the Debt Incurrence Test or the Financial Covenant, as applicable, the relevant Obligor in its sole discretion may classify and from time to time reclassify such item of Debt or any portion thereof and only be required to include the amount of such Debt as one of such types. “Permitted Disposals” means: (a) any dispositions of assets in a single transaction or series of transactions with an aggregate Fair Market Value of not more than (i) in the case of any member of the El Salvador Group, three percent (3%) of Total Assets of the Borrower during the life of the Agreement, and (iii) in the case of the Guarantor, in any calendar year, the greater of (x) $25,000,000 (or the equivalent in other currencies) and (y) one percent (1%) of Total Assets of the Guarantor (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of $25,000,000 (or the equivalent in other currencies) and one percent (1%) of Total Assets of the Guarantor of carried over amounts for any calendar year); (b) any Specified Subsidiary Sale; (c) any disposition of Tower Equipment, including any Sale/Leaseback Transaction; provided that any cash or Cash Equivalents received in connection with such disposition (the “Permitted Disposal Net Available Proceeds”) are applied, within 365 days of such disposition or Sale/Leaseback Transaction, at the relevant Obligor’s option, as the case may be, to (i) repay, redeem, retire or cancel outstanding Senior Secured Debt of such Obligor; (ii) repurchase, prepay, redeem or repay Debt of such Obligor that ranks pari passu in right of payment to the Loans; (iii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Related Business, if, after giving effect to any such acquisition of Capital Stock, the Related Business is or becomes a Restricted Subsidiary of the relevant Obligor; (iv) to make a capital expenditure or acquire other assets (other than Capital Stock and cash or Cash Equivalents), rights (contractual or otherwise) and properties, whether tangible or intangible (including ownership interests) that are used or intended for use in connection with a Related Business; (v) to repay any outstanding Obligations hereunder; (vi) enter into a binding commitment to apply

CONFIDENTIAL Loan Number 15420-01 Annex 1 -29 the Permitted Disposal Net Available Proceeds pursuant to sub-clauses (iii) or (iv) of this clause (c), provided that such binding commitment (or any subsequent binding commitment replacing the initial binding commitment that is entered into within 180 days following the aforementioned 365-day period) shall be treated as a permitted application of such Permitted Disposal Net Available Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period; or (vii) any combination of the foregoing sub-clauses (i) through (vi) of this clause (c); (d) a transfer of assets between or among members of the Restricted Group; (e) the issuance of Capital Stock by a Restricted Subsidiary to any other member of the Restricted Group; (f) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than any member of the Restricted Group) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (g) the sale, lease or other transfer of products, services, accounts receivable, inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, surplus, worn-out or (in the good faith judgment of any Obligor) obsolete assets; (h) dispositions in connection with Permitted Liens; (i) disposals of assets, rights or revenue not constituting part of the Related Business and other disposals of non-core assets acquired in connection with any acquisition permitted under this Agreement; (j) licenses and sublicenses of any member of the Restricted Group in the ordinary course of business; (k) any surrender or waiver of contract rights or settlement, release, recovery on, or surrender of, contract, tort or other claims in the ordinary course of business; (l) the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; (m) a transfer or disposition of assets that is governed by the provisions of Section 5.2.2 (Fundamental Changes to any of the Obligors); (n) the sale or other disposition of cash or Cash Equivalents;

CONFIDENTIAL Loan Number 15420-01 Annex 1 -30 (o) the foreclosure, condemnation or any similar action with respect to any property or other assets; (p) a transfer or disposition of assets that is governed by Section 5.2.1; (q) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity, and Investments in a Receivables Entity consisting of cash or securitization obligations; (r) any disposition or expropriation of assets or Capital Stock which any member of the Restricted Group is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction; (s) any disposition of Capital Stock, Debt or other securities of an Unrestricted Subsidiary; (t) disposal of non-core assets acquired in connection with any acquisition permitted under this Agreement; (u) any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by any member of the Restricted Group to such Person; (v) any disposition of Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the Joint Venture parties set forth in Joint Venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in connection with such disposition are applied, within 365 days of such disposition, at the relevant Obligor’s option, as the case may be, in accordance with sub-clauses (i) through (vii) of clause (c) of this definition of “Permitted Disposals”; (w) any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by any member of the Restricted Group pursuant to customary sale and leaseback transactions, asset securitizations and other similar financings permitted by this Agreement; (x) any dispositions constituting the surrender of tax losses by any member of the Restricted Group (i) to any other member of the Restricted Group, (ii) in order to eliminate, satisfy or discharge any tax liability of any Person that was formerly a subsidiary of such member of the Restricted Group which has been disposed of pursuant to a disposal permitted by the terms of this Agreement, to the extent that such member of the Restricted Group would have a liability (in the form of an indemnification obligation or otherwise) to one or more persons in relation to such tax liability if not so eliminated, satisfied or discharged; (y) [Reserved];

CONFIDENTIAL Loan Number 15420-01 Annex 1 -31 (z) Permitted Asset Swaps; and (aa) any other disposal of assets not described in clauses (a) through (z) above consisting in the aggregate a value of (i) in the case of the El Salvador Group, ten percent (10%) or less of Total Assets of the El Salvador Borrower, and (ii) in the case of the Guarantor, ten percent (10%) or less of Total Assets of the Guarantor. “Permitted Holder” means, at any time, (i) Iliad Holding S.A.S., (ii) the Permitted Investor and its Immediate Family Members or (iii) any trust, corporation, partnership, limited partnership, limited liability company or other legal entity (including Atlas Investissement S.A.S. or Atlas Luxco S.à r.l.) that at such time a majority of the Voting Stock thereof is beneficially owned, directly or indirectly, by the Permitted Investor and/or its Immediate Family Members, measured by voting power rather than number of shares; provided that, notwithstanding the foregoing, the Permitted Holders shall in any event exclude any Person that on the date of any Change of Control is included on any Internationally Recognized Sanctions Lists or on the IDB Group List of Sanctioned Firms and Individuals. “Permitted Interest Rate, Currency or Commodity Price Agreement” means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements against currency exchange or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations and not for purposes of speculation. “Permitted Investments” means (1) any loan made by any member of the Restricted Group to any other member of Restricted Group, (2) loans or advances to employees and officers (or guarantees of intra- Restricted Group loans or intra-Restricted Group loans to employees or officers) in the ordinary course of business; (3) customary cash management, cash pooling or netting or setting off arrangements; and (4) the granting of Liens pursuant to clause (n) of the definition of Permitted Liens. “Permitted Investor” means Xavier Niel, a natural person. “Permitted Liens” means: (a) Liens for taxes, assessments or governmental charges or levies on the property of any member of the Restricted Group if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with the Accounting Principles shall have been made therefor; (b) Liens imposed by law, such as statutory Liens of landlords’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of any member of the Restricted Group in the ordinary course of business arising solely by virtue of any statutory or common law (but not contractual) provisions

CONFIDENTIAL Loan Number 15420-01 Annex 1 -32 relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; (c) Liens on the property of any member of the Restricted Group incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Restricted Group taken as a whole; (d) Liens on property at the time any member of the Restricted Group acquired such property, including any acquisition by means of a merger or consolidation; provided, however, that any such Lien may not extend to any other property of such member of the Restricted Group; (e) Liens on the property of a Person at the time such Person becomes a member of the Restricted Group; provided, however, that any such Lien may not extend to any other property of any other member of the Restricted Group that is not a direct or, prior to such time, indirect Subsidiary of such Person (other than pursuant to after- acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition); (f) pledges or deposits by any member of the Restricted Group under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which any member of the Restricted Group is party, or deposits to secure public or statutory obligations of any member of the Restricted Group or deposits for the payment of rent, in each case incurred in the ordinary course of business; (g) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (h) Liens in favor of a credit card processor arising in the ordinary course of business under any processor agreement; (i) any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by any member of the Restricted Group in a transaction entered into in the ordinary course of business of such Person and for which kind of transaction it is customary market practice for such retention of title provision to be included;

CONFIDENTIAL Loan Number 15420-01 Annex 1 -33 (j) Liens arising by means of any judgment, decree or order of any court so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been fully terminated or the period within which such proceedings may be initiated has not expired and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceeding in the ordinary course of business; (k) Liens securing Debt of any member of the Restricted Group under any Credit Facility; (l) Liens securing any Permitted Interest Rate, Currency or Commodity Price Agreement; (m) Liens securing Acquired Debt described in clause (a) of the definition thereof (provided that any Liens securing Permitted Refinancing Debt with respect thereto shall not be a Permitted Lien pursuant to this clause (m)); (n) Liens on the Capital Stock or other securities or assets of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary; (o) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which any member of the Restricted Group has easement rights or on any real property leased by any member of the Restricted Group or similar agreements relating thereto and any condemnation or eminent domain proceedings or compulsory purchase order affecting real property; (p) Liens existing on the date of execution of this Agreement; (q) Liens in favor of any member of the Restricted Group; (r) Liens securing customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any member of the Restricted Group, and earn-out provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements other than guarantees of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; (s) Liens securing Debt of any member of the Restricted Group arising from the honoring by a bank or other financial institution of a check, draft or similar instrument including, but not limited to, electronic transfers, wire transfers, netting services and commercial card payments, drawn against insufficient funds; (t) Liens on insurance policies and the proceeds thereof, or other deposits, to secure insurance premium financings in respect of any member of the Restricted Group;

CONFIDENTIAL Loan Number 15420-01 Annex 1 -34 (u) Liens arising from financing statement filings (or other similar filings in any applicable jurisdiction) regarding operating leases entered into by any member of the Restricted Group in the ordinary course of business; (v) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit issued to facilitate the purchase, shipment or storage of such inventory or other goods; (w) Liens for the purpose of securing the payment of all or a part of the purchase price of Capital Lease Obligations, Purchase Money Obligations or other payments incurred by any member of the Restricted Group to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that such Liens do not encumber any other assets or property of any member of the Restricted Group other than such assets or property and assets affixed or appurtenant thereto; (x) Liens on property of any member of the Restricted Group to secure Debt incurred in pro forma compliance with (i) in the case of the Guarantor, the Debt Incurrence Test or (ii) in the case of any member of the El Salvador Group and, the Financial Covenant (tested at such time), as applicable, or of the type described in clauses (h), (i), (j), (k) and (o) of the definition of “Permitted Debt”; (y) Liens on any escrow account used in connection with an acquisition of property or Capital Stock of any Person or pre-funding a refinancing of Debt otherwise permitted by this Agreement; (z) Liens on the deposits of any member of the Restricted Group in favor of financial institutions arising from any netting or set-off arrangement substantially consistent with its current practice for the purpose of netting debt and credit balances substantially consistent with such member of the Restricted Group’s existing cash pooling arrangements; (aa) Liens incurred in the ordinary course of business of any member of the Restricted Group with respect to obligations that do not exceed (x) in the case of the Guarantor, the greater of $500,000,000 (or the equivalent in other currencies) and four percent (4%) of Total Assets of the Guarantor at any one time outstanding and that do not in the aggregate materially detract from the value of the property of the Guarantor, or materially impair the use thereof in the operation of business by the Restricted Group, and (y) in the case of any member of the El Salvador Group, the greater of $25,000,000 (or the equivalent in other currencies) and four percent (4%) of Total Assets of the El Salvador Borrower at any one time outstanding and that do not in the aggregate materially detract from the value of the property of the Borrower, or materially impair the use thereof in the operation of business by the El Salvador Group;

CONFIDENTIAL Loan Number 15420-01 Annex 1 -35 (bb) Liens over cash or other assets that secure collateralized obligations incurred as Permitted Debt; provided that the amount of cash collateral does not exceed the principal amount of the Permitted Debt; (cc) Liens on Restricted MFS Cash of any member of the Restricted Group in favor of the customers or dealers of, or third parties in relation to the provision of mobile financial services, in each case who provided such Restricted MFS Cash to such Person; (dd) Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by any member of the Restricted Group from the issuance of Debt, which Liens are created to secure payment of such Debt; (ee) Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities; (ff) Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction; (gg) Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction; (hh) Liens arising in connection with other sales of Receivables permitted hereunder without recourse to any member of the Restricted Group; (ii) Liens in respect of the ownership interests in, or assets owned by, any Joint Ventures or similar arrangements, other than Joint Ventures or similar arrangements that are Restricted Subsidiaries, securing obligations of such Joint Ventures or similar agreements; (jj) any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement; and (kk) Liens on the property of any member of the Restricted Group to replace in whole or in part, any Lien described in the foregoing clauses (a) through (jj); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder. “Permitted Refinancing Debt” means any renewals, extensions, substitutions, defeasances, discharges, refinancings or replacements (each, a “refinancing”) of any Debt of any member of the Restricted Group, including any successive refinancings, as long as: (a) such Permitted Refinancing Debt is in an aggregate principal amount (or if incurred with original issue discount,

CONFIDENTIAL Loan Number 15420-01 Annex 1 -36 an aggregate issue price) not in excess of the sum of: (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value plus all accrued interest) then outstanding of the Debt being refinanced; and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing; (b) such Permitted Refinancing Debt has (i) a stated maturity that is either (X) no earlier than the stated maturity of the Debt being refinanced or (Y) after the stated maturity of the Loans and (ii) a Weighted Average Life-to-Maturity that is equal to or greater than the Weighted Average Life- to- Maturity of the Debt being refinanced; (c) if the Debt being refinanced is subordinated in right of payment to the Loans, such Permitted Refinancing Debt is subordinated in right of payment to, the Loans on terms at least as favorable to IDB Invest as those contained in the documentation governing the Debt being refinanced; and (d) if any Obligor was the obligor on the Debt being refinanced, such Permitted Refinancing Debt is incurred by such Obligor. Permitted Refinancing Debt in respect of any Credit Facility or any other Debt may be incurred from time to time after the termination, discharge or repayment of all or any part of such Credit Facility or other Debt. Permitted Refinancing Debt shall not include any Debt of any Person that refinances Debt of an Unrestricted Subsidiary. “Permitted Reorganization” means (a) an amalgamation, merger, consolidation, corporate reconstruction, or reorganization involving (i) any Obligor where the entity formed by or surviving such amalgamation, merger, consolidation, corporate reconstruction, or reorganization is such Obligor or (ii) a Restricted Subsidiary where the entity formed by or surviving such amalgamation, merger, consolidation, corporate reconstruction, or reorganization is a Restricted Subsidiary, (b) any liquidation, winding up, or dissolution of any Restricted Subsidiary that is not a Significant Subsidiary undertaken in connection with a corporate reorganization, provided that such liquidation, winding up, or dissolution is not materially adverse to the interests of IDB Invest. “Person” means any natural person or any corporate, trust or partnership entity or any Authority, including that Person’s successors and permitted assigns. “Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. “Principal Payment Date” means January 15th and July 15th. “Process Agent” has the meaning provided in Section 8.10.4 (Applicable Law and Jurisdiction). “Prohibited Practice” means: (i) A corrupt practice is the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to influence improperly the actions of another party; (ii) A fraudulent practice is any act or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation;

CONFIDENTIAL Loan Number 15420-01 Annex 1 -37 (iii) A coercive practice is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party; (iv) A collusive practice is an arrangement between two or more parties designed to achieve an improper purpose, including influencing improperly the actions of another party; (v) An obstructive practice is (a) destroying, falsifying, altering or concealing of evidence material to an IDB Group investigation, or making false statements to investigators with the intent to impede an IDB Group investigation; (b) threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to an IDB Group investigation or from pursuing the investigation; or (c) acts intended to impede the exercise of IDB Group’s contractual rights of audit or inspection or access to information; and (vi) A misappropriation is the use of IDB Group financing or resources for an improper or unauthorized purpose, committed either intentionally or through reckless disregard. “Property” means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. “Purchase Money Obligations” means any Debt incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. “Qualified Acquisition” means an acquisition by any member of the El Salvador Group of any Person or the assets of any Person with an aggregate cash purchase price of at least $25,000,000 (or the equivalent in other currencies) which has been designated to IDB Invest by an Authorized Representative of the Borrower as a “Qualified Acquisition.” “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by any member of the Restricted Group pursuant to which such Person or its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Entity (in the case of a transfer by such Person or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of such Person or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Interest Rate, Currency or Commodity Price Agreement entered into by such Person or any such Subsidiary in connection with such Receivables.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -38 “Rate Setting Period” has the meaning provided in Section 2.15.2 (Market Disruption). “Rating Agency” means each of (i) Fitch, Moody’s and S&P or (ii) if any of Fitch, Moody’s or S&P are not making ratings of the Debt publicly available, an internationally recognized rating agency or agencies, as the case may be, selected by the Obligors, which will be substituted for any of Fitch, Moody’s or S&P, as the case may be. “Rating Category” means (i) with respect to Fitch, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories (any of which may include a “1,” “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (iii) the equivalent of any such categories of Fitch or Moody’s used by another Rating Agency, if applicable. “Recast Regulation” has the meaning provided in Section 3.1.25 (Centre of Main Interest and Establishment). “Receipt Account” has the meaning provided in Section 2.6.1 (Currency and Place of Payment). “Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined. “Receivables Entity” means a wholly-owned Subsidiary of a Person (or another Person in which such Person or any Subsidiary of such Person makes an Investment or to which such Person or any Subsidiary of such Person transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the board of directors or senior management of such Person as a Receivables Entity: (a) no portion of the Debt or any other obligations (contingent or otherwise) of which: (i) is guaranteed by such Person or any Subsidiary of such Person (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings); (ii) is recourse to or obligates such Person or any Subsidiary of such Person in any way other than pursuant to Standard Securitization Undertakings; or (iii) subjects any property or asset of such Person or any Subsidiary of such Person, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings except, in each such case, certain Permitted Liens; (b) with which neither such Person nor any Subsidiary of such Person has any material contract, agreement, arrangement or understanding (except in connection with a purchase money note or Qualified Receivables Transaction) other than on terms not materially less favorable to such Person or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of such Person, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

CONFIDENTIAL Loan Number 15420-01 Annex 1 -39 (c) to which neither such Person nor any Subsidiary of such Person has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Transaction). Any such designation by the board of directors or senior management of any Obligor shall be evidenced to IDB Invest by promptly filing with IDB Invest a certified copy of the resolution of the board of directors or senior management of such Obligor giving effect to such designation or a certificate from an Authorized Representative of such Obligor, certifying that such designation complied with the foregoing conditions. “Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the Loan Final Maturity Date. “Related Business” means (i) any business, services or activities engaged in by any member of the Group on the date of execution this Agreement and (ii) any business in which any member of the Group is engaged, directly or indirectly, that consists primarily of, or are related to, operating, acquiring, developing or constructing any telecommunications services (including, without limitation, fixed and mobile telephony, broadband internet, network-related services, cable television, broadcast content, network-neutral services, electronic, transactional, financial and commercial services related to the provision of telephony or internet services) and related businesses. “Relevant Authorization” means each Authorization that is necessary under Applicable Law for: (i) the Borrower to borrow the Loan, perform its obligations under the Financing Documents and conduct its business as it is contemplated to be carried on; (ii) the execution, delivery, validity and enforceability of the Financing Documents; (iii) the enforcement by IDB Invest of its rights and remedies under the Financing Documents or (iv) the remittance to IDB Invest in Dollars of any amounts payable under the Financing Documents. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Required Participants” means, with respect to each Loan, Participants (if any), other than Affiliated Participants, whose aggregate Participations are equal to or exceed thirty percent (30%) of the total amount of such B Loan held by Participants that are not Affiliated Participants.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -40 “Restricted Fees” has the meaning provided in clause (vi) of the definition of “Consolidated EBITDA.” “Restricted Group” means the Guarantor and the Restricted Subsidiaries. “Restricted MFS Cash” means, as of any date of determination, an amount equal to any cash paid in or deposited by or held on behalf of any customer or dealer of, or any other third party in relation to, one or more members of the Restricted Group, if any, engaged in the provision of mobile financial services and designated as “restricted cash” on the consolidated (if applicable) statement of financial position of such Person, together with any interest thereon. “Restricted Payment” means (a) any dividend or distribution of any form made in respect of the Borrower’s Capital Stock or other equity interests in respect of the Borrower; or (b) any payment in respect of any Restricted Fees or debt or other financial obligation owed to any member of the Group (other than any member of the El Salvador Group) (including any amount given in security thereof). “Restricted Subsidiary” means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business. “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby a Person or its Subsidiary transfers such property to another Person and such Person or such Subsidiary leases it from such other Person. “Senior Secured Debt” means, as of any date of determination, any Debt of (a) an Obligor that is secured by a security interest in any assets of such Obligor or any of its Restricted Subsidiaries and/or (b) any Restricted Subsidiary of an Obligor, other than Debt incurred pursuant to clauses (h), (i), (j), (k), (l) and (o) of the definition of “Permitted Debt”. “Shareholder” means any Person that owns Capital Stock of the Borrower. “Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that (1) for the most recent Financial Year, accounted for more than ten percent (10%) of Consolidated EBITDA of the El Salvador Group (in the case of any of the El Salvador Restricted Subsidiaries) or the Restricted Group (in the case of any other Restricted Subsidiary), as applicable, or (2) as of the end of the most recent Financial Year, was the owner of more than ten percent (10%) of Total Assets of the El Salvador Group, in the case of any of the El Salvador Restricted Subsidiaries) or the Restricted Group (in the case of any other Restricted Subsidiary. “SOFR” means the secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s website, currently at https://www.newyorkfed.org, or any successor source identified by the SOFR Administrator from time to time. “SOFR Administrator” means the Federal Reserve Bank of New York, as administrator of SOFR (or a successor administrator from time to time).

CONFIDENTIAL Loan Number 15420-01 Annex 1 -41 “Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative). “Specified Subsidiary Sale” means the sale, transfer or other disposition of all of the Capital Stock, or all of the assets or properties of, (a) any Person, the primary purpose of which is to own Tower Equipment located in any market in which any member of the Restricted Group operates; (b) any Person which operates the mobile financial services business of the Restricted Group; (c) Latin America Internet Holding GmbH (or any successor in interest thereto); or (d) Africa Internet Holding GmbH (or any successor in interest thereto). “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by a Person or any Subsidiary of such Person which are reasonably customary in a securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Step-Up Option” has the meaning provided in Section 5.1.9(ii) (Financial Covenant). “Subsidiary” of any Person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. “Taxes” means all present and future taxes, charges, fees, duties, contributions, withholding obligations or other assessments of whatsoever nature levied by any Authority, together with any interest, penalties, additions to tax or other liabilities imposed thereon by any Authority. “Term SOFR” means the forward-looking term rate based on SOFR administered by the Term SOFR Administrator. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (or any successor administrator of a forward-looking term rate based on SOFR selected by IDB Invest from time to time in its sole discretion). “Total Assets” means the consolidated total assets of (x) in the case of the Borrower, the El Salvador Group, and (y) in the case of the Guarantor, the Restricted Group, in each case as shown on the most recent consolidated (if applicable) statement of financial position of such Person prepared on the basis of the Accounting Principles prior to the relevant date of determination calculated to give pro forma effect to any acquisitions (including through mergers or consolidations) and dispositions that have occurred subsequent to such period, including any such acquisitions to be made with the proceeds of Debt giving rise to the need to calculate Total Assets.

CONFIDENTIAL Loan Number 15420-01 Annex 1 -42 “Tower Equipment” means passive infrastructure related to telecommunications services, excluding telecommunications equipment, but including, without limitation, towers (including tower lights and lightning rods), power breakers, deep cycle batteries, generators, voltage regulators, main AC power, rooftop masts, cable ladders, grounding, walls and fences, access roads, shelters, air conditioners and BTS batteries owned by any member of the Restricted Group. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the U.S. Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Unauthorized Share Transaction” means any transaction affecting or changing the Capital Stock held or to be acquired by any Person in the Borrower (whether directly or indirectly, through the ownership by such Person of Capital Stock in any other Person) if (i) (a) such transaction or such Person violates, or would result in the Borrower violating, the Applicable Laws of the Borrower’s Country, or (b) such Person is included in the Internationally Recognized Sanctions Lists or in the IDB Group List of Sanctioned Firms and Individuals and, (ii) such Person holds or would as a result of such transaction hold in aggregate in excess of five percent (5%) of the total Capital Stock of the Borrower. “Unrestricted Subsidiary” means any Subsidiary of the Guarantor designated as such in accordance with the terms of Section 5.2.15 (Unrestricted Subsidiaries) of this Agreement. As of the Effective Date, the following Subsidiaries shall be deemed to be Unrestricted Subsidiaries for all purposes of this Agreement: UNE EPM Telecomunicaciones S.A. (“UNE”), including UNE’s Subsidiaries, Colombia Movil S.A. E.S.P., Edatel S.A. E.S.P., Orbitel Servicios Internacionales S.A.S. and Cinco Telecom Corp. and its Subsidiary, Inversiones Telco S.A.S. (“Telco”), including Telco’s Subsidiary, Emtelco S.A.S. The designation of such entities as Unrestricted Subsidiaries shall be deemed to have been made in compliance with the terms of this Agreement (including Section 5.2.15 (Unrestricted Subsidiaries)) as of the Effective Date. “Value Creation Fees” means any fees, royalties, management, consultancy or stewardship fees, services and any other fees paid by any member of the Group to any other member of the Group. “Variable Rate” has the meaning provided has the meaning provided in Section 2.13.2 (IDB Invest A Loan Variable Rate). “Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. “Weighted Average Life-to-Maturity” means, when applied to any Debt or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt or liquidation preference of such Preferred Stock, as the case may be, into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or upon mandatory redemption,

CONFIDENTIAL Loan Number 15420-01 Annex 1 -43 including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

CONFIDENTIAL L Annex 2-1 ANNEX 2 ENVIRONMENTAL AND SOCIAL PROVISIONS (See Section 5.1.7 (E&S Compliance)) Section 1. E&S Definitions. Capitalized terms used but not defined in this Annex 2 (Environmental and Social Provisions) shall have the meanings provided in Annex 1 (Definitions) to the Loan Agreement. The following terms are used in this Annex 2 and throughout the Loan Agreement and all exhibits, schedules, plans, reports, and certifications presented and approved thereunder with the following meanings: “Corrective Action Plan (CAP)” means a corrective or mitigation plan, including a cost breakdown, allocation of responsibilities, and an implementation schedule, which, once initiated, will enable the Borrower to correct and remediate the damage and adverse effects resulting from any failure to comply with the Environmental and Social Action Plan, the Sustainability Policy, the Environmental and Social Standards and Guidelines, or the Environmental and Social Legislation, or to correct or mitigate the adverse effects of any Serious Incident. “Environmental and Social Action Plan (ESAP)” means the plan prepared by IDB Invest and agreed with the Borrower in accordance with Exhibit A (Environmental and Social Action Plan) attached to this Annex 2, which shall indicate the necessary actions, the deliverables, and implementation schedule, for the purpose of ensuring that the installation and operation of all the Borrower’s facilities and equipment meet and maintain compliance with the Environmental and Social Requirements. “Environmental and Social Legislation” means all Applicable Laws, decrees, resolutions, orders, plans, court decrees, and applicable judicial or administrative decisions or interpretations issued at the international, national, state, departmental, cantonal, district, provincial, municipal, or sector level that govern or make reference to Environmental and Social Issues. “Environmental and Social Compliance Report (ESCR)” means a report prepared by the Borrower, in the form of Exhibit B (Environmental and Social Compliance Report) attached to this Annex 2, in form and substance satisfactory to IDB Invest. “Environmental and Social Issues” means any matter related, but not limited to: (i) emissions, spills or discharges to the air, water, ground, or subsoil; (ii) management of waste and hazardous or toxic substances; (iii) noise, traffic and odors, as well as other activities or circumstances that are harmful, unpleasant or detrimental to third parties; (iv) occupational health and safety; (v) preservation or management of habitats and ecosystems, whether natural or artificial, including their architectural, archaeological and cultural heritage, as well as the protection of living organisms present therein; (vi) acquisition of rights of way, relocation of individuals or populations, and expropriation and compensation; (vii) indigenous and Afro-descendant communities, and other vulnerable groups identified in the area of influence of the Borrower; (viii) workers’ rights, collective rights and human rights; or (ix) any substantial issue related to human health, the environment, social issues, or occupational health and safety.

CONFIDENTIAL L Annex 2-2 “Environmental and Social Management System (ESMS)” means the environmental and social management system acceptable to IDB Invest delivered and updated periodically by the Borrower pursuant to the Environmental and Social Action Plan to enable the Borrower to identify, assess and manage risks on an ongoing basis. “Environmental and Social Requirements” means with respect to the Borrower, all requirements, conditions, standards, protections, obligations or performance with respect to (i) the Environmental and Social Legislation, (ii) the Environmental and Social Standards and Guidelines, and (iii) the Sustainability Policy. “Environmental and Social Standards and Guidelines” means sector-specific guidelines and performance standards that contain the best environmental and social practices to be implemented by the Borrower in the design, construction, installation, operation, and maintenance of all its facilities, plants, and equipment, pursuant to the Sustainability Policy and other guiding regulations and documents listed in the Environmental and Social Action Plan. “Serious Incident” means an event of accident, death, spillage of hazardous substances, explosions, fire, environmental or social claims or suits, significant complaints from the public or environmental authorities, or significant personal injury, among others. “Sustainability Policy” means the IDB Invest Environmental and Social Sustainability Policy (document CII/GP-16-15), available at: https://idbinvest.org/sites/default/files/2020-05/idb_invest_sustainability_policy_2020_EN.pdf. Section 2. E&S Representations and Warranties. 2.1.1 Environmental and Social Considerations. The Borrower represents and warrants that each is in substantial compliance with the applicable Environmental and Social Requirements except for any action specifically noted in the Environmental and Social Action Plan as still pending with respect to achieving said substantial compliance. Section 3. E&S Conditions Precedent to Disbursement. 3.1.1 IDB Invest has received in form and substance acceptable to IDB Invest any delivery, if any, set forth in the Environmental and Social Action Plan in Exhibit B required on or prior to the Disbursement Date, together with any documents or certifications as required thereunder. Section 4. E&S Affirmative Covenants. Unless previously authorized in writing by the IDB Invest: 4.1.1 General Undertakings. The Borrower and the Guarantor, as applicable, shall: (i) conduct its business in accordance with the Environmental and Social Requirements; and

CONFIDENTIAL L Annex 2-3 (ii) comply with, and execute, the Environmental and Social Action Plan; and (iii) obtain, maintain in force, and comply with, all Relevant Authorizations, including, but not limited to, those required by any Environmental and Social Legislation, if any; and (iv) design, install, operate, and maintain all the Borrower’s facilities, plants, and equipment in accordance with the requirements set forth in the Environmental and Social Action Plan and the Environmental and Social Requirements. 4.1.2 Compliance and Inspection Visits. In addition to the provisions set forth in Section 5.1.5 (Access to Premises) of the Loan Agreement, upon IDB Invest’s reasonable request, the Borrower shall permit representatives and staff of IDB Invest (including any consultants), or the person it designates, upon reasonable prior notice to Borrower, to request information about the Borrower’s state of its compliance with the requirements pertaining to the Environmental and Social Issues and the implementation of the Environmental and Social Action Plan, at appropriate times and with appropriate frequency, but in any event at least once a year. 4.1.3 Non-Compliance or Serious Incident. Upon (i) any non-compliance with the Environmental and Social Action Plan, the Environmental and Social Requirements, or (ii) the occurrence of a Serious Incident, then the Borrower shall: (a) notify IDB Invest within ten (10) Business Days from occurrence in the event of any such noncompliance, or within seventy-two (72) hours in the event of a Serious Incident, providing a reasonably detailed written description of such noncompliance or Serious Incident, including, but not limited to an account of (1) fatalities or serious injuries to personnel, and/or (2) releases of hazardous substances, and/or (3) unplanned releases, and/or (4) explosions or fires; and (b) at the reasonable request of IDB Invest, engage, diligently and at its own expense, the services of a qualified professional satisfactory to the IDB Invest, to investigate such material non-compliance or Serious Incident and prepare a written report for IDB Invest describing the event, in the understanding that such report shall include a reasonable description of the event, detailing its extent, magnitude and impact (provided that, in the case of a Serious Incident that does not result in a Default or Event of Default, such expense shall be subject to a reasonable cap to be agreed between the Borrower and such qualified professional); and

CONFIDENTIAL L Annex 2-4 (c) take, diligently and at its own expense, all the steps necessary to implement the pertinent Corrective Action Plan in a form and substance satisfactory to IDB Invest. 4.1.4 Annual Reporting. Within no more than one hundred twenty (120) days from the close of each Financial Year, provide the IDB Invest an Environmental and Social Compliance Report. Section 5. E&S Negative Covenants. 5.1.1 Changes. The Borrower shall not make any change or modification to the Environmental and Social Action Plan, previously unless previously approved in writing by IDB Invest. Section 6. Events of Default. It shall be an Event of Default if the Borrower fails to implement or comply with the Environmental and Social Action Plan and fails to remedy said noncompliance within thirty (30) days from the IDB Invest’s corresponding written notice to the Borrower; provided that, if the Borrower is pursuing a cure but is unable to remedy such non-compliance within such thirty (30) day period, such period shall be extended by an additional fifteen (15) days or such longer period as is agreed to by IDB Invest in writing.

CONFIDENTIAL L Annex 2-5 EXHIBIT A ENVIRONMENTAL AND SOCIAL ACTION PLAN No Aspect Actions Deliverable Delivery Date PS 1: Assessment and Management of Environmental and Social Risks and Impacts 1.1 Environmental Licensing Obtain permits for: i) construction and installation issued by the mayor’s office; ii) construction, issued by the corresponding planning office; iii) the Ministry of Environment and Natural Resources, including the Ministry of Tree Cutting if needed; iv) of the Civil Aviation Authority. Copy of permits. Annually in the Environmental and Social Compliance Report (ESCR). Present evidence of having carried out a citizen consultation with the approval of the Community Development Association (ADESCOS) of each community. Minutes of the consultation. Annually at the ESCR. 1.2 Environmental and Social Management System Deliver a copy of the Environmental and Social Management System (ESMS) adopted by the Borrower. ESMS. Six months after the first disbursement. 1.3 Emergency Preparedness and Answer Update the Emergency Plan to include a Specific Emergency Prevention, Preparedness, and Response Plan (“PPPRE”) that includes: i) a threat and vulnerability analysis and a risk assessment matrix; ii) the formation of brigades, coordination with external organizations, contingency plans, standard operating procedures in Emergencies (“PONEs”); and iii) a work plan to implement the National Drill Planning and a Drill Report. Update of the Emergency Prevention, Preparedness and Response Plan (“PPPRE”). Six months after the first disbursement. Implementation of the PPPRE. Evidence of its implementation. Annually at the ESCR.

CONFIDENTIAL L Annex 2-6 No Aspect Actions Deliverable Delivery Date 1.4 Organizational Capacity and Competence Designate a specific person to follow up on ESAP actions. Designate a specific person to follow up on ESAP actions 30 days after signing the contract. 1.5 Gender Risks Include within its gender initiatives the implementation of a protocol for the prevention of workplace harassment, sexual harassment and gender violence, and address cases of gender-based violence. Gender protocol Six months after the first disbursement. Implementation of the Gender protocol Gender protocol Annually as part of the ESCR. 1.6 Stakeholder analysis and engagement planning Establish a specific complaints and grievance mechanism (CGM) that: (i) is culturally appropriate; (ii) is easily accessible to all segments of communities; (iii) is available to each of the communities; (vi) capture anonymous complaints; and (v) has a procedure for monitoring, response and continuous improvement. Complaints and Grievance Mechanism Protocol Six months after the first disbursement. Implementation of the CGM. Evidence of its implementation. Annually as part of the ESCR. PS 2: Labor and Working Conditions 2.1 Supply chains Update the purchasing policy to: i) regulate the acquisition of goods (consumer products, materials and equipment) and the contracting of services; ii) require suppliers to comply with the applicable environmental and OSH labor requirements (Specifically, the prohibition of child and forced labor, and the non-incorporation into their business activity of any product or service that uses them), and iii) update the selection and evaluation and re-evaluation procedures, based on environmental criteria, labor and Updated policy Six months after the first disbursement.

CONFIDENTIAL L Annex 2-7 No Aspect Actions Deliverable Delivery Date OSH established in the corresponding legislation. Implementation of the updated policy. Evidence of its implementation. Annually as part of the ESCR PS 4: Community Health, Safety and Security 4.1 Community Health and Safety Update the Emergency Prevention, Preparedness and Response Plan (“PPPRE”) including a specific section for the protection of communities where, through personnel specialized in emergency command (fire, rescue and evacuation brigades), it will establish coordination protocols with external authorities, to attend to any emergency that exceeds the Company’s response limits. Updated Emergency Prevention, Preparedness, and Response Plan (“PPPRE”). Six months after the first disbursement. Inform communities about PPPREs, potential hazards in their work, response devices, alarm and communication systems, evacuation routes, and the internal and external drill program. Evidence of having informed the population Annually at the ESCR. Implementation of the PPPRE. Implementation of the PPPRE. Annually at the ESCR. PS 6: Biodiversity Conservation and Sustainable Management of Living Natural Resources (BIOC) 6.1 Protecting biodiversity and Conservation Develop a Protocol for intervention in sites categorized as Protected Areas and Key Biodiversity Areas identified by IDB Invest in that certain ESG Screening Report attached hereto as Exhibit C to Annex 2 (the “ESG Screening Report”). Protocol for intervention in such Protected Areas and Key Areas for Biodiversity. Before the intervention in such Protected Areas and Key Areas for Biodiversity. Protocol Implementation Evidence of its implementation Annually at the ESCR PS 8: Cultural Heritage

CONFIDENTIAL L Annex 2-8 No Aspect Actions Deliverable Delivery Date 8.1 Fortuitous Findings Develop a Protocol of Fortuitous Findings. Fortuitous Finds Protocol. Before the intervention in Cultural Heritage sites Areas identified in the ESG Screening Report. Implementation of the Protocol. Evidence of its implementation. Annually at the ESCR

CONFIDENTIAL L Annex 2-9 EXHIBIT B ENVIRONMENTAL AND SOCIAL COMPLIANCE REPORT Note: • If part of the information is reported in the sustainability report1, please give instructions to find it. No need to repeat it. • Some of the questions are relevant to all or some of the assets of the Borrower; please provide the information for each of them, if applicable. Executive Summary This Environmental and Social Compliance Report (the ESCR) has been designed as a quick and easy way for our clients to provide information to IDB Invest so that we can understand the scale and importance of their potential environmental and social issues. During the funding period, IDB Invest will review this information and, if necessary, visit your company/production sites to discuss and assess the environmental and social impacts with you and other interested parties. In the unlikely event that major issues are identified, it may be necessary to follow up with a more detailed investigation of these specific E&S issues by other experts. All information, of course, will be treated confidentially. IDB Invest review will be based on the widely used and internationally recognized requirements set out in: (1) IDB Invest’s E&S policies, guidelines and procedures and (2) the World Bank Group / IFC standards and guidelines, as well as (3) the fundamental labor standards of the International Labor Organization (ILO). Completing the ESCR When completing the ESCR, keep in mind that it is designed to help you analyze the environmental and social situation of your company. Be as complete and specific as possible in your answers and, where appropriate, attach additional information. Please note that IDB Invest may be in a position to assist you in circumstances where you require a more detailed assessment and management of environmental and social issues. Please provide all information in English and include additional documentation as needed. If you have any questions or comments, do not hesitate to contact IDB Invest. 1. INTRODUCTION2 1.1. Project Status [NOTE: Provide a general background and description of the project status, which may include (i) With respect to the Construction, any details, percentage of completion, delays, new development, or (ii) with respect to Operations, the production, reports of compliance with local Environmental Authorities, etc.]. 1.2. Significant Events 1 Means the relevant report published by the Borrower on the environmental, social and governance (ESG) impacts of its activities. 2 When completing the ESCR, the Borrower shall indicate as “non-applicable” those actions which do not apply to it.

CONFIDENTIAL L Annex 2-10 [NOTE: Please provide details on any significant Environmental and Social (E&S) event (i.e., fire, explosion or unplanned releases, fatalities or serious injuries including transportation, negative media attention, disruption on control of emissions or effluent treatment, others) that may have caused damage; brought about injuries or fatalities or other health problems; attracted the attention of outside parties; affected project labor or adjacent populations; affected cultural property; or created liabilities for your company.] 2. PS1: ENVIRONMENTAL AND SOCIAL MANAGEMENT SYSTEM 2.1. Current status of the Borrower’s ESMS. Please define the key changes and achievements during the reporting period, as applicable. 2.2. Indicate any relevant internal/external reviews or audits conducted by local authorities/insurance companies/consultants and include the list of recommendations/conclusions found. 2.3. Changes in the organizational structure to manage environment, health, safety, labor issues and social aspects. 2.4. New initiatives (e.g., recycling program, waste minimization, energy and water savings, sustainability report) that have been implemented in the reporting period. 2.5. Any notice of violation, penalties or fines of any regulation/permit/license provided by the local authorities, as applicable. 2.6. Details/update of the stakeholder engagement plan. 2.7. Details of any community engagement conducted during the reporting period. 2.8. Details/update related to any relationship with groups of interest. 2.9. Confirm that there is no evidence of any induced Immigration in the areas of influence of the project. If there is, provide details. 2.10. Details of community grievances including list of grievances, how grievances were solved, list of any pending grievances, and causes of grievances. 3. PS2: LABOR AND WORKING CONDITIONS 3.1. Describe any changes in the company’s Human Resources Policy that may have occurred in the reporting period. This may include changes in working conditions, non-discrimination, worker’s age, worker’s organizations terms, and grievance mechanisms, among others. 3.2. Provide any company communications to workers regarding working conditions and terms of employment, including employees’ entitlement to wages and benefits. 3.3. Provide new or modified collective bargaining agreements, including the negotiation process. Provide copy of agreement. 3.4. Have any labor audit being conducted in the monitoring period? If yes, please describe the outcomes. 3.5. Provide statistics for Company and Contractors: Number of employees Number of women among the employees Number of contractor employees % of employees unionized No. and % of employees from the local area No. and % of contractor employees from the local area Total man-hours worked this reporting period

CONFIDENTIAL I

3.6. Details of employees' grievances including list of grievances, how grievances were solved, list of any pending grievances, and an evaluation of the causes of grievances.

3.7. If the Project experience a significant reduction of the size of its labor force during the reporting period, please report on the following:
- Magnitude of the retrenchment
- Retrenchment methods and procedures
- Compliance with local labor legislation
- Compensation provided to retrenched workers
- Assistance provided to retrenched workers including, for example, outplacement services
- Any grievances or lawsuits that may have been filed, with details on how they have been addressed and their outcome.

3.8. Details of the hiring process during the reporting period and discuss how it has followed the hiring process plan developed for the project.

3.9. Main changes that may have been implemented in terms of Occupational Health and Safety during the reporting period (e.g. identification of hazards, substitution of chemicals, new procedures or controls).

3.10. Workplace Monitoring
- List the locations (attach a diagram indicating those sampling points) at which workplace monitoring is undertaken.
- Describe all workplace monitoring activities, including monitoring results, differences from previous monitoring results at the sampling points, any supporting information that may help in the interpretation of the results (e.g., temporary background noise or a new temporary activity)
- Provide applicable international and local guideline levels in any of the workplace parameters measured are exceeded, please explain the cause and describe the planned corrective actions to prevent re-occurrence.

Parameter	**IFC (TLV-TWA)**[3]	**Country Requirement**	**Measured Value**		
			Location (s)	**Max**	**Min**
Particulate (Inert or Nuisance Dust)					
Workplace Noise					
Heat exposure –					
Others					
			Add as many additional rows as needed		

[3] **TLV-TWA (Threshold Limit Value-Time Weighted Average)**: The time-weighted average concentration for a conventional 8-hour workday and a 40-hour workweek, to which nearly all workers may be exposed, day after day, without adverse effect.

Annex 2-11

CONFIDENTIAL

3.11 Details of implementation of measures to mitigate the project risks initially identified and list any new risks and proposed mitigation.

3.11. Implementation of the Emergency Response Plan (e.g., monitoring of emergency response equipment or relevant training).

3.12. Specialized training was taken during this reporting period to handle risks on work areas.

3.13. Accidents/incidents statistics. Incidents during the reporting period for the company and contractors.

No. of accidents[4] this reporting period (own)	
No. of accidents this reporting period (contractors)	
List the most prevalent accident types	
Total number of lost workdays[5] this reporting period (own)	
Total number of lost workdays reporting period (contractors)	
Lost Time Injury Frequency Rate[6] – Employees + Contractors	
Lost Time Injury Severity Rate[7] – Employees + Contractors	
No. of fatalities this reporting period (own)	
No. of fatalities this reporting period (contractors)	
No. of vehicle collisions this reporting period (own)	
No. of vehicle collisions this reporting period (contractors)	

3.14. Provide statistics on the occupational health medical control program at the company, below:

Condition	**Number of Cases**	**Remarks[8]**
Skin diseases and disorders		
Respiratory conditions due to dust or toxic agents		
Poisoning		
Disorders due to physical agents		
Disorders associated with repeated trauma		
Cancers and malignant blood diseases		
Disorders due to mental stress		
Noise induced hearing loss		
Other illnesses and disorders		

[4] Provide details (i.e., types, causes, corrective/preventive actions implemented)

[5] Lost workdays are the number of workdays (consecutive or not) beyond the date of injury or onset of illness that the employee was away from work or limited to restricted work activity because an occupational injury or illness

[6] LTIFR: Number of lost time injuries * 1 million hours / Total man hours worked

[7] LTISR: Total loss workdays * 1 million hours / Total man hours worked

[8] Indicate causes and actions taken

Annex 2-12

CONFIDENTIAL

3.15. Provide any information on the implementation of drug and alcohol detection at the company, if applicable.

3.16. Summary of the status of key performance indicators. A suggested approach to be complemented for all variables follows:

- Planned Control/Performed Control
- Noise Tests Scheduled/Noise Tests Performed
- Number of Health Campaigns Scheduled
- Number of Emergency Drills Scheduled
- Number of training Programs Scheduled/Number of training Programs performed, etc.

3.17. Provide details of any additional safety measures conducted during the reporting period.

3.18. Operational Safety.

3.19. Provide data on operational safety statistics below:

Activities	*Mandatory Frequency*	*Date(s) Performed*	*Observed Deficiencies*[9]	*Corrective Actions and Schedule For Implementation*[10]
Fire Drills				
Inspection and certification of fire detection and suppression electrical and mechanical systems				
Portable fire extinguisher inspection, refilling/recharging				
Storage tanks safety controls inspections (alarms, foam chambers, etc.)				
Internal emergency response drills[11]				

4. <u>PS3: POLLUTION PREVENTION AND ABATEMENT</u>

4.1. Provide details on Ambient Air Quality. Report on monitoring results below:

Parameter	**Measured Concentration in mg/Nm^3**	**Location(s) where measurements were taken**	**Country Requirement**	**WBG EHS Guideline**
Particulate Matter				

[9] Attach supporting information as needed to fully describe observed deficiencies.

[10] Attach supporting information as needed to fully **describe corrective actions and implementation**.

[11] Provide **details including scenario, participants**, etc.

Annex 2-13

CONFIDENTIAL

Parameter	Measured Concentration in mg/Nm^3	Location(s) where measurements were taken	Country Requirement	WBG EHS Guideline
Total Organic Carbon				
VOC				
Chloride				
Ammonia, Gaseous Inorganic chlorine Compounds (as HCl)				
NOx				
SO2				

4.2. Provide details on Liquid Effluent Monitoring. Provide monitoring results below.
Amount of Water Intake (if applicable): _______________
Amount of Water discharged (if applicable): ______

Liquid Effluent Generated[12]	Treatment Type	Final Disposal for Liquid Effluents[13] (e.g. river, municipal system, bay)

Type of Liquified Effluent.
For Pesticide manufacturing, formulation and Packaging consider the parameters to report the effluent levels of the Environmental, Health and Safety Guidelines
https://www.ifc.org/wps/wcm/connect/af3d03804885588b808cd26a6515bb18/Final%2B-%2BPesticides.pdf?MOD=AJPERES&id=1323153151755

Parameter	Measured Concentration (mg/l)	WBG EHS Guideline	Country Requirement
pH			
Biochemical oxygen demand (BOD_5)			
Chemical oxygen demand (COD)			
Total suspended solids (TSS)			
Oil and grease			
Chlorine			
Iron			
Total metals			

[12] Domestic, process, storm waters, etc.

[13] If discharged into a municipal system please confirm the level of treatment provided at this system

Annex 2-14

CONFIDENTIAL

Parameter	Measured Concentration (mg/l)	WBG EHS Guideline	Country Requirement
Mercury			
Ammonia			
Phenols			
Sulphides			
Others as applicable			
Coliforms			
Ambient temperature of receiving waters at edge of zone where mixing with effluent takes place (if not defined, 100 meters from discharge point).			

4.3. Water Quality. Provide monitoring results of the following (as applicable):

- Drinking Water. Provide copy of the characterization of the potable water used in the project premises
- Surface Water Quality Characterization and compare those with the baseline data

Parameter	Measured Concentration (mg/l)	WBG EHS Guideline	Country Requirement
pH			
Biochemical oxygen demand (BOD_5)			
Chemical oxygen demand (COD)			
Total suspended solids (TSS)			
Oil and grease			
Chlorine			
Iron			
Total metals			
Mercury			
Ammonia			
Phenols			
Sulphides			
Others as applicable			
Coliforms			
Ambient temperature of receiving waters at edge of zone where mixing with effluent takes place (if not defined, 100 meters from discharge point).			

4.4. Provide information on Noise Perimeter Monitoring. Monitor ambient noise at representative receptors immediately outside the property boundary. Ambient noise monitoring must take place while the facility is operating.

Annex 2-15

CONFIDENTIAL L Annex 2-16 Ambient Noise Parameters WBG EHS Guideline Country Requirements Industrial, commercial receptors Daytime (07:00-22:00 hours) Industrial, commercial receptors, Nighttime (22:00-07:00 hours) Location Ind./Commercial Daytime dB(A) Ind./Commercial Nighttime dB(A) 4.5. Hazardous Materials. List the amount and types of hazardous materials used and its storage methods: Type14 Annual Amount Stored/Used Storage Method Present Yr Previous Yr 4.6. Provide information on wastes generated during the monitoring period. Provide amounts generated, types and storage methods used throughout the reporting period for the company and any contractors: • Hazardous Waste Type15 Annual Amount Stored/Used Storage Method Present Yr Previous Yr • Solid Wastes 14 Raw materials, intermediates, products 15 Liquid, solid, tc

CONFIDENTIAL L Annex 2-17 Type Annual Amount Generated Storage Method and/or Treatment16 Disposal Method17 Present Yr Previous Yr Amount of Energy Consumed_________________ Amount of Energy Generated _________________ Type and amount of fuel(s) used _______________ 4.7. If applicable for the project, provide copy of the other monitoring results such as soils, stack emissions, discharge temperature, others. 4.8. If materials banks are used during the construction phase, provide the following: • Amounts of borrowed material obtained for this reporting period, • Confirmation that the areas used have the needed environmental permits, • Is there any reforestation required? If yes, provide details 5. PS4: COMMUNITY HEALTH AND SAFETY 5.1. Provide changes in the company’s Human Resources Policy that may have occurred in the reporting period. This may include changes in working conditions, non- discrimination, worker’s age, worker’s organizations terms, and grievance mechanisms, among others. 5.2. Provide information on the implementation of the vehicle traffic plan (e.g., number of vehicles/day; distances traveled, trainings conducted, related traffic accidents/incidents), if applicable. 5.3. Provide any update about Security Forces & Human Rights Management aspect (e.g., training, new security/vigilance company, any incidents/events). 5.4. Provide information on emergency response drills conducted with participation of the communities and other stakeholders such as (hospital, civil defense, police, etc.). Include the drills scenarios practiced, the recommendations/conclusions of those and the mitigation actions put into place. 6. PS5: INVOLUNTARY RESETTLEMENT 6.1. Provide information on land acquisition or resettlement efforts: activities, management and mitigation measures, outcomes, if applicable. 7. PS6: BIODIVERSITY AND ECOLOGICAL AREAS 7.1. Provide copy of the monitoring results of any biological monitoring being conducted. Compare with baseline data. 7.2. Provide details of any biodiversity-related plan that is being implemented. 16 How collected waste is stored on site (e.g., drums, bins, etc.) and treatment rendered (i.e., solidification, destruction, etc.) 17 Name and location of disposal facility used, if sold, name and type of business purchaser, disposal method (landfill, reuse, incineration, etc.)

CONFIDENTIAL L Annex 2-18 7.3. Indicate about the possibility of species be present during the construction phase for the reporting period 7.4. Provide details/update about the process for conducting the biodiversity offset (discussion with environmental authorities, site selection, permits, work with scientific organizations, forestation, success rate, etc.), as applicable. 8. ESAP COMPLIANCE Please attach the ESAP and indicate the status for each action (i.e., Past due, on-going, Closed, On-time).

CONFIDENTIAL

EXHIBIT C

REPORTE SCREENING ESG

Proyecto: 15420-01 Tigo El Salvador Network Connectivity Financing

1. Biodiversidad

Se identifican 35 áreas protegidas y 12 Áreas Claves para la Biodiversidad, todas ellas IBA, en un buffer de 1 km de los polígonos analizados.

No se identifican áreas AZE en o cercanas al proyecto.

Tabla 1 Áreas claves para la biodiversidad

N°	Área clave para la biodiversidad (KBA)	Buffer	IBA	AZE
1	Deininger	1 km	Sí	No
2	Río Sapo/Perquín	1 km	Sí	No
3	Lake Olomega	1 km	Sí	No
4	The Volcans and San Marcelino	1 km	Sí	No
5	Alotepeque Range	1 km	Sí	No
6	San Diego and La Barra	1 km	Sí	No
7	Los Cóbanos	1 km	Sí	No
8	La Unión Bay	1 km	Sí	No
9	San Salvador Volcano	1 km	Sí	No
10	Cerrón Grande	1 km	Sí	No
11	Barra de Santiago	1 km	Sí	No
12	Jiquilisco and Jaltepeque	1 km	Sí	No

Annex 2-19

CONFIDENTIAL L

Figura 1 Áreas protegidas y áreas claves para la biodiversidad


3/26/2025, 4:54:52 PM
Key Biodiversity Areas
Protected Areas
1:1,155,581
0 5 10 20 mi
0 15 30 60 km

2. Territorios indígenas y patrimonio cultural

Se identifican al menos 5 territorios indígenas que se sobreponen en un buffer de hasta 1 km de los polígonos analizados, correspondiendo a las etnias Lenca, Maya Chorti y Nahua.

Figura 2 Territorios indígenas


3/26/2025, 4:57:05 PM
Indigenous Territories
PUEBLO INDÍGENA
1:1,155,581
0 5 10 20 mi
0 15 30 60 km

Annex 2-20

CONFIDENTIAL L Annex 2-21 En relación con Sitios de Patrimonio Cultural Tangible, en un buffer de 1 km de los polígonos analizados, se identifica el Parque Arqueológico Joya de Cerén que ha sido declarado Patrimonio Mundial de la UNESCO, ubicado en el distrito de San Juan Opico, municipio de La Libertad. Figura 3 Patrimonio mundial de la UNESCO Adicionalmente, en un buffer de 1 km de los polígonos analizados, se identifica el sitio arqueológico Igualtepeque, cercano a la localidad de Belén Güijat, Departamento de Santa Ana, al noroeste del país. Figura 4 Patrimonio cultural tangible

CONFIDENTIAL L

ANNEX 3

DEVELOPMENT INDICATORS

(See Section 5.3.4 (Development Indicators))

The Borrower shall:

Section 1 – Annual Report: as soon as possible, but in any event within ninety (90) days after the end of each Financial Year, complete and deliver the table below (Table 1) with the development indicators in the form of an Excel (i.e. "***.xlsx***") file. Indicators shall be measured annually for the corresponding year, unless otherwise noted. The table may include both quantitative and qualitative information.

Table 1: Development Indicators

Indicator Name	Indicator Unit	Indicator Definition	Frequency of Measurement	Source of Information
Fixed broadband				
Number of Homes passed - HFC	(#)	Number of homes within Tigo's HFC network area of service at the end of the reporting period	Annually	Client - DIR
Number of Homes passed - FTTx	(#)	Number of homes within Tigo's FTTx network area of service at the end of the reporting period	Annually	Client - DIR
Number of Homes connected	(#)	Number of home subscriptions with fixed broadband at the end of the reporting period	Annually	Client - DIR
Average download speed – fixed broadband	(#)	Average download speed, in Mbps, for the traffic routed through Tigo's fixed network over the reporting period.	Annually	Client - DIR
Number of commercial customers	(#)	Number of B2B subscriptions at the end of the reporting period	Annually	Client - DIR
Mobile service				
Number of 4G subscriptions	(#)	Number of mobile subscriptions with 4G service at the end of the reporting period	Annually	Client - DIR
Average monthly traffic	(#)	Average monthly traffic (in TB) routed through Tigo's network	Annually	Client - DIR
Handset financing				
Handsets' sales - on credit	#	Number of handsets sold on credit	Annually	Client - DIR
Handsets' sales on credit	USD	Value of sales received from the handsets sold on credit	Annually	Client - DIR
Handsets' sales - total	#	Total number of handsets sold (on credit + cash)	Annually	Client - DIR
Employment				

Annex 3-1

CONFIDENTIAL L Annex 3-2 Indicator Name Indicator Unit Indicator Definition Frequency of Measurement Source of Information Fixed broadband Direct employment (# FTE) Number of full-time equivalent (FTE) workers employed with the company or project’s hard assets during the reporting period. Part-time jobs are converted to full-time equivalent jobs on a pro rata basis, based on local definition (e.g., if working week equals 40 hours, a 24 hr/week job would be equal to 0.6 FTE job; a full-time position for three months would be equal to a 0.25 FTE job if the reporting period is one year). If the information is not available, the rule-of-thumb is two part-time jobs equal a full-time job. Disaggregated by cluster. Annually Client - DIR Direct employment - Females (# FTE) Number of full-time equivalent (FTE) female workers employed with the company or project’s hard assets during the reporting period. Part-time jobs are converted to full-time equivalent jobs on a pro rata basis, based on local definition (e.g., if working week equals 40 hours, a 24 hr/week job would be equal to 0.6 FTE job; a full-time position for three months would be equal to a 0.25 FTE job if the reporting period is one year). If the information is not available, the rule-of-thumb is two part-time jobs equal a full-time job. Disaggregated by cluster. Annually Client - DIR Section 2 – Prepayment/Repayment Report: upon the full prepayment or repayment of the Loan, no later than the date of the relevant prepayment or repayment, update Table 1. If the prepayment or repayment is made prior to June 30, the updated data shall be measured as of the prior year ended December 31. If the prepayment or repayment is made after June 30, the updated data shall include measurements for the prior year ended December 31 and the period between January 1 and the date such prepayment or repayment occurs. Section 3 – Additional Information Report: as soon as possible, but in any event within thirty (30) days following IDB Invest’s request, provide a report with clarifying and/or supplementary information addressing issues related to missing data, data quality problems, changes in how indicators are measured and/or significant deviations of indicators in Table 1. In the event these issues cannot be resolved through the report, a short meeting shall be scheduled to address them.

CONFIDENTIAL L Annex 4-1 ANNEX 4 FINANCIAL COVENANT (See Section 5.1.9 (Financial Covenant)) The Borrower shall comply at all times with the following ratio: (i) A Total Net Leverage Ratio of not more than 3:00:1:00. For the purposes herein: “Total Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Net Debt outstanding as of such date to (ii) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case determined on a pro forma basis as if any Debt incurred on such date of determination had been incurred, or any Debt repaid, redeemed or repurchased on such date of determination had been repaid, redeemed or repurchased (as applicable), at the beginning of such Test Period; provided, however, that for purposes of the Debt Incurrence Test, the pro forma calculation of the Total Net Leverage Ratio shall not give effect to (x) any Permitted Debt incurred on such determination date (other than Acquired Debt), or (y) the discharge on such determination date of any Permitted Debt to the extent that such discharge results from the proceeds incurred pursuant to any Permitted Debt (other than the discharge of Debt using proceeds of Acquired Debt). For the avoidance of doubt, in determining the Total Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Debt in respect of which the pro forma calculation is to be made, unless such proceeds are committed to be used for debt repayment or refinancing. “Consolidated Net Debt” means, with respect to the El Salvador Group or the Restricted Group, as the case may be, on any date of determination, the sum without duplication of (a) the total amount of Debt of the El Salvador Group or the Restricted Group (as applicable), in each case on a consolidated basis in accordance with the Accounting Principles, minus (b) the sum without duplication of (i) all Debt outstanding under Minority Shareholder Loans, plus (ii) all Debt outstanding in reliance on (or, in the case of the El Salvador Group (as applicable), of the type described in) clause (c) of the definition of “Permitted Debt,” plus (iii) all Debt outstanding in reliance on (or, in the case of the El Salvador Group (as applicable), of the type described in) clause (p) of the definition of “Permitted Debt,” plus (iv) any Debt which is a contingent obligation of any member of the El Salvador Group or the Restricted Group, as the case may be, on such date, plus (v) the amount of cash and Cash Equivalents (other than cash or Cash Equivalents received from the incurrence of Debt by any member of the El Salvador Group or the Restricted Group, as the case may be, to the extent such cash or Cash Equivalents has not been subsequently applied or used for any purpose not prohibited by this Agreement) of the El Salvador Group or the Restricted Group, as the case may be, but excluding, for the avoidance of doubt, all Restricted Cash. “Restricted Cash” means the sum of (i) Restricted MFS Cash and, without duplication, (ii) amount of cash that would be stated as “restricted cash” on the consolidated (if applicable)

CONFIDENTIAL L Annex 4-2 statement of financial position of any Person, as of such date in accordance with the Accounting Principles. “Test Period” means, as of any date of determination, the most recent period of four consecutive Financial Quarters ended on or prior to such date (taken as one accounting period) in respect of which financial statements for each such Financial Quarter (or the Financial Year comprised by such Financial Quarters) have been delivered or are required to have been delivered pursuant to Section 5.3.1 or 5.3.2. A Test Period may be designated by reference to the last day thereof (i.e., the “December 31st Test Period” of a particular year refers to the period of four consecutive Financial Quarters of an Obligor ended on December 31st of such year), and a Test Period shall be deemed to end on the last day thereof.

CONFIDENTIAL Loan Number 15420-01

ANNEX 5

CYBERSECURITY PLAN

(See Section 5.1.12 (*Cybersecurity Plan*))

The following Corrective Action Plan (CAP) highlights the most critical findings from the Tigo El Salvador cybersecurity assessment. These findings were identified as presenting significant operational, regulatory, or reputational risk if left unaddressed. Each action item includes a targeted remediation strategy, designated ownership, and a recommended completion timeline. This plan is designed to support Tigo El Salvador in strengthening its cybersecurity posture, improving regulatory alignment, and reducing overall exposure to cyber threats.

List	Critical Finding	Required Action	Owner	Due Date	Priority
1	***Expired SSL Certificates*** *(Scan Finding)*	Replace expired certs, automate expiration alerts	Network/Security Engineers	September 30, 2025	Immediate
2	***TLS 1.0/1.1 Still Enabled*** *(Scan Finding)*	Disable legacy protocols, enforce TLS 1.2+	Network/Security Engineers	September 30, 2025	Immediate
3	No ***Regulatory Mapping*** or ***Data Privacy Impact Assessments*** (DPIAs)	Perform GDPR & Salvadoran law mapping; conduct DPIAs for core systems	Legal/Data Privacy	September 15, 2025	Immediate

Annex 5-1

CONFIDENTIAL Loan Number 15420-01 Annex 5-2 List Critical Finding Required Action Owner Due Date Priority 4 Incomplete Asset Inventory Deploy automated discovery, reconcile shadow/virtual assets IT/Infrastructure September 30, 2025 Immediate 5 Lack of Supplier DR or Recovery Coordination Establish formal DR coordination with critical third- party vendors, including tabletop exercises and joint recovery planning. Require submission of supplier DR/BC documentation. Vendor Management October 31, 2025 Immediate 6 No Enforcement of Cybersecurity Policy Acknowledgment Ensure employees confirm receipt annually via HR portal or internal ticketing. CISO / HR Department October 15, 2025 Immediate 7 No Documented Training Completion Logs Roll out a centralized Learning Management System (LMS) or use existing HR HR / Security Awareness Lead December 15, 2025 Immediate

CONFIDENTIAL Loan Number 15420-01 Annex 5-3 List Critical Finding Required Action Owner Due Date Priority tools to track cybersecurity training completions. Require annual refreshers and retain logs.

CONFIDENTIAL Loan Number 15420-01 Schedule 1 -1 SCHEDULE 1 LIST OF EXCLUDED ACTIVITIES List of Excluded Activities IDB Invest will not knowingly finance, directly, or indirectly through FIs, projects involved in the production, trade, or use of the products, substances or activities listed below. Additional exclusions may apply in the context of a specific operation. 1. Prohibited Activities a) Activities that are illegal under host country laws, regulations or ratified international conventions and agreements, or subject to international phase out or bans, such as: i. Polychlorinated biphenyl compounds (PCBs). ii. Pharmaceuticals, pesticides/herbicides and other hazardous substances subject to international phase-outs or bans.1 iii. Persistent Organic Pollutants (POPs).2 iv. Ozone depleting substances subject to international phase out.3 v. Wildlife or wildlife products regulated under Convention on International Trade in Endangered Species of Wild Fauna and Flora CITES.4 vi. Transboundary trade in waste or waste products,5 except for non-hazardous waste destined for recycling. vii. Lead paint or coatings in the construction of structures and roads.6 b) Activities that are illegal under host country laws, regulations or ratified international conventions and agreements relating to the protection of biodiversity resources or cultural heritage. 2. Other Activities a) Activities that, although consistent with a country’s legal and/or regulatory framework, may generate particularly significant adverse impacts on people and/or the environment. 1 Reference documents are: Council Regulation (EEC) No 2455/92 of 23 July 1992 Concerning the Export and Import of Certain Dangerous Chemicals, as amended from time to time; United Nations Consolidated List of Products whose Consumption and/or Sale have been Banned, Withdrawn, Severely Restricted or not Approved by Governments; Convention on the Prior Informed Consent Procedures for Certain Hazardous Chemicals and Pesticides in International Trade (Rotterdam Convention); Stockholm Convention on Persistent Organic Pollutants; World Health Organization Recommended Classification of Pesticides by Hazard, World Health Organization Pharmaceuticals: Restrictions in Use and Availability. 2 Stockholm Convention on Persistent Organic Pollutants (POPs) as amended in 2009 3 Ozone Depleting Substances (ODSs) are chemical compounds which react with and deplete stratospheric ozone, resulting in the widely publicized ‘ozone holes.’ The Montreal Protocol lists ODSs and their target reduction and phase out dates. The chemical compounds regulated by the Montreal Protocol include aerosols, refrigerants, foam blowing agents, solvents, and fire protection agents. (www.unep.org/ozone/montreal.shtml). 4 www.cites.org 5 As defined by the Basel Convention (www.basel.int) 6 Paints or coatings with a total lead concentration great than 90 ppm or the concentration limit set by the host country, whichever is lower.

CONFIDENTIAL Loan Number 15420-01 Schedule 1 -2 i. Weapons, ammunitions, and other military goods/technology. ii. Tobacco.7 iii. Gambling, casinos, and equivalent enterprises.8 iv. Radioactive materials.9 v. Unbonded asbestos fibers or asbestos-containing products. vi. Drift net fishing in the marine environment using nets in excess of 2.5 km. in length. b) Activities that are inconsistent with IDB and IDB Invest’s commitments to address the challenges of climate change and promote environmental and social sustainability. i. Thermal coal mining or coal-fired power generation and associated facilities10. ii. Upstream oil exploration and development projects. iii. Upstream gas exploration and development projects. Under exceptional circumstances and on a case-by-case basis, consideration will be given to financing upstream gas infrastructure where there is a clear benefit in terms of energy access for the poor and where greenhouse gas (GHG) emissions are minimized, projects are consistent with national goals on climate change, and risks of stranded assets are properly analyzed. 7 This does not apply to projects whose primary objective is not related to the production, trade, or use of tobacco. 8 This does not apply to projects whose primary objective is not related to the construction and operation of gambling, casinos and equivalent enterprises. 9 This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment where it can be demonstrated that the radioactive source is to be trivial and/or adequately shielded. 10 This applies only to associated facilities which primary objective is related to the production, trade or use of coal for power generation or to the transmission of energy generated by a coal-fired power plant (e.g. a dedicated transmission line).

CONFIDENTIAL Loan Number 15420-01 Exhibit 1 -1 EXHIBIT 1 FORM OF DISBURSEMENT REQUEST (See Section 2.2 (Disbursement Procedure)) [COMPANY’S LETTERHEAD] DISBURSEMENT REQUEST [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operations Department Request for Loan Disbursement Loan and Guaranty Agreement Ladies and Gentlemen: 1. Reference is made to the Loan and Guaranty Agreement, dated as of [●], 20[●] the (“Loan Agreement”), among Telemóvil El Salvador, S.A. de C.V. (the “Company”), Millicom International Cellular S.A. (the “Guarantor”), and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request. 2. The Company irrevocably requests disbursement on [__] (or as soon as practicable thereafter) of the amount of [__] Dollars ($[__]) of the Loans (the “Disbursement”) consisting of a Disbursement of the IDB Invest A Loan in the amount of [__] Dollars ($[__]), and a Disbursement of the B Loan[s] in the amount of [__]Dollars ($[__]), in accordance with Section 2.2 (Disbursement Procedure) of the Loan Agreement1. [We hereby authorize IDB Invest to deduct the amount of [__] Dollars ([$][__]) from the Disbursement of the IDB Invest A Loan, corresponding to the structuring fee as per Section 2.12.1 (Payment of Fees) of the Loan Agreement and Section [__] of the Fee Letter. IDB Invest is requested to pay such amount to the Disbursement Account directly to the Company as follows, and the Company acknowledges that all amounts paid as directed below shall constitute the Disbursement: 1 NTD: In accordance with Section 2.2.2, the amount of the Loans requested must be pro rata with each other.

CONFIDENTIAL Loan Number 15420-01 Exhibit 1 -2 Intermediary Bank Name (located in [the U.S.] [__]): [__] Intermediary Bank Address: [__] Intermediary Bank ABA Code: [__] Beneficiary Bank Name: [__] Beneficiary Bank SWIFT: [__] Beneficiary Bank’s account with the Intermediary Bank (if available): [__] Beneficiary Account Name: [__] Beneficiary Account Number or IBAN: [__] Special Instructions: [i.e. Loan # or for further credit (FFC) ___]] [___ fee in the amount of [__] Dollars ($___) to be withheld by IDB Invest as payment due to IDB Invest under Section [__] of the Loan Agreement [and Section [__] of the Fee Letter.] 3. The Company certifies that all conditions set forth in Section 4.1 (Conditions Precedent to Disbursement) of the Loan Agreement have been or will be satisfied on or before the Disbursement Date, as specified in Section 4.1 (Conditions Precedent to Disbursement) of the Loan Agreement. 4. The Company certifies that it is in compliance with the Environmental and Social Requirements (as defined in Annex 2 of the Loan Agreement), or, if not in compliance, that it is diligently implementing a Corrective Action Plan. Furthermore, the Company certifies that there are no pending or, to the best of the Company’s knowledge, threatened claims with respect to Environmental and Social Requirements related to the Company and no adverse risks or impacts with respect to Environmental and Social Requirements that are known, or should reasonably have been known, to the Company exist as of the date hereof except as have been disclosed to IDB Invest and adequately mitigated. 5. Without limiting paragraph 3 or 4, the Company certifies that after taking into account the amount of the Disbursement requested hereunder and any other Debt incurred by the Company and any capital contribution made after the date of the latest Financial Statements provided pursuant to Sections 5.3.1 (Audited Annual Financial Statements) and 5.3.2 (Unaudited Quarterly Financial Statements) of the Loan Agreement, the Company is in compliance with Section 5.1.9 (Financial Covenant) of the Loan Agreement. Set forth as Annex A hereto are the calculations of the Company substantiating the compliance by the Company with the covenant set forth in Section 5.1.9 (Financial Covenant). 6. Copies of the following documents are attached, which documents constitute all of the organizational documents of each Obligor: (a) Bylaws of the Borrower; (b) Appointment of administrative body and legal representatives of the Borrower; (c) Articles of Association of the Guarantor; and (d) Appointment of administrative body and legal representatives of the Guarantor.

CONFIDENTIAL Loan Number 15420-01 Exhibit 1 -3 7. The undersigned certifies that the attached copies of the organizational documents are true, correct and complete copies of the respective originals and shall continue to be true, correct and complete as of the date hereof and as of the relevant Disbursement Date. 8. Attached [is][are] [a copy][copies] of the resolutions of the [board of directors] [and Shareholders], as applicable, of each of the Obligors duly adopted on the date thereof. 9. The undersigned certifies that above-mentioned resolutions are in full force and effect as of the date hereof and the relevant Disbursement Date and that such documents expressly authorize: (a) the execution, delivery and performance of the Financing Documents to which such Obligor is a party; and (b) a specified Person or Persons to execute such Financing Documents. 10. Each Obligor certifies that the attached copies of its [board of directors’] [and Shareholders’, as applicable,] resolutions are complete and true copies of the respective originals and that none of such resolutions have been amended nor have their contents been revoked, nor have any proceedings been commenced to amend or revoke such resolutions or their contents. 11. Attached are copies of the documents evidencing the appointment of the current members of the board of directors of each Obligor and its officers (if applicable), in each case, recorded in the relevant books and duly registered with the commercial registry or any other competent Authority in the relevant Obligor’s Country. 12. The undersigned certifies that above-mentioned documents evidencing such appointments and powers are in full force and effect as of the date hereof and the relevant Disbursement Date. 13. The Company further certifies that the proceeds of the Disbursement will be applied only for the purposes set forth in Section 5.1.1 (Use of Proceeds) of the Loan Agreement, as further specified in Annex B hereto. 14. The above certifications are effective as of the date hereof and shall continue to be effective as of the Disbursement Date. If any certification is no longer valid as of or prior to the Disbursement Date, the Company will notify IDB Invest immediately and, on demand, repay the Disbursement (or any portion thereof) if the Disbursement is made prior to IDB Invest’s receipt of such notice. Yours truly, TELEMÓVIL EL SALVADOR, S.A. DE C.V.

CONFIDENTIAL Loan Number 15420-01 Exhibit 1 -4 By: Authorized Representative2 MILLICOM INTERNATIONAL CELLULAR, S.A. By: Authorized Representative3 2 As named in the Company’s Certificate of Incumbency and Authority. 3 As named in the Guarantor’s Certificate of Incumbency and Authority.

CONFIDENTIAL Loan Number 15420-01 Exhibit 1 -5 ANNEX A TO DISBURSEMENT REQUEST DATED [____] CALCULATION OF RATIOS AS OF [APPLICABLE DATE] [Company to provide]

CONFIDENTIAL Loan Number 15420-01 Exhibit 1 -6 ANNEX B TO DISBURSEMENT REQUEST DATED [____] USE OF PROCEEDS The proceeds of the Disbursement will be used as follows: (i) with respect to the IDB Invest A Loan, for the repayment or prepayment, as applicable, by the Company of certain amounts outstanding (including principal, interest and other amounts due by the Company) under the Intercompany Facility; (ii) with respect to the IDB Invest B Loan, for the repayment or prepayment, as applicable, by the Company of all amounts outstanding (including principal, interest and other amounts due by the Company) under the Existing Facility, and the termination of the Existing Facility; and (iii) with respect to the Loans, to pay costs and expenses associated with the transactions contemplated in the Loan Agreement, in each case, in accordance with Applicable Laws and the terms of the Loan Agreement. None of the proceeds of the Disbursement will be used for any activity set forth in the List of Excluded Activities nor for the financing or reimbursement of capital expenditures of Goods from suppliers that are not Eligible Suppliers.

CONFIDENTIAL Loan Number 15420-01 Exhibit 2 -1 EXHIBIT 2 FORM OF IDB INVEST A LOAN PROMISSORY NOTE Pagaré referencia [●] PAGARE SIN PROTESTO Por US$ 75,000,000 Por medio de este Pagaré, TELEMÓVIL EL SALVADOR, S.A. DE C.V., una sociedad anónima de capital variable de nacionalidad salvadoreña y del domicilio del distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, El Salvador, con Número de Identificación Tributaria cero seis uno cuatro – dos tres cero tres nueve uno – uno cero uno - cinco, en adelante “EL SUSCRIPTOR”, se obliga incondicionalmente a pagar a la orden de CORPORACIÓN INTERAMERICANA DE INVERSIONES, una entidad de derecho público internacional creada por medio de su Convenio Constitutivo suscrito por sus países miembros, incluyendo la República de El Salvador, con domicilio en la ciudad de Washington, D.C., Estados Unidos de América, con número de identificación tributaria nueve cuatro uno uno – dos tres cero tres ocho seis – uno cero uno – ocho, en adelante (“EL BENEFICIARIO”), el día _____________________________________________ (la “Fecha de Vencimiento”), la suma de _____________________________ DÓLARES, aquí y en adelante moneda de los Estados Unidos de América (US$___________________), más intereses convencionales, siendo el monto acumulado de intereses convencionales a la Fecha de Vencimiento la cantidad de : _______________________________________________________________________________ Si por cualquier motivo el monto de este PAGARÉ no fuere íntegramente pagado por el Suscriptor a la Fecha de Vencimiento, el Suscriptor reconocerá, además de los intereses convencionales que continuarán devengándose, intereses moratorios del dos por ciento anual (2% anual) sobre saldos, a partir del momento en que se inicie la mora y por todo el tiempo que transcurra hasta el pago total de este PAGARÉ. Todo pago en virtud de este Pagaré será hecho por el Suscriptor en Dólares, moneda de los Estados Unidos de América, y en fondos de inmediata disponibilidad y transferencia, en el distrito de San Salvador, municipio de San Salvador Centro, departamento de San Salvador, o en cualquier cuenta bancaria que le sea notificada al Suscriptor. Cualquier impuesto, tasa, derecho, deducción, compensación o retención que en su caso deba aplicarse al monto del presente PAGARÉ, y que sea impuesto por cualquier autoridad con jurisdicción, será por cuenta y cargo del Suscriptor, de tal forma que el Beneficiario recibirá el monto íntegro de principal e intereses pactados en este PAGARÉ.

CONFIDENTIAL Loan Number 15420-01 Exhibit 2 -2 El Suscriptor acuerda pagar todos los gastos y costos en que el Beneficiario incurra en conexión con la preparación, ejecución, entrega y cobro del presente PAGARÉ, incluyendo, pero no limitándose a: (i) honorarios de abogados; (ii) los gastos relacionados con la ejecución del presente PAGARÉ; y (iii) los llamados personales, aunque por regla general no hubiera condenación en costas. La presente obligación mercantil se regirá por la ley salvadoreña aplicable. El Suscriptor señala como su domicilio especial el distrito de San Salvador, municipio de San Salvador Centro, departamento de San Salvador, República de El Salvador, a cuyos tribunales se somete expresamente junto con cualquier otro obligado o avalista de este PAGARÉ, y faculta al Beneficiario de este PAGARÉ para que designe la persona depositaria de los bienes que se embarguen, a quien se releva de la obligación de rendir fianza y cuentas. ______________________ Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V. Lugar y Fecha de emisión: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco. Nombre del Representante Legal que firma: [●]. Documento Único de Identidad: [●]. Dirección del Suscriptor: [●]. ______________________ Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V. Lugar y Fecha de emisión: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco. Nombre del Representante Legal que firma: [●]. Documento Único de Identidad: [●]. Dirección del Suscriptor: [●].

CONFIDENTIAL Loan Number 15420-01 Exhibit 2 -3 ACUERDO DE LLENADO ACUERDO DE LLENADO PAGARÉ REF. [●] [Lugar y fecha] Señores CORPORACIÓN INTERAMERICANA DE INVERSIONES, una entidad de derecho público internacional creada por medio de sus Artículos de Constitución suscritos por sus países miembros, incluyendo El Salvador, con domicilio en la ciudad de Washington D.C., Estados Unidos de América, con número de identificación tributaria nueve cuatro uno uno – dos tres cero tres ocho seis – uno cero uno – ocho, y/o sus cesionarios, endosatarios y sucesores. Referencia: Instrucciones para diligenciar el pagaré con espacios en blanco Ref. [●]. Los suscritos, [●] y [●] actuando en nombre y representación de TELEMÓVIL EL SALVADOR, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, que puede abreviarse TELEMÓVIL, S.A. de C.V., de nacionalidad salvadoreña, del domicilio del distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, con Número de Identificación Tributaria cero seis uno cuatro – dos tres cero tres nueve uno – uno cero uno - cinco (la “Obligada”), de conformidad con el artículo 627 del Código de Comercio de El Salvador, por medio de este documento en nombre de nuestra representada autorizamos de manera irrevocable y permanente a CORPORACIÓN INTERAMERICANA DE INVERSIONES (el “Acreedor”) y/o a sus cesionarios, endosatarios y sucesores, como tenedor legítimo del Pagaré referencia [●] (el “Pagaré”) que la Obligada ha otorgado en su favor, para llenar todos y cada uno de los espacios en blanco dejados en el Pagaré. I. AUTORIZACIÓN IRREVOCABLE El Pagaré puede ser llenado, sin previo aviso o requerimiento alguno. La Obligada autoriza expresa e irrevocablemente al Acreedor a llenar los espacios en blanco del Pagaré así: 1. Fecha de Vencimiento Se considerará como Fecha de Vencimiento, la Fecha en que el Acreedor presente el Pagaré para su pago, cobro o ejecución, a su discreción. 2. Intereses convencionales El espacio en blanco que dice: “más intereses convencionales, siendo el monto acumulado de intereses convencionales a la Fecha de Vencimiento la cantidad de US$__________________” deberá ser llenado insertando el monto en Dólares de los Estados Unidos de América que se adeude en concepto de intereses, calculados desde la fecha de suscripción del Pagaré de conformidad con la tasa de interés equivalente a la suma del SOFR a Plazo Aplicable vigente para cada Período de Intereses más el Margen Aplicable,

CONFIDENTIAL Loan Number 15420-01 Exhibit 2 -4 devengándose diariamente sobre el saldo de capital pendiente, con base en un año de trescientos sesenta (360) días y el número real de días transcurridos. Para dichos efectos, se deberán tomar en consideración las siguientes definiciones: “Administrador de SOFR” significa el Banco de la Reserva Federal de Nueva York, como administrador de la SOFR (o cualquier administrador sucesor del mismo de tiempo en tiempo). “Administrador de SOFR a Plazo” significa CME Group Benchmark Administration Limited (o cualquier administrador sucesor de una tasa a plazo futuro basada en la SOFR seleccionada de tiempo en tiempo por el Beneficiario, a su entera discreción). “Días Hábiles” significa cualquier día (i) en el que las instituciones bancarias del estado de Nueva York y la República de El Salvador estén autorizadas o legalmente obligadas a abrir y (ii) a efectos de realizar cualquier pago de intereses, principal, comisiones u otros importes, un Día Hábil para Valores de EE.UU. “Fecha de Determinación de la Tasa de Interés” significa el segundo Día Hábil para Valores de EE.UU. inmediatamente anterior al inicio de cada Período de Intereses; sujeto a que, la Fecha de Determinación de Tasa de Interés para el primer Período de Intereses será el segundo Día Hábil para Valores de EE.UU. anterior a la fecha de emisión del Pagaré “Fecha de Pago de Intereses” significa el 15 de enero, 15 de abril, 15 de julio y 15 de octubre. “Fecha de Reemplazo del Índice de Referencia” significa el quinto Día Hábil en Nueva York posterior a la notificación enviada por Beneficiario, o cualquier fecha posterior indicada en dicha notificación, siempre que la obligada no haya objetado dentro de ese plazo “Margen Aplicable” significa dos punto sesenta por ciento (2.60%) anual el cual: (i) podrá incrementarse en cero punto ciento veinticinco por ciento (0.125%) anual si la Fecha de Vencimiento del pagaré es extendido por un período de hasta un (1) año adicional; y (ii) podrá incrementarse en cero punto doscientos cincuenta por ciento (0.250%) anual si dicha extensión excede de un (1) año. Además, el Margen Aplicable podrá ajustarse en función del cumplimiento de ciertos indicadores de diversificación que el acreedor podrá establecer por escrito al deudor, en cuyo caso dicho ajuste será informado al momento de calcular la tasa de interés aplicable. “Período de Intereses” significa (i) cada período de tres (3) meses que comienza en una Fecha de Pago de Intereses y finaliza el día inmediatamente anterior a la siguiente Fecha de Pago de Intereses, salvo por el primer período, en cuyo caso significará el período que comienza en la fecha de emisión del Pagaré y finaliza el día inmediatamente anterior a la siguiente Fecha de Pago de Intereses; o (ii) el último Período de Intereses, que comienza en la Fecha de Pago de Intereses inmediatamente anterior a la Fecha de Vencimiento y finaliza en dicha Fecha de Vencimiento. “Piso” significa cero por ciento (0.00%) anual. “SOFR a Plazo” significa la tasa a plazo con proyección futura basada en SOFR, administrada por el Administrador de SOFR a Plazo.

CONFIDENTIAL Loan Number 15420-01 Exhibit 2 -5 “SOFR” (Secured Overnight Financing Rate) significa la tasa de financiamiento a un día garantizada publicada por el Administrador de SOFR en la página web del Administrador de SOFR, actualmente http://www.newyorkfed.org, o cualquier otra fuente sucesora señalada por el Administrador de SOFR de tiempo en tiempo. “SOFR a Plazo Aplicable” significa el “SOFR a Plazo” publicado por el Administrador de SOFR a Plazo en la Fecha de Determinación de la Tasa de Interés correspondiente, conforme a lo siguiente: (i) un (1) mes, si el período entre la Fecha de Pago de Intereses correspondiente y la siguiente Fecha de Pago de Intereses es de entre uno (1) y sesenta (60) días; (ii) tres (3) meses, si dicho período es de entre sesenta y un (61) y ciento treinta y cinco (135) días; o (iii) seis (6) meses, si dicho período es mayor a ciento treinta y cinco (135) días; Siempre que: (a) al determinar el SOFR a Plazo Aplicable para (i) el primer Período de Intereses, el plazo de referencia será el que corresponda a la duración de dicho Período de Intereses; y (ii) para el último Período de Intereses, el plazo de referencia será el mismo que el del Período de Intereses inmediato anterior; (b) si a las 5:00 p.m. (hora de Nueva York) de cualquier Fecha de Determinación de la Tasa de Interés, el SOFR a Plazo Aplicable no ha sido publicado por el Administrador de SOFR a Plazo y no ha ocurrido una Fecha de Reemplazo del Índice de Referencia con respecto al SOFR a Plazo Aplicable, entonces dicho SOFR a Plazo Aplicable será el SOFR a Plazo para ese mismo plazo publicado en el primer Día Hábil de los Estados Unidos anterior en que haya sido publicado, siempre que dicho día no sea más de tres (3) Días Hábiles de EE.UU. anteriores a dicha Fecha de Determinación de la Tasa de Interes; y (c) si el SOFR a Plazo Aplicable determinado conforme a lo anterior es inferior al Piso, se considerará que el SOFR a Plazo Aplicable es igual al Piso. El Acreedor está plenamente facultado para llenar el Pagaré de acuerdo con estas instrucciones y en lo no previsto en ellas para actuar a su leal saber y entender en defensa de sus intereses, sin que en ningún momento se pueda alegar que carece de facultades o autorizaciones suficientes para completar el Pagaré. II. ACEPTACIÓN Y VALOR EJECUTIVO: La Obligada manifiesta que conoce y acepta, en su integridad, los términos del Pagaré que ha otorgado en favor del Acreedor. Para que éste sea llenado y cobrado, no se requiere demostrar perjuicio alguno por parte del Acreedor. El Pagaré así llenado y sin protesto será exigible inmediatamente y prestará valor ejecutivo sin más requisitos. La Obligada declara haber recibido copia del Pagaré y de la presente carta de instrucciones. ______________________

CONFIDENTIAL Loan Number 15420-01 Exhibit 2 -6 Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V. Lugar y Fecha de firma: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco. Nombre del Representante Legal que firma: [●]. Documento Único de Identidad: [●]. Dirección de la Obligada: [●]. ______________________ Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V. Lugar y Fecha de firma: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco. Nombre del Representante Legal que firma: [●]. Documento Único de Identidad: [●]. Dirección de la Obligada: [●].

CONFIDENTIAL Loan Number 15420-01 Exhibit 2A -1 EXHIBIT 2A FORM OF IDB INVEST B LOAN PROMISSORY NOTE Pagaré referencia [●] PAGARE SIN PROTESTO Por US$ 75,000,000 Por medio de este Pagaré, TELEMÓVIL EL SALVADOR, S.A. DE C.V., una sociedad anónima de capital variable de nacionalidad salvadoreña y del domicilio del distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, El Salvador, con Número de Identificación Tributaria cero seis uno cuatro – dos tres cero tres nueve uno – uno cero uno - cinco, en adelante “EL SUSCRIPTOR”, se obliga incondicionalmente a pagar a la orden de CORPORACIÓN INTERAMERICANA DE INVERSIONES, una entidad de derecho público internacional creada por medio de su Convenio Constitutivo suscrito por sus países miembros, incluyendo la República de El Salvador, con domicilio en la ciudad de Washington, D.C., Estados Unidos de América, con número de identificación tributaria nueve cuatro uno uno – dos tres cero tres ocho seis – uno cero uno – ocho, en adelante (“EL BENEFICIARIO”), el día _____________________________________________ (la “Fecha de Vencimiento”), la suma de _____________________________ DÓLARES, aquí y en adelante moneda de los Estados Unidos de América (US$___________________), más intereses convencionales, siendo el monto acumulado de intereses convencionales a la Fecha de Vencimiento la cantidad de : _______________________________________________________________________________ Si por cualquier motivo el monto de este PAGARÉ no fuere íntegramente pagado por el Suscriptor a la Fecha de Vencimiento, el Suscriptor reconocerá, además de los intereses convencionales que continuarán devengándose, intereses moratorios del dos por ciento anual (2% anual) sobre saldos, a partir del momento en que se inicie la mora y por todo el tiempo que transcurra hasta el pago total de este PAGARÉ. Todo pago en virtud de este Pagaré será hecho por el Suscriptor en Dólares, moneda de los Estados Unidos de América, y en fondos de inmediata disponibilidad y transferencia, en el distrito de San Salvador, municipio de San Salvador Centro, departamento de San Salvador, o en cualquier cuenta bancaria que le sea notificada al Suscriptor. Cualquier impuesto, tasa, derecho, deducción, compensación o retención que en su caso deba aplicarse al monto del presente PAGARÉ, y que sea impuesto por cualquier autoridad con jurisdicción, será por cuenta y cargo del Suscriptor, de tal forma que el Beneficiario recibirá el monto íntegro de principal e intereses pactados en este PAGARÉ.

CONFIDENTIAL Loan Number 15420-01 Exhibit 2A -2 El Suscriptor acuerda pagar todos los gastos y costos en que el Beneficiario incurra en conexión con la preparación, ejecución, entrega y cobro del presente PAGARÉ, incluyendo, pero no limitándose a: (i) honorarios de abogados; (ii) los gastos relacionados con la ejecución del presente PAGARÉ; y (iii) los llamados personales, aunque por regla general no hubiera condenación en costas. La presente obligación mercantil se regirá por la ley salvadoreña aplicable. El Suscriptor señala como su domicilio especial el distrito de San Salvador, municipio de San Salvador Centro, departamento de San Salvador, República de El Salvador, a cuyos tribunales se somete expresamente junto con cualquier otro obligado o avalista de este PAGARÉ, y faculta al Beneficiario de este PAGARÉ para que designe la persona depositaria de los bienes que se embarguen, a quien se releva de la obligación de rendir fianza y cuentas. ______________________ Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V. Lugar y Fecha de emisión: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco. Nombre del Representante Legal que firma: [●]. Documento Único de Identidad: [●]. Dirección del Suscriptor: [●]. ______________________ Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V. Lugar y Fecha de emisión: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco. Nombre del Representante Legal que firma: [●]. Documento Único de Identidad: [●]. Dirección del Suscriptor: [●].

CONFIDENTIAL Loan Number 15420-01 Exhibit 2A -3 ACUERDO DE LLENADO ACUERDO DE LLENADO PAGARÉ REF. [●] [Lugar y fecha] Señores CORPORACIÓN INTERAMERICANA DE INVERSIONES, una entidad de derecho público internacional creada por medio de sus Artículos de Constitución suscritos por sus países miembros, incluyendo El Salvador, con domicilio en la ciudad de Washington D.C., Estados Unidos de América, con número de identificación tributaria nueve cuatro uno uno – dos tres cero tres ocho seis – uno cero uno – ocho, y/o sus cesionarios, endosatarios y sucesores. Referencia: Instrucciones para diligenciar el pagaré con espacios en blanco Ref. [●]. Los suscritos, [●] y [●] actuando en nombre y representación de TELEMÓVIL EL SALVADOR, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, que puede abreviarse TELEMÓVIL, S.A. de C.V., de nacionalidad salvadoreña, del domicilio del distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, con Número de Identificación Tributaria cero seis uno cuatro – dos tres cero tres nueve uno – uno cero uno - cinco (la “Obligada”), de conformidad con el artículo 627 del Código de Comercio de El Salvador, por medio de este documento en nombre de nuestra representada autorizamos de manera irrevocable y permanente a CORPORACIÓN INTERAMERICANA DE INVERSIONES (el “Acreedor”) y/o a sus cesionarios, endosatarios y sucesores, como tenedor legítimo del Pagaré referencia [●] (el “Pagaré”) que la Obligada ha otorgado en su favor, para llenar todos y cada uno de los espacios en blanco dejados en el Pagaré. I. AUTORIZACIÓN IRREVOCABLE El Pagaré puede ser llenado, sin previo aviso o requerimiento alguno. La Obligada autoriza expresa e irrevocablemente al Acreedor a llenar los espacios en blanco del Pagaré así: 1. Fecha de Vencimiento Se considerará como Fecha de Vencimiento, la Fecha en que el Acreedor presente el Pagaré para su pago, cobro o ejecución, a su discreción. 2. Intereses convencionales El espacio en blanco que dice: “más intereses convencionales, siendo el monto acumulado de intereses convencionales a la Fecha de Vencimiento la cantidad de US$__________________” deberá ser llenado insertando el monto en Dólares de los Estados Unidos de América que se adeude en concepto de intereses, calculados desde la fecha de suscripción del Pagaré de conformidad con la tasa de interés equivalente a la suma del SOFR a Plazo Aplicable vigente para cada Período de Intereses más el Margen Aplicable,

CONFIDENTIAL Loan Number 15420-01 Exhibit 2A -4 devengándose diariamente sobre el saldo de capital pendiente, con base en un año de trescientos sesenta (360) días y el número real de días transcurridos. Para dichos efectos, se deberán tomar en consideración las siguientes definiciones: “Administrador de SOFR” significa el Banco de la Reserva Federal de Nueva York, como administrador de la SOFR (o cualquier administrador sucesor del mismo de tiempo en tiempo). “Administrador de SOFR a Plazo” significa CME Group Benchmark Administration Limited (o cualquier administrador sucesor de una tasa a plazo futuro basada en la SOFR seleccionada de tiempo en tiempo por el Beneficiario, a su entera discreción). “Días Hábiles” significa cualquier día (i) en el que las instituciones bancarias del estado de Nueva York y la República de El Salvador estén autorizadas o legalmente obligadas a abrir y (ii) a efectos de realizar cualquier pago de intereses, principal, comisiones u otros importes, un Día Hábil para Valores de EE.UU. “Fecha de Determinación de la Tasa de Interés” significa el segundo Día Hábil para Valores de EE.UU. inmediatamente anterior al inicio de cada Período de Intereses; sujeto a que, la Fecha de Determinación de Tasa de Interés para el primer Período de Intereses será el segundo Día Hábil para Valores de EE.UU. anterior a la fecha de emisión del Pagaré “Fecha de Pago de Intereses” significa el 15 de enero, 15 de abril, 15 de julio y 15 de octubre. “Fecha de Reemplazo del Índice de Referencia” significa el quinto Día Hábil en Nueva York posterior a la notificación enviada por Beneficiario, o cualquier fecha posterior indicada en dicha notificación, siempre que la obligada no haya objetado dentro de ese plazo “Margen Aplicable” significa dos punto ochenta y cinco por ciento (2.85%). “Período de Intereses” significa (i) cada período de tres (3) meses que comienza en una Fecha de Pago de Intereses y finaliza el día inmediatamente anterior a la siguiente Fecha de Pago de Intereses, salvo por el primer período, en cuyo caso significará el período que comienza en la fecha de emisión del Pagaré y finaliza el día inmediatamente anterior a la siguiente Fecha de Pago de Intereses; o (ii) el último Período de Intereses, que comienza en la Fecha de Pago de Intereses inmediatamente anterior a la Fecha de Vencimiento y finaliza en dicha Fecha de Vencimiento. “Piso” significa cero por ciento (0.00%) anual. “SOFR a Plazo” significa la tasa a plazo con proyección futura basada en SOFR, administrada por el Administrador de SOFR a Plazo. “SOFR” (Secured Overnight Financing Rate) significa la tasa de financiamiento a un día garantizada publicada por el Administrador de SOFR en la página web del Administrador de SOFR, actualmente http://www.newyorkfed.org, o cualquier otra fuente sucesora señalada por el Administrador de SOFR de tiempo en tiempo. “SOFR a Plazo Aplicable” significa el “SOFR a Plazo” publicado por el Administrador de SOFR a Plazo en la Fecha de Determinación de la Tasa de Interés correspondiente, conforme a lo siguiente: (iv) un (1) mes, si el período entre la Fecha de Pago de Intereses correspondiente y la siguiente Fecha de Pago de Intereses es de entre uno (1) y sesenta (60) días;

CONFIDENTIAL Loan Number 15420-01 Exhibit 2A -5 (v) tres (3) meses, si dicho período es de entre sesenta y un (61) y ciento treinta y cinco (135) días; o (vi) seis (6) meses, si dicho período es mayor a ciento treinta y cinco (135) días; Siempre que: (d) al determinar el SOFR a Plazo Aplicable para (i) el primer Período de Intereses, el plazo de referencia será el que corresponda a la duración de dicho Período de Intereses; y (ii) para el último Período de Intereses, el plazo de referencia será el mismo que el del Período de Intereses inmediato anterior; (e) si a las 5:00 p.m. (hora de Nueva York) de cualquier Fecha de Determinación de la Tasa de Interés, el SOFR a Plazo Aplicable no ha sido publicado por el Administrador de SOFR a Plazo y no ha ocurrido una Fecha de Reemplazo del Índice de Referencia con respecto al SOFR a Plazo Aplicable, entonces dicho SOFR a Plazo Aplicable será el SOFR a Plazo para ese mismo plazo publicado en el primer Día Hábil de los Estados Unidos anterior en que haya sido publicado, siempre que dicho día no sea más de tres (3) Días Hábiles de EE.UU. anteriores a dicha Fecha de Determinación de la Tasa de Interes; y (f) si el SOFR a Plazo Aplicable determinado conforme a lo anterior es inferior al Piso, se considerará que el SOFR a Plazo Aplicable es igual al Piso. El Acreedor está plenamente facultado para llenar el Pagaré de acuerdo con estas instrucciones y en lo no previsto en ellas para actuar a su leal saber y entender en defensa de sus intereses, sin que en ningún momento se pueda alegar que carece de facultades o autorizaciones suficientes para completar el Pagaré. II. ACEPTACIÓN Y VALOR EJECUTIVO: La Obligada manifiesta que conoce y acepta, en su integridad, los términos del Pagaré que ha otorgado en favor del Acreedor. Para que éste sea llenado y cobrado, no se requiere demostrar perjuicio alguno por parte del Acreedor. El Pagaré así llenado y sin protesto será exigible inmediatamente y prestará valor ejecutivo sin más requisitos. La Obligada declara haber recibido copia del Pagaré y de la presente carta de instrucciones. ______________________ Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V. Lugar y Fecha de firma: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco. Nombre del Representante Legal que firma: [●]. Documento Único de Identidad: [●]. Dirección de la Obligada: [●]. ______________________

CONFIDENTIAL Loan Number 15420-01

Por: TELEMÓVIL EL SALVADOR, S.A. DE C.V.
Lugar y Fecha de firma: distrito de Zaragoza, municipio de La Libertad Este, departamento de La Liberad, a los [●] días del mes de [●] de dos mil veinticinco.
Nombre del Representante Legal que firma: [●].
Documento Único de Identidad: [●].
Dirección de la Obligada: [●].

Exhibit 2A -6

CONFIDENTIAL Loan Number 15420-01 Exhibit 3 -1 EXHIBIT 3 FORM OF OBLIGORS’ CERTIFICATE OF INCUMBENCY AND AUTHORITY [COMPANY’S LETTERHEAD] [Date]1 Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division Certificate of Incumbency and Authority Ladies and Gentlemen: Reference is made to the Loan and Guaranty Agreement, dated as of [●], 20[●] the (“Loan Agreement”), among Telemóvil El Salvador, S.A. de C.V. (the “Company”), Millicom International Cellular S.A. (the “Guarantor”), and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request. I, the undersigned [Chairman/Director] of the Company, duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons each of whom are, and will continue to be, authorized: (1) to sign on the Company’s behalf, the Disbursement Request provided for in Section 2.2 (Disbursement Procedure) of the Loan Agreement; and (2) to take any other action required or permitted to be taken, done, signed or executed on the Company’s behalf, under the Financing Documents or any other agreement to which the Company and IDB Invest may be parties. Name Office Specimen Signature 1 Please include the same date as the Disbursement Request.

CONFIDENTIAL Loan Number 15420-01 Exhibit 3 -2 IDB Invest may assume that any such person continues to be so authorized until IDB Invest receives authorized notice from the Company that they, or any one of them, is no longer authorized. Yours truly, [TELEMÓVIL EL SALVADOR, S.A. DE C.V. ][MILLICOM INTERNATIONAL CELLULAR S.A.] By: [Chairman/Director] Email address:

CONFIDENTIAL Loan Number 15420-01 Exhibit 4 -1 EXHIBIT 4 FORM OF OPINION OF LOCAL COUNSEL (See Section 4.1.4 (Legal Opinions)) [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Re: Telemóvil El Salvador, S.A. de C.V. Ladies and Gentlemen: In connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated in the following documents (i) the loan and guaranty agreement, dated as of [●] the (“Loan Agreement”), among Telemóvil El Salvador, S.A. de C.V. (the “Company”), Millicom International Cellular S.A. (the “Guarantor”), and Inter- American Investment Corporation , as lender of the IDB Invest A Loan (“IDB Invest”), (ii) the Fee Letter (as defined in the Loan Agreement), and (iii) the Notes (as defined in the Loan Agreement), we have acted as Salvadoran legal counsel to Telemóvil El Salvador, S.A. de C.V. This opinion is delivered to you pursuant to Section 4.1.4 (Legal Opinions) of the Loan Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in Annex 1 (Definitions) of the Loan Agreement. The documents referred to in numbers (i), and (ii) below are referred to herein as the “New York Opinion Documents”. The documents referred to in number (iii) below are referred to herein as the "El Salvador Opinion Documents". I. Documents Reviewed In connection with this opinion, we have examined originals or copies, certified or otherwise identified as being true, correct and complete copies, of the following (collectively, the “Opinion Documents”): (i) the Loan and Guaranty Agreement; (ii) the Fee Letter; and (iii) the Notes. We have also examined the originals or certified, photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. As to any fact material to our opinion, we have made no independent

CONFIDENTIAL Loan Number 15420-01 Exhibit 4 -2 investigation of any such facts and have relied upon and assume the accuracy of statements of public officials and officers, or other representatives of the Company. In rendering the opinions expressed herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. In addition, we have reviewed originals or copies certified or otherwise identified to our satisfaction of all such instruments and certificates of public officials, officers, and representatives of the Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions set forth below. We express no opinion as to any laws other than the laws of [name of country] as in effect on the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York, United States of America, as a basis for the opinions stated herein and do not express or imply any opinion on such laws. II. Assumptions In giving this opinion, we have made the following assumptions: (i) the due authorization, execution and delivery by IDB Invest of each of the Opinion Documents to which it is a party, and that the performance thereof is within its capacity and power; and (ii) that each of the Opinion Documents to which IDB Invest is a party constitutes the legal, valid, binding and enforceable obligations of IDB Invest, in accordance with its terms under the laws of the State of New York of the United States of America and all other relevant laws, other than the laws of El Salvador. III. Opinions Rendered Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that: 1. The Company is duly incorporated, organized, validly existing as a sociedad anónima and in good standing under the laws of El Salvador, and has all requisite corporate or other power necessary to own its assets and carry on its business as now being conducted. 2. The Company is a sociedad anónima de capital variable duly incorporated and registered with the Registry of Commerce of El Salvador and is duly authorized by the Superintendencia General de Electricidad y Telecomunicaciones (SIGET) to operate as a telecommunications service provider pursuant to the laws of El Salvador. 3. The chart attached as Schedule A hereto is a true representation of the current corporate structure of the Company, including its Subsidiaries and all other Persons that Control the Company (and its Subsidiaries) as of the date of this opinion.

CONFIDENTIAL Loan Number 15420-01 Exhibit 4 -3 4. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Opinion Documents to which it is a party, and the execution, delivery and performance by the Company of each of the Opinion Documents have been duly authorized by all necessary corporate action on its part. 5. The Company is subject to civil and commercial law with respect to its obligations under each of the Opinion Documents, and the execution, delivery and performance of each of the Opinion Documents by the Company constitute private and commercial acts rather than public or governmental acts. Under the laws of El Salvador, the Company is not entitled to any immunity on the grounds of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under each of the Opinion Documents. 6. To the best of our knowledge, based solely on the documents reviewed and the representations made to us by the Company, the Company is in compliance in all material respects with Applicable Law. 7. We are not aware of any legal or arbitral proceedings, or any proceedings by or before any Authority, now pending or threatened against or affecting the Company or any of its properties that, if adversely determined, could have a material adverse effect on: (a) the financial condition, operations, or business of the Company; (b) the ability of the Company to perform its obligations under each of the Opinion Documents; or (c) the validity or enforceability of each of the Opinion Documents. 8. All Authorizations of or with, any Authority in El Salvador necessary in connection with the execution, delivery and performance by the Company of each of the Opinion Documents have been obtained and are in full force and effect on the date hereof. No additional Authorizations or formalities are required in order: (a) to enable the Company to duly carry out its obligations under each of the Opinion Documents; (b) to ensure that the obligations of the Company under each of the Opinion Documents are legally binding and enforceable; and/or (c) to make each of the Opinion Documents admissible in evidence in the courts of El Salvador, provided that, with respect to the New York Opinion Documents: (i) in order to ensure their effectiveness and/or enforceability against the Company in the courts of El Salvador, such documents must be duly notarized and, if executed outside El Salvador, legalized with Apostille and translated into Spanish by an official translator, and/or the terms and conditions thereof must be recognized and acknowledged by the Company before a Salvadoran notary public through a valid public deed; and (ii) in order to ensure the validity, effectiveness and/or enforceability in El Salvador of a judgment rendered by any court sitting in New York, United States of America, the conditions stated in paragraph [19] hereunder shall be fulfilled.

CONFIDENTIAL Loan Number 15420-01 Exhibit 4 -4 9. Each of the Opinion Documents has been duly executed and delivered by the Company and each of the Opinion Documents (other than the New York Opinion Documents) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. 10. The Notes are in a proper legal form under the laws of El Salvador and Salvadoran courts have jurisdiction to adjudicate any action relating to the Notes brought against the Company in such courts by IDB Invest. The Notes will entitle the holder thereof to institute a procedure for juicio ejecutivo, as this is regulated by the Salvadoran Civil Procedure Code for the enforcement thereof subject to limited defenses. 11. To the best of our knowledge, based solely on the documents reviewed and the representations made to us by the Company, the execution and delivery of each of the Opinion Documents, the consummation of the transactions contemplated therein, and the compliance with their terms and provisions do not and will not: (a) contravene any Applicable Law or Authorization of El Salvador; (b) violate the provisions of the Company's organizational documents; (c) conflict with, or result in a breach or violation of, or constitute a default under, any agreement, instrument, franchise, license or permit to which the Company is a party; (d) result in the creation of (or impose any obligation on the Company to create) any Lien, encumbrance or security interest upon any of the properties or assets of the Company; or (e) conflict with principles of public order of El Salvador. 12. There are no applicable stamp, registration, duties or other applicable taxes, fees or other governmental charges of whatsoever nature required to be paid in El Salvador in connection with the execution, delivery or performance of each of the Opinion Documents or otherwise in connection therewith. 13. The Opinion Documents, and the obligations evidenced thereby, constitute and will at all times constitute senior, direct and unconditional unsubordinated obligations of the Company and will at all times rank at least equal in right of payment with all other present and future unsubordinated indebtedness and other obligations of the Company, except in the event of bankruptcy, concurso de acreedores, intervention, reorganization, labor claims, moratorium, liquidation or insolvency of the Company, in which certain statutorily preferred credits will have priority under Salvadoran law. 14. All payments of interest, fees, commissions and expenses to IDB Invest in respect of each of the Opinion Documents are exempted from tax. 15. No foreign exchange controls are currently in effect in El Salvador and no foreign exchange control authorizations by any governmental authority in El Salvador are currently required for the execution, delivery and performance of any of the Opinion Documents and the transactions contemplated thereby. 16. The choice of New York law in the New York Opinion Documents which is stated to be governed by such law is legal, valid and binding on the Company. Such choice by the Company will be upheld in each case as a valid choice of governing law in any action before Salvadoran courts in any action, suit, proceeding or dispute in connection with each of the Opinion

CONFIDENTIAL Loan Number 15420-01 Exhibit 4 -5 Documents. However, if the New York Opinion Documents were stated to be governed by and construed in accordance with the laws of El Salvador, or if a Salvadoran court were to apply the laws of El Salvador to the New York Opinion Documents, the New York Opinion Documents would nevertheless constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. 17. The non-exclusive submission to the jurisdiction of the courts of and in the State of New York sitting in the Borough of Manhattan and of the United States of America District Court for the Southern District of New York, and any appellate court from any thereof (collectively, the “U.S. Courts”) with respect to any Action under each of the New York Opinion Documents is legal, valid and binding on the Company and such choice will be upheld as a valid choice of forum in any action before Salvadoran courts in any action, suit, proceeding or dispute in connection with each of the Opinion Documents. 18. Each of the Opinion Documents is in proper legal form under the laws of El Salvador for the enforcement thereof against the Company under such law; provided, however, that, in the event any legal proceedings are brought in the courts of El Salvador, an official Spanish translation of the documents required in such proceedings must be provided and any Opinion Document executed outside of El Salvador must be authenticated either by a Salvadoran Consul or pursuant to the 1961 Hague Convention on the Legalization of Documents (Apostille), in accordance with Salvadoran procedural rules. 19. The courts of El Salvador will recognize as valid, and will enforce against the Company, any final and conclusive civil judgment in respect of any of the New York Opinion Documents obtained in any U.S. Courts or other courts outside El Salvador, provided that the following requirements are fulfilled in accordance with the exequatur process before the Supreme Court of Justice of El Salvador: (a) such judgment is final, not subject to further appeal, and has been issued by a competent court according to Salvadoran rules of international jurisdiction; (b) such judgment does not contravene Salvadoran public law, constitutional principles, or any other applicable laws of El Salvador; (c) such judgment does not resolve matters which are subject to the exclusive jurisdiction of Salvadoran courts (e.g., real estate located in El Salvador, bankruptcy, etc.); (d) such judgment has the authority of res judicata under the laws of the foreign jurisdiction; (e) there are no pending legal proceedings or final judgments in El Salvador between the same parties that relate to the same matter and were initiated or resolved prior to the foreign judgment; (f) such judgment is not incompatible with other foreign judgments which meet the admissibility and enforceability requirements established by Salvadoran law that have been previously issued with respect to the same subject matter; (g) the obligation for which enforcement is sought is lawful and does not violate public policy in El Salvador; (h) the foreign court would reciprocally recognize final Salvadoran judgments under similar circumstances; (i) personal service of process was properly effected on the defendant; and in the event of a default judgment (“rebeldía”), the defendant was granted a reasonable opportunity to be heard and received proper notice of the resolution declaring the rebeldía and the judgment itself; (j) the documents evidencing such judgment are in authentic form according to the law of the jurisdiction where they were issued and have been duly legalized either by Apostille or by a Salvadoran consul; (k) the judgment has been translated into Spanish by an official translator authorized in El Salvador; and (l) the judgment arises from a personal action (“acción personal") demanding the fulfillment of an obligation.

CONFIDENTIAL Loan Number 15420-01 Exhibit 4 -6 In this regard, and taking into consideration the standards mentioned above, we have no reason to believe that there is any reason why IDB Invest would not be entitled to enforce such judgment in El Salvador through the exequatur procedure established under Salvadoran law. 20. Under the laws of El Salvador, Salvadoran courts have jurisdiction to adjudicate any action relating to each of the New York Opinion Documents brought against the Company in such courts by IDB Invest. Service of process effected in the manner set forth in the New York Opinion Documents, assuming its validity under New York law, shall be effective, insofar as El Salvador law is concerned, to confer valid personal jurisdiction over the Company. In the event any such action is brought before Salvadoran courts, certain court costs or deposits to guarantee judgment may be required in accordance with local procedural rules. 21. [CT Corporation System] has been duly appointed as process agent of the Company to receive for and on its behalf service of legal process with respect to any Action arising out of the Opinion Documents under which it has been appointed to act in such capacity, and there are no formalities required by the laws of El Salvador in connection therewith. However, service of any writs, processes or summaries in connection with actions in the courts of El Salvador will have to be in compliance with the civil procedure rules of El Salvador. 22. It is not necessary under the laws of El Salvador that IDB Invest be licensed, qualified, authorized or entitled to carry out business in El Salvador in order to (a) enable IDB Invest to enforce its rights under each of the Opinion Documents, or (b) execute, deliver and perform its obligations under the Opinion Documents. 23. IDB Invest will not be deemed to be resident, domiciled, carrying out business or subject to taxation in El Salvador by reason of the execution, delivery, performance or enforcement of each of the Opinion Documents. 24. IDB Invest's status, immunities and privileges provided in the Agreement Establishing the Inter-American Investment Corporation are in full force and effect in El Salvador. The opinions set forth above are, however, subject to certain reservations, namely: (a) except for the opinion set forth in paragraph 19, in case of bankruptcy, concurso de acreedores, intervention, reorganization, moratorium, liquidation or insolvency of the Company, the Opinion Documents' enforceability may be limited under Salvadoran law, and certain statutorily preferred credits will have preference over any other credits, including secured ones; and (b) in the event that any suit is brought against the Company in El Salvador, certain court costs and deposits to guarantee judgment may be required pursuant to the applicable provisions of the Salvadoran Civil Procedure Code. This legal opinion is addressed to you solely for your benefit and the benefit of the Participants, if applicable, (to each of whom a copy of this opinion may be delivered) and it is not to be transferred to anyone else nor is it to be relied upon by anyone else or for any other purpose without our express consent, except that it may be disclosed without such consent to (i) the employees, auditors and professional advisors of the addressee and (ii) any person to whom

CONFIDENTIAL Loan Number 15420-01 Exhibit 4 -7 disclosure is required to be made by law or regulation, or under the direction of any competent judicial, governmental, supervisory or regulatory body or in connection with any judicial proceedings relating to the Loan Agreement or any other Financing Document; provided that no such person may rely on this opinion for any purpose. Notwithstanding the foregoing, at your request, we hereby consent to reliance hereon by any future assignee of your interest in the Loans under the Loan Agreement and the other Financing Documents pursuant to an assignment that is made in accordance with the express provisions of Section 8.4 (Successors and Assigns), on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

CONFIDENTIAL Loan Number 15420-01 Exhibit 5 -1 EXHIBIT 5 FORM OF OBLIGORS’ SERVICE OF PROCESS LETTER (See Section 4.1.6 (Process Agent) and Section 8.10.4 (Applicable Law and Jurisdiction)) [PROCESS AGENT’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operations Department Agency for Service of Process Loan No. [__] Ladies and Gentlemen: 1. Reference is made to the Loan and Guaranty Agreement, dated as of [●], 20[●] the (“Loan Agreement”), among Telemóvil El Salvador, S.A. de C.V. (the “Company”), Millicom International Cellular S.A. (the “Guarantor”), and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request. 2. Pursuant to Section 8.10.4 (Applicable Law and Jurisdiction) of the Loan Agreement, the Company has irrevocably designated and appointed the undersigned [__], whose offices are currently located at [__], New York, as its authorized agent solely to receive for and on the Company’s behalf service of summons or other legal process in any legal action, suit or proceeding in any court specified in Section 8.10.4 of the Loan Agreement. 3. The undersigned informs you that it has irrevocably and unconditionally accepted that appointment as process agent as set forth in Section 8.10.4 of the Loan Agreement from [date] until [date] and agrees with IDB Invest that the undersigned shall (i) maintain an office in New York, New York, at all times during the appointment period, (ii) inform IDB Invest promptly in writing of any change in the address of the undersigned in New York, (iii) perform its obligations as process agent in accordance with the relevant terms of Section 8.10.4 (Applicable Law and Jurisdiction) of the Loan Agreement, and (iv) promptly forward to the Company any legal process received by the undersigned in its capacity as process agent.

CONFIDENTIAL Loan Number 15420-01 Exhibit 5 -2 4. As process agent, the undersigned and its successors shall discharge the above-mentioned obligations and shall not refuse fulfillment of such obligations as provided in Section 8.10.4 (Applicable Law and Jurisdiction) of the Loan Agreement. Yours truly, [NAME OF PROCESS AGENT] By: Name: Title: cc: [NAME AND ADDRESS OF COMPANY]

CONFIDENTIAL Loan Number 15420-01 Exhibit 6 -1 EXHIBIT 6 FORM OF BORROWER’S QUARTERLY CERTIFICATE (See Section 5.3.2 (Unaudited Quarterly Financial Statements)) [COMPANY’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division Quarterly Certification for the Quarter Ending [_______]1 Loan No. [__] Ladies and Gentlemen: 1. Reference is made to the Loan and Guaranty Agreement, dated as of [●], 20[●] the (“Loan Agreement”), among Telemóvil El Salvador, S.A. de C.V. (the “Company”), Millicom International Cellular S.A. (the “Guarantor”), and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request. 2. Pursuant to Section 5.3.2 (Unaudited Quarterly Financial Statements), the Company hereby certifies that, as at the date hereof: 2.1 the Financial Statements delivered pursuant to Section 5.3.2 were prepared from and are in accordance with the Company’s books and records and give a true and fair view of the financial position of the Company as of the date thereof and the results of its operations and cash flow for the relevant Financial Quarter, all in conformity with the Accounting Principles; 2.2 during the applicable period and as of the relevant Financial Quarter Date, no Default has occurred; and 2.3 the Company is in compliance with Section 5.1.9 (Financial Covenant), and attached hereto as Schedule A are the calculations and all information necessary to 1 Include the corresponding month and year.

CONFIDENTIAL Loan Number 15420-01 Exhibit 6 -2 calculate compliance thereunder during the applicable period and as at the last day of the period covered, as relevant, by the Financial Statements. Yours truly, TELEMÓVIL EL SALVADOR, S.A. DE C.V. By:

CONFIDENTIAL Loan Number 15420-01 Exhibit 6 -3 SCHEDULE A TO QUARTERLY COMPANY’S CERTIFICATE COMPLIANCE CALCULATIONS

CONFIDENTIAL Loan Number 15420-01 Exhibit 7 -1 EXHIBIT 7 FORM OF BORROWER’S ANNUAL CERTIFICATE (See clause (ii) of Section 5.3.1 (Audited Annual Financial Statements)) [COMPANY’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operations Department Annual Certification of the Company Loan No. [__] Ladies and Gentlemen: 1. Reference is made to the Loan and Guaranty Agreement, dated as of [●], 20[●] the (“Loan Agreement”), among Telemóvil El Salvador, S.A. de C.V. (the “Company”), Millicom International Cellular S.A. (the “Guarantor”), and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request. 2. Pursuant to Section 5.3.1 (Audited Annual Financial Statements) of the Loan Agreement, we hereby certify that, as at the date hereof: 2.1 the most recent annual audited Financial Statements delivered to IDB Invest were prepared from, and are in accordance with, the Company’s books and records and give a true and fair view of the financial position of the Company as of the date thereof and the results of its operations and cash flow for the relevant Financial Year, all in conformity with Accounting Principles; 2.2 during the applicable period and as of the end of the relevant Financial Year, no Default has occurred; and 2.3 the Company is in compliance with Section 5.1.9 (Financial Covenant) of the Loan Agreement and attached hereto as Schedule A are the calculations and all information necessary to calculate compliance thereunder during the applicable period and as at the last day of the period covered, as relevant, by the Financial Statements.

CONFIDENTIAL Loan Number 15420-01 Exhibit 7 -2 Yours truly, TELEMÓVIL EL SALVADOR, S.A. DE C.V. By: Authorized Representative

CONFIDENTIAL Loan Number 15420-01 Exhibit 7 -3 SCHEDULE A TO COMPANY’S ANNUAL CERTIFICATE COMPLIANCE CALCULATIONS

CONFIDENTIAL Loan Number 15420-01 Exhibit 8-1 EXHIBIT 8 FORM OF B LOAN SUPPLEMENT (See Loan and Guaranty Agreement, Section 4.1.9 (B Loan Supplement and Fee Letter)) [IDB INVEST LETTERHEAD] [name of Company] [address of Company] B LOAN SUPPLEMENT Ladies and Gentlemen: Reference is made to the loan and guaranty agreement among Telemovil El Salvador, S.A. de C.V. (the “Borrower”), Millicom International Cellular S.A. (the “Guarantor” and together with the Company the “Obligors”) and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”) dated as of July 18, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used but not defined herein have the meanings provided in the Loan Agreement. The rules of interpretation set forth in Section 1.2 of the Loan Agreement shall apply to this letter agreement (the “B Loan Supplement”). 1. The Participant has indicated to IDB Invest that it is prepared to acquire a 100% Participation in a B Loan with a principal amount of up to seventy-five million Dollars ($75,000,000) if made by IDB Invest to the Borrower on the following terms: (a) The repayment schedule of this B Loan will be as is provided in the attached Schedule 1, including: (i) First Principal Payment Date: [______ __, 20__]; and (ii) B Loan Final Maturity Date: [______ __, 20__]; and (b) The applicable interest rate will be a variable interest rate applicable for each Interest Period to the Disbursement of this B Loan, determined by IDB Invest as the percentage rate per annum equal to the sum of (x) Applicable Term SOFR on the Interest Rate Determination Date for that Interest Period or, when applicable, the Market Disruption Base Rate, plus (y) two point sixty (2.85%) per annum. (c) Each partial prepayment of this B Loan shall be in a minimum amount equal to one million Dollars ($1,000,000), or, if less, the remaining principal balance of any Loan. (d) The Commitment Termination Date of the B Loan shall be [____](the “B Loan Commitment Termination Date”).

CONFIDENTIAL Loan Number 15420-01 Exhibit 8-2 (e) [Insert any other agreed terms.] 2. Except as provided herein, the B Loan shall be subject to all the terms and conditions applicable to the IDB Invest A Loan. For the avoidance of doubt, references to the Loan shall be deemed to include, as the context may require, the B Loan. 3. By its signature below, the Company (i) acknowledges and accepts the terms set forth above for purposes of a B Loan to be made by IDB Invest to the Company pursuant to the Loan Agreement, and (ii) agrees to borrow the B Loan on such terms, subject to the terms of the Loan Agreement. 4. The Company and the IDB Invest hereby agree that this B Loan Supplement shall constitute an amendment of the Loan Agreement, modifying the terms thereof as provided herein. Very truly yours, Inter-American Investment Corporation By: Name: Title: Accepted and agreed: [name of Company] By:______________________________________ Name:____________________________________ Title:_____________________________________ Schedule 1 TO B LOAN SUPPLEMENT REPAYMENT SCHEDULE Principal Payment Date Percentage of Principal Amount Due [___]1 [9]% [___] [9]% 1 NTD: The date shall be the date that is eighteen (18) months following the Closing Date. Average life of the Facility shall not exceed [3.75] years.

CONFIDENTIAL Loan Number 15420-01 Exhibit 8-3 Principal Payment Date Percentage of Principal Amount Due [___] [9]% [___] [9]% [___] [9]% [___] [9]% [___] [9]% B Loan Final Maturity Date [37]%

CONFIDENTIAL Loan Number 15420-01 Exhibit 9-1 EXHIBIT 9 FORM OF A LOAN FINAL MATURITY DATE EXTENSION REQUEST [COMPANY’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: [●] Ladies and Gentlemen: Loan No. [●] A Loan Final Maturity Date Extension Request 1. Reference is made to loan and guaranty agreement among Telemovil El Salvador, S.A. de C.V. (the “Borrower”), Millicom International Cellular S.A. (the “Guarantor” and together with the Company the “Obligors”) and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”) dated as of July 18, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request. 2. The Borrower hereby requests IDB Invest to extend the A Loan Final Maturity Date in accordance with Section 2.18.2 (A Loan Final Maturity Date Extension) of the Loan Agreement. The Borrower accepts and acknowledges that IDB Invest has no obligation to extend the A Loan Final Maturity Date nor to deliver the A Loan Final Maturity Date Extension Supplemental Agreement and that the extension of the A Loan Final Maturity Date is at IDB Invest’s sole and full discretion. 3. The Borrower certifies that: a. no Default or Event of Default has occurred and is continuing; b. the principal amount of the IDB Invest A Loan shall be fully repaid by the Borrower on the relevant A Loan Final Maturity Date; and c. the representations and warranties made by the Obligors in the Loan Agreement and each other Financing Document are true and correct in all material respects as of the date hereof;

CONFIDENTIAL Loan Number 15420-01 Exhibit 9-2 Yours truly, TELEMÓVIL EL SALVADOR, S.A. By:

CONFIDENTIAL Loan Number 15420-01 Exhibit 10-1 EXHIBIT 10 FORM OF A LOAN FINAL MATURITY DATE EXTENSION SUPPLEMENTAL AGREEMENT

CONFIDENTIAL Loan Number 15420-01 Exhibit 10-2 A LOAN FINAL MATURITY DATE EXTENSION SUPPLEMENTAL AGREEMENT Dated [___], 20[ ] among TELEMÓVIL EL SALVADOR, S.A. DE C.V., as Borrower MILLICOM INTERNATIONAL CELLULAR S.A., as Guarantor and INTER-AMERICAN INVESTMENT CORPORATION

CONFIDENTIAL Loan Number 15420-01 Exhibit 10-3 A LOAN FINAL MATURITY DATE EXTENSION SUPPLEMENTAL AGREEMENT A LOAN FINAL MATURITY DATE EXTENSION SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”), dated [ ], 20[ ], among: (1) TELEMÓVIL EL SALVADOR, S.A. DE C.V., a sociedad anónima de capital variable organized and existing under the laws of El Salvador (the “Borrower”); (2) MILLICOM INTERNATIONAL CELLULAR S.A., a société anonyme incorporated and existing under the laws of Luxembourg, having its registered office at 148-150, boulevard de la Pétrusse, L-2330, Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B40630 (the “Guarantor” and together with the Borrower, the “Obligors” and each an “Obligor”); and (3) INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries, as lender of the IDB Invest Loan (“IDB Invest”). RECITALS (A) WHEREAS, on [●], 2025, IDB Invest and the Borrower entered into a Loan and Guaranty Agreement (the “Loan Agreement”). (B) WHEREAS, pursuant to the terms of the Loan Agreement, the Borrower has requested the extension of the A Loan Final Maturity Date (as defined therein) and IDB Invest wishes to approve the Borrower’s request to extend the A Loan Final Maturity Date. NOW, THEREFORE, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS; INTERPRETATION Section 1.1 Definitions. Wherever used in this Supplemental Agreement, unless the context otherwise requires, capitalized terms used but not otherwise defined herein, shall have the meanings assigned to such terms in the Loan Agreement. Section 1.2 Interpretation. The rules for interpretation set forth in the Loan Agreement shall be applicable to this Agreement as if herein stated. ARTICLE II EFFECTIVE DATE; RENEWAL OF THE IDB INVEST A LOAN COMMITMENT Section 2.1 Effective Date. This Supplemental Agreement shall become effective upon the repayment in full of the outstanding IDB Invest A Loan (the “A Loan Final Maturity Date Extension Effective Date”).

CONFIDENTIAL Loan Number 15420-01 Exhibit 10-4 Section 2.2 Extension of the A Loan Final Maturity Date. The Borrower has requested the extension of the A Loan Final Maturity Date. IDB Invest by executing this Supplemental Agreement hereby irrevocably consents, to extend the A Loan Final Maturity Date for a period of [●]1 days. Section 2.3 Certain Defined Terms. The parties agree that the following terms and conditions shall apply to the IDB Invest A Loan: “A Loan Applicable Spread” means [●] percent ([●]%) per annum. “A Loan Final Maturity Date” means the date that occurs on the date that is two (2) years after the first disbursement or, if such date is not an Interest Payment Date, then the next preceding Interest Payment Date. Section 2.6 Application of Terms and Conditions. For the avoidance of doubt, each and all of the terms and conditions of the Loan Agreement (as supplemented by this Supplemental Agreement) shall apply, mutatis mutandis, to this Supplemental Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES Section 3.1 Representations and Warranties. The Borrower represents and warrants: a. no Default or Event of Default has occurred and is continuing; b. the principal amount of the IDB Invest A Loan has been fully repaid by the Borrower on the A Loan Final Maturity Date; and c. the representations and warranties made by the Borrower in the Loan Agreement and each other Financing Document are true and correct in all material respects as of the date of the this Supplemental Agreement; ARTICLE IV MISCELLANEOUS Section 4.1 Relationship to and Effect on Loan Agreement. This Supplemental Agreement is supplemental to, and forms an integral part of, the Loan Agreement. Upon the execution of this Agreement by the parties, each reference in the Loan Agreement to “this Loan Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended and supplemented hereby. Section 4.2 Validity and Novation. Nothing in this Supplemental Agreement shall be construed and interpreted to have the effect of directly or indirectly modifying or in any manner affecting the validity of any provision of the Loan Agreement, other than such provisions that have 1 No extension may be approved for a period longer that two (2) years from the Effective Date.

CONFIDENTIAL Loan Number 15420-01 Exhibit 10-5 been specifically amended pursuant to this Supplemental Agreement, nor shall anything herein be interpreted or construed as operating a novation with respect to the Loan Agreement or the Loans. Section 4.3 Counterparts. This Supplemental Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. (Signature pages follow)

CONFIDENTIAL Loan Number 15420-01 Exhibit 10-6 IN WITNESS WHEREOF, the parties, acting through their duly Authorized Representatives, have caused this Agreement to be signed in their respective names, on the date first above written. TELEMÓVIL EL SALVADOR, S.A. DE C.V., as Borrower By: Name: Title: MILLICOM INTERNATIONAL CELLULAR S.A., as Guarantor By: Name: Title: INTER-AMERICAN INVESTMENT CORPORATION as lender of the IDB Invest A Loan By: Name: Title:

CONFIDENTIAL Loan Number 15420-01 Exhibit 11 - 1 EXHIBIT 11 FORM OF DIVERSIFICATION REPORT (See Section 5.1.13 (Information for the Diversification KPI)) [COMPANY’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operation Department Diversification Report for the Financial Year [●] Loan No. 15420-01 Ladies and Gentlemen: 1. Reference is made to the Loan and Guaranty Agreement, dated as of [●], 20[●] the (“Loan Agreement”), among Telemóvil El Salvador, S.A. de C.V. (the “Company”), Millicom International Cellular S.A. (the “Guarantor”), and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request. 2. Pursuant to Section 5.1.13 (Information for the Diversification KPI) of the Loan Agreement, we hereby submit this Diversification Report for the Financial Year ending [●]. 3. The Company hereby certifies that the information set forth in Schedule A attached hereto is true, complete and correct and accurately reflects the capital expenditures incurred by the Company to Eligible Suppliers during the period covered by this Diversification Report. 4. Based on the information provided in Schedule A, the Company [has/has not] met the Diversification Target for the period covered by this Diversification Report, as calculated in Schedule B attached hereto. Yours truly, TELEMÓVIL EL SALVADOR, S.A. DE C.V.

CONFIDENTIAL Loan Number 15420-01 Exhibit 11 - 2 By:

CONFIDENTIAL Loan Number 15420-01 Exhibit 11 - 3 SCHEDULE A TO DIVERSIFICATION REPORT CAPITAL EXPENDITURES TO ELIGIBLE SUPPLIERS DURING FINANCIAL YEAR [●] Supplier Name Supplier Country Description of Goods/Services Capital Expenditure (USD) Date of Expenditure [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●] [●]

CONFIDENTIAL Loan Number 15420-01 Exhibit 11 - 4 SCHEDULE B TO DIVERSIFICATION REPORT CALCULATION OF DIVERSIFICATION KPI Category Value (USD) Total Capital Expenditures to Eligible Suppliers [●] Diversification Target to the Period $10,000,000 Variance form Target (+ or -) [●] Cumulative Capital Expenditures since Base Year (2024) [●] Applicable Rate [Step-Down/Step-Up] [●]%